As filed with the  Securities  and  Exchange  Commission  on June 21, 2004 Registration No. ___-_____


                                U.S. SECURITIES AND EXCHANGE COMMISSION
                                         WASHINGTON, D.C. 20549


                                                 FORM SB-2
                                          REGISTRATION STATEMENT

                                     UNDER THE SECURITIES ACT OF 1933

                                          PRIME COMPANIES, INC.
                                          --------------------
                              (Name of Small Business Issuer in Its Charter)


         Delaware                                      4812                                   52-2031531
         --------                                      ----                                   ----------
(State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
Incorporation or Organization)             Classification Code Number)            Identification Number)


                                             409 Center Street
                                        Yuba City, California 95991
                                              (530) 755-3580
       --------------------------------------------------------------------------------------------
      (Address and Telephone Number of Principal Executive Offices  and Principal Place of Business)


                                 Norbert J. Lima, Chief Executive Officer
                                          Prime Companies, Inc.
                                           409 Center Street
                                      Yuba City, California 95991
                                            (530) 755-3580
                             ----------------------------------------------
                        (Name, Address and Telephone Number of Agent for Service)

                                              Copies to:

                                          Irving Pfeffer, Esq.
                                        Pfeffer & Williams, PC
                                  155 Montgomery Street, Suite 609
                                       San Francisco, CA 94104
                                           (415) 296-7272
                                    (415) 296-8780 - Facsimile
























           Approximate  date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| _______________

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |x|

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                               CALCULATION OF REGISTRATION FEE

                                                                Proposed
                                                                Maximum              Proposed
                                                                Offering             Maximum
Title of Each Class of           Amount to be       Price Per   Aggregate            Amount of
Securities to be Registered      Registered         Unit        Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------

Common stock                     22,990,533  (1)   $0.016      $   367,849          $       34
Common stock                    130,434,782  (2)   $0.023      $ 3,000,000          $      276
Common stock                     21,739,130  (3)   $0.0276     $   600,000          $       55
Common stock                        500,000  (4)   $0.025      $    12,500          $        1
Common stock                        171,428  (5)   $0.035      $     6,000          $        1
Common stock                        500,000  (6)   $0.15       $    75,000          $        7
Common stock                      1,673,100  (7)   $0.015      $    25,097          $        2
Common stock                        650,000  (8)   $0.10       $    65,000          $        6
Common stock                          8,750  (9)   $0.20       $     1,750          $        0
Common stock                      7,500,000 (10)   $0.016      $   120,000          $       11
                                -----------                    -----------          ----------
     Total Registration Fee     186,167,723 (11)               $ 4,273,195          $      393
                                ===========                    ===========          ==========


(1) Based upon the closing price of Prime Companies, Inc. common stock as reported on the OTC Bulletin Board on June 7, 2004, pursuant to Rule
457(c) of the Securities Act of 1933. These shares are outstanding and are being registered on behalf of existing shareholders.

(2) Issuable upon the conversion by Cross of $3,000,000 preferred shares at a conversion price of $0.023 per share.

(3)  Issuable upon the exercise of warrants  issued to Cross on  March 24, 2004.
The current exercise price of the warrants is $0.0276 per   share.

(4) Issuable to an insider upon the exercise of warrants with an exercise price of $0.025 issued in January 2004.

(5) Issuable to two insiders upon the exercise of warrants with an exercise price of $0.035 issued in February 2004.

(6) Issuable to a Consultant upon the exercise of warrants with an exercise price of $0.15 issued in May 2004.

(7) Issuable upon the exercise of warrants issued to Swartz in 2000 and 2001. The current exercise price is $0.015 per share.

(8) Issuable upon the conversion of $65,000 preferred shares by four investors at a conversion price of $0.10 per share.

(9) Issuable upon the conversion of $1,750 preferred shares by an investor at a conversion price of $0.20 per share.

(10) Based upon the closing price of Prime Companies, Inc. common stock as reported on the OTC Bulletin Board on June 7, 2004, pursuant to Rule 457(c) of the Securities Act of 1933.

(11) A Registration Fee of $393 is being paid with this original Form SB-2 registration filing on June 21, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

























































                                                   PROSPECTUS

                                        Prime Companies, Inc. Common Stock

                                       186,167,723 shares of common stock
                                       ----------------------------------

This prospectus relates to the resale by the selling stockholders of up to 178,667,723 shares of common stock.

Of the shares offered,

      22,990,533 shares are presently outstanding and are being sold by current shareholders.

       1,673,100 shares are under warrants issued to Swartz Private Equity LLC on September 8, 2000 and March 15, 2001. On June 14, 2002, 1,328,440 of
these warrants were assigned to 17 individuals.

         658,750 shares may be issued upon the conversion of outstanding Class A Preferred Shares held by 5 investors
..
     130,434,782 shares may be issued upon the conversion of outstanding Class C Preferred Shares held by Cross Capital Fund, LLC.

      21,739,130 shares are under a warrant issued to Cross on March 24, 2004

       1,171,428 shares are under warrants issued to 2 insiders and a consultant

       7,500,000 shares are being sold by the Company

We will receive no proceeds from the sale of the shares by the selling stockholders.


Our common stock is quoted on the OTC Bulletin Board under the symbol PRMC.
On June 7, 2004, the closing price of the common stock on the Over the Counter Bulletin Board was $0.016 per share; the final bid and ask prices were $0.016 and $0.025 respectively on that date. The market capitalization of our company based upon this closing price was $609,103.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 9 of this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                            The date of this prospectus is June 21, 2004

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.



                                    Table of Contents
                                    -----------------

                    Prospectus Summary                              4
                    Summary Financial Data                          7
                    Risk Factors                                    8
                    Dividend Policy                                10
                    Selling Shareholders                           13
                    Plan of Distribution                           16
                    Legal Matters                                  17
                    Management                                     17
                    Principal Shareholders                         20
                    Experts                                        22
                    Where You Can Find More Information            22
                    Business                                       24
                    Investment Agreement                           30
                    Financial Condition and Results of Operations  30
                    Executive Compensation                         41
                    Index to Financial Statements                 F-1

                                            Prospectus Summary
                                            ------------------


     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section.



Our Business

Prime was formed by merging Worldnet Tel.com Inc., a non-public operating company, into a non-operating public shell, Prime Companies, Inc. effective August 11, 1999. Our principal executive offices are located at 409 Center Street, Yuba City, CA 95991 and our telephone number is (530) 755-3580.

We operate as Prime Companies, Inc. , a holding company, with three wholly owned operating subsidiaries. A commercial telephone and consumer pager business served as the basis for entry into the telecommunications industry. Fixed Wireless Broadband service is now Prime's primary focus and will serve as our core business. This is a relatively new type of wireless technology, designed for the mass subscriber marketplace. This is a method of distributing TV signals to households in a local community and uses either broadcast microwave or FM signals to contact local dishes, typically either installed on the top of a building, or small box, that looks like a modem, is placed inside the customer's premises on a desk near a window. The received signal may then be distributed using either the central wiring system, or wirelessly throughout the building

Prime currently provides telecommunications services to both commercial and consumer customers and maintains a significant presence in the California market. Current revenue generating services offered include: fixed wireless broadband access to the Internet, long distance telephone service using Voice Over the Internet ("VOIP") technology, sales and installation of business telephone systems and the maintenance and repair of these systems, prepaid residential telephone service in California, paging, and voicemail services.

Prime  operates  as  a   local  exchange  carrier  in California.  This status
allows Prime to take advantage of the provisions of the Telecommunications Act of 1996, which ordered the regional Bell operating companies to allow local exchange carriers access to their networks at wholesale prices.

Prime has a limited operating history, significant losses, and substantial future capital requirements.

<PAGE

Key Facts
---------

Total shares outstanding prior to the offerings             38,068,918 (1)

Shares being offered for resale to  the public             155,677,190 (2)

New shares being offered by the Company                      7,500,000

Total shares outstanding after the offering                201,246,108 (3)

Price per share to the public              Market price at time of resale.

Total proceeds raised by offering          $120,000; however, we have received
proceeds from the sale of shares that are outstanding; we may receive up to $723,496 from the holders of warrants upon the issuance of shares issuable upon the exercise of warrants; we anticipate receiving $3,000,000 from Cross in periodic payments over the twelve months beginning the month after this Registration Statement is effective (funds received from Cross will reduce our Investment in Cross by the amount we receive)

Use of proceeds from the sale of        We plan to use the proceeds for working
capital and general corporate purposes.

OTC NASDAQ Bulletin Board Symbol      PRMC



(1)  Balance outstanding as of May 31, 2004.

(2) Includes up to 130,434,782 shares that may be issued to Cross Capital Fund, LLC. ("Cross") pursuant to an investment, and 21,739,130 shares that may be issued under a two year warrant to Cross, 1,673,100 shares that may be issued under commitment warrants to Swartz and assignees, 500,000 shares that may be issued to Marshall Sparks under a five year warrant, 585,714 shares that may be issued to Stephen Goodman under a five year warrant and options, 1,300,000 shares that may be issued to Pfeffer & Williams, P.C. under a five year warrant 85,714 shares that may be issued to Norbert Lima under a five year option, and 230,000 shares that may be issued to David Naseman through conversion of preferred shares, 230,000 shares that may be issued to Jeffrey Blumenfeld through conversion of preferred shares, 120,000 shares that may be issued to Christy Kunin through conversion of preferred shares, and 70,000 shares that may be issued to Elise Kiely through conversion of preferred shares, and 8,750 shares that may be issued to The Wall Street Organization, Inc. through conversion of preferred shares.

(3) Includes up to 130,434,782 shares that may be issued to Cross Capital Fund, LLC. ("Cross") pursuant to an investment, and 21,739,130 shares that may be issued under a two year warrant to Cross, 1,673,100 shares that may be issued under commitment warrants to Swartz and assignees, 500,000 shares that may be issued to Marshall Sparks under a five year warrant, 585,714 shares that may be issued to Stephen Goodman under a five year warrant and options, 1,300,000 shares that may be issued to Pfeffer & Williams, P.C. under a five year warrant 85,714 shares that may be issued to Norbert Lima under a five year option, and 230,000 shares that may be issued to David Naseman through conversion of preferred shares, 230,000 shares that may be issued to Jeffrey Blumenfeld through conversion of preferred shares, 120,000 shares that may be issued to Christy Kunin through conversion of preferred shares, and 70,000 shares that may be issued to Elise Kiely through conversion of preferred shares, and 8,750 shares that may be issued to The Wall Street Organization, Inc. through conversion of preferred shares.

                         Pro-Forma Capitalization Table
                         ------------------------------

                                                                     unaudited         proforma
                                                                    03/31/2004       03/31/2004
                                                                   -----------     ------------

Stockholders' Equity
  Preferred Stock $.0001 par value, 50,000,000 shares authorized
  Series 'A' - 8,250 issued and outstanding                        $         1     $          1
  Series 'C' - 3,000,000 issued and outstanding                            300              300
  Common Stock, $.0001 par value, 500,000,000 shares authorized
    38,068,918 issued and outstanding / 45,568,918 pro-forma             3,807            4,557
  Additional paid-in capital                                        10,658,302       10,777,552
  Receivable from issuance of preferred shares                      (3,000,000)      (3,000,000
  Accumulated deficit                                              (10,165,241)     (10,165,241)
                                                                   -----------     ------------
       Total Stockholders' Equity                                  $(2,502,831)    $ (2,382,831)
                                                                   ===========     ============


Summary Consolidated Financial Data
                                   -----------------------------------

     The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


                                         Year Ended December 31,        Three Months Ended March 31,
                                      -----------------------------     ---------------------------
                                             2003              2002            2004         2003
                                             ----              ----            ----         ----
Revenue .........................    $    352,375      $    284,617    $     77,696   $   84,192
Operating Expenses ..............       2,047,143         1,121,068         342,977      378,209
Net loss from continuing operations..  (1,694,768)         (836,451)       (265,281)    (294,017)
Net Gain (Loss)....................    (1,825,125)         (772,649)       (299,285)    (369,797)
Net gain (loss) per common share ..  $       (.06)     $       (.02)   $       (.01)  $     (.01)
Weighted average number of common
     shares outstanding .........      32,716,777        32,180,110      37,051,084   32,274,384

                                                At December 31,                     At March 31,
                                         --------------------------        ------------------------
                                              2003             2002              2004          2003
                                              ----             ----              ----          ----
Balance Sheet Data:
Working capital (deficit)............. $(2,787,641)     $     8,008       $(3,126,117)  $  (195,191)
Total assets .........................     800,571        1,628,513           726,648     1,790,405
Total long term debt .................   1,573,845          208,701             4,267     1,914,450
Shareholders' equity (deficit) ....... $(2,312,141)     $  (543,561)      $(2,502,831)  $   913,357


RISK FACTORS
------------

Offering Risk Factors
---------------------

Prime has a limited operating history. If Prime does not successfully build, install, and implement its telecommunication systems, it will incur continued losses, and may not be able to remain in business. Prime has generated a cumulative net loss of $9,865,956 for the period from its inception through December 31, 2003 The ultimate success of Prime will, among other things, depend on its ability to build, install and implement the telecommunication systems necessary to provide high speed telecommunications services. The likelihood of the success of Prime must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of a new business enterprise, the competitive environment in which Prime operates, and the frequently encountered delays in the delivery of infrastructure equipment by telecom equipment manufacturers. If any required key component is not received by Prime, a telecommunications system cannot be commercially launched.

Prime's revenues will be derived primarily from customer fees that are contingent upon certain transactions (i.e. financings, system build-outs, sales, acquisitions, etc.) being successfully consummated by Prime.

The telecommunications industry is highly competitive. Prime competes with several entities for a share of the market, some of which have more financial resources and experience than Prime which enable them to better withstand the impact of risks associated with a highly competitive industry. The telecommunications industry is highly competitive. There are a number of corporations offering competing technologies and services in Prime's target areas.

Prime has limited working capital. Prime may seek additional financing in the future from outside sources, either through additional equity offerings in Prime or by borrowing. There is no assurance that such financing will be available to Prime in the future, and if available, that it will be at terms acceptable to Prime. Such financing may be sought to complete the build-out of Prime's telecommunications systems, expand upon the newly built and operating systems, or for the marketing of the telecommunications services provided by Prime's systems. Moreover, Prime may have to forfeit some interest in its future revenues or dilute the equity interest of its shareholders in order to obtain any such additional financing. If such additional financing is required but not available, Prime may lose its market share of customers in the territories in which it has built its systems. The ability of Prime to obtain additional financing may be dependent on factors over which Prime has no control, such as the general condition of the financial markets, and the financial condition of the larger telecommunications companies at the time that Prime may seek such additional financing.

Prime is dependent on key personnel. The loss of any of Prime's key personnel or the failure to attract and retain necessary new employees could have an adverse effect on Prime's business operations. Prime's success is highly dependent upon the skills of a limited number of key management personnel. To reach its business objectives, Prime will need to hire and retain qualified personnel in the areas of installation and maintenance of telecommunications systems and marketing. Prime may not be able to hire or retain such personnel. Another factor is that the secondary and tertiary markets in which Prime is building its telecommunications systems are generally, in the opinion of the technically educated and experienced pool of potential employees, not as desirable communities in which to reside as the primary markets and the high tech areas of the United States.

Prime is dependent on its vendors to deliver infrastructure equipment and services at agreed upon delivery dates. Telecommunications equipment manufacturers sometimes announce the availability of commercially tested equipment, even though the equipment may not have been actually field tested.
It is reasonably foreseeable that a vendor may deliver equipment to Prime that is not sufficiently reliable for Prime to permit its customers to use the services anticipated to be provided by the equipment. If a vendor does not deliver commercially proven equipment to Prime after accepting Prime's purchase orders, Prime cannot construct its telecommunications systems and meet its new customers' expected activation dates. This in turn would create negative feelings toward Prime within the local community. Prime is also subject to the risk that a larger and/or better-financed purchaser may exert pressure on a vendor to give its equipment orders a higher priority for delivery than that afforded to Prime. If this should happen, Prime's rollout schedule for fixed wireless broadband services will be delayed.

Prime has a history of losses and a limited operating history. If Prime does not successfully build its telecommunication systems and market its services to customers, it will incur continued losses, and may not be able to remain in business. Prime has generated a cumulative net loss of $9,865,986 for the period from its inception through December 31, 2003 In order to establish profitable operations, Prime must successfully market its systems and keep its expenditures in line with moderate revenues. Prime is subject to a number of risks including its ability to successfully market, distribute and sell its product, intense competition, and its future reliance on a set of FCC licenses authorizing local multipoint distribution services within licensed service areas.

Prime is delinquent in the payment of federal and state payroll taxes, and is in default under the terms of our loan from the Rural Utilities Service. The Company intends to pay the delinquent taxes and bring the RUS loan current from the proceeds of this offering, and from any cash distributions we may receive from our Cross investment. Failure to pay the taxes or bring the RUS loan current would have a significant negative impact upon the Company.

The market price of Prime's common stock has been highly  volatile and is likely
to continue to be so.   The  stock  market  has  experienced significant price
and volume fluctuations unrelated to the operating performance of particular companies, and Prime's float (shares available for trading by the public) has been very thin, and the lack of substantial trading volume tends to increase the volatility of Prime's stock price. Factors such as Prime's ability to increase revenues, variations in Prime's financial results, and its ability to obtain needed financing, announcements of technological innovations or new products by Prime or its competition, comments by securities analysts, adverse regulatory actions or decisions, any loss of key management, results of Prime's operations or those of its competition, and changing governmental regulations may have a significant impact on the market price of Prime's common stock.

Limited public market for Prime shares. Investors should be aware that there is a limited market for the shares. Accordingly, it may be difficult to resell the shares.

Pricing of the shares. Investors who purchase shares risk an immediate dilution of their investment relative to the resulting book value of Prime after the offering. The offering price for the Shares is 100% of the market value for the shares and bears no relationship to Prime's assets, earnings, or book value.

In the event that Prime elects to issue additional shares of common stock or other securities in connection with any future financings, investors in this offering could experience dilution of their ownership interest in Prime. Prime's expansion and growth strategy may involve acquisitions of companies whereby some or all of the consideration may be Common Stock or other equity securities of Prime. Accordingly, in the event Prime engages in an aggressive acquisition strategy involving a significant number of companies, the investors in this offering will experience significant dilution of their ownership interest in Prime. Prime intends to commence an aggressive effort to acquire and "roll-up" approximately 12 wireless internet service providers ("WISPs") through 2005.

Prime will have broad discretion in the use of proceeds. If Prime does not utilize the funds received from this offering to build its telecommunication systems and market its services to customers, it will incur continued losses, dilute the existing shareholders interest in Prime, and may not be able to remain in business. See "Use of Proceeds."


Dividend Policy
---------------

Prime does not intend to declare dividends. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our Board of Directors in light of our earnings, financial condition, capital requirements and other factors. Investors risk not receiving any current nor future return on their investment. We have not paid any dividends on our common stock during the past two years. We expect to continue to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our shareholders in the foreseeable future.

Penny Stock Rules
-----------------

Our stock is subject to the Penny Stock rules. Investors in our stock risk having less liquidity than they may have in a stock not subject to the Penny
Stock rules.        "Pursuant to Securities  and Exchange Act of 1934,  the
Common Stock of Prime is classified as a penny stock, which means that it is subject to restrictions with respect to its marketability. SEC rule
15G-9 establishes  certain  sales  practice   requirements  for  such  stock
and,  in particular, prior to a transaction:

         The broker or dealer must have approved a prospective customer's account for transactions in penny stocks in accordance with the procedure under the SEC rules and the broker or dealer must have received from the customer a written agreement to the transaction setting forth the identity and quantity of the designated security to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain from the person information concerning the person's financial situation, investment experience, and investment objectives. The broker or dealer must reasonably determine that transactions in designated securities are suitable for the person and that the person or the person's independent advisor in these transactions has sufficient knowledge and experience in financial matters such that the person or the person's independent advisor in theses transactions reasonably may be expected to be capable of evaluating the risks of transactions in designated securities.

         The broker or dealer must deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by the rules stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security unless the broker or dealer has received, prior to the transaction, a written agreement to a transaction from the person and stating in a highlighted format immediately preceding the customer's signature line that: (a) the broker or dealer is required by this section to provide the person with a written statement; and (b) the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience, or investment objectives; and obtain from the person a manually signed and dated copy of the written statement required by the rules.

         As a practical matter, the only customers eligible to purchase penny stocks are persons for whom the broker or dealer carries an account and who in such account have effected a securities transaction or made a deposit of funds or securities more than one year previously; or have made three purchases of penny stocks that occurred on separate days and involved different issuers.


Industry Risk Factors
---------------------

Dependence on network infrastructure; Establishment and maintenance of relationships; Capacity; Risk of system failure; Requisite agreements may not be able to be obtained on satisfactory terms and conditions. Prime's success will depend upon its ability to implement and subsequently continue to expand a network infrastructure and support services in order to supply sufficient geographic reach, capacity, reliability and security at an acceptable cost. The development and expansion of Prime's network will require that it enter into agreements, on acceptable terms and conditions, with the various providers of infrastructure capacity and equipment and support services. These are referred to as peering relationships.

The expansion and adaptation of Prime's network infrastructure will also require substantial financial operational and managerial resources. Prime may not be able to expand or adapt the network infrastructure it intends to develop to meet the industry's evolving standards or its customers' growing demands and changing requirements on a timely basis, at a commercially reasonable cost, or at all. Prime may not be able to deploy successfully any expanded and adapted network infrastructure. Failure to maintain peering relationships or establish new ones, if necessary, would cause Prime to incur additional operating expenditures which would have a material adverse effect on Prime's business, financial condition and results of operations.

Prime is dependent on telecommunications carriers and other suppliers. Prime's suppliers and telecommunications carriers also sell or lease services and products to Prime's competitors, and some of these carriers are, and in the future others may become, competitors of Prime. Prime's suppliers and telecommunications carriers may enter into exclusive arrangements with Prime's competitors or otherwise stop selling or leasing their services or products to Prime, which could have a material adverse effect on Prime. Prime currently has supply agreements with three separate infrastructure manufacturers.

The Telecommunications Industry experiences rapid   technological   change.  Any
failure on the part of Prime to use new technologies effectively, to develop its technical expertise and new services or to enhance existing services on a timely basis, either internally or through arrangements with third parties, could have a material adverse effect on Prime. The market for Prime's services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. Prime's future success will depend, in part, on its ability to use leading technologies effectively, to continue to develop its technical expertise, to enhance its existing services and to develop new services that
meet  changing customer  needs  on  a  timely  and  cost-effective   basis  and
obtain  market acceptance.

Market and financial forecasts. Prime has prepared certain forecasts for use by management. The conclusions contained in the forecasts may not be attained in the actual operation of Prime. Actual results of operations may differ significantly based on certain assumptions concerning facts and events over which Prime may have no control, including the ability through marketing and management to obtain the projected revenue levels. Therefore the operating results forecast may not be achieved, and the assumptions on which the forecasts are based may not be realized.

The Shares  offered  hereby are  speculative,  involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. In making an investment decision, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of Prime and this offering in addition to the other information contained elsewhere in this prospectus. When used in this Memorandum the words or phrases "will likely result," "are expected to,"
"will  continue,  "is anticipated,"   "estimate,"  "project,"  "believe"  or
similar expression are intended to identify "forward-looking statements" within the meaning of the Private Securities Reform Act of 1993. Offerees should be aware that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Various risks and uncertainties, including, without limitation, regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors, could affect Prime's financial performance and could cause Prime's actual results for future periods to differ materially from those anticipated or projected. The risks highlighted herein should not be assumed to be the only things that could affect future performance of Prime.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain  statements  made herein or  elsewhere  by, or on behalf of, Prime that are not historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation  Reform  Act  of  1995.   Forward-looking  statements  are  based  on
assumptions about future events and are therefore inherently uncertain.

Prime cautions readers that the following important factors, among others, could affect Prime's consolidated results:

   1. Whether acquired businesses perform at levels used by management in the valuation process and whether, and the rate at which, management is able to increase the profitability of acquired businesses.

   2. The ability of Prime to manage its growth in terms of implementing internal controls and information gathering systems, and retaining or attracting key personnel, among other things.

   3. The amount and rate of growth in Prime's corporate general and administrative expenses.

   4. Changes in interest rates, which can increase or decrease the amount Prime pays on borrowings.

   5.       Changes  in  government  regulation,   including  tax  rates  and
            structures.

   6. Changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles.

Prime cautions readers that it assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, Prime.

Use of Proceeds
---------------

     We will not receive any proceeds from the sale of the shares by the selling security holders. However, we have received proceeds from the sale of shares that are presently outstanding.

     We intend to use the proceeds of approximately $120,000 from the sale of 7,500,000 shares for working capital, retirement of long term debt, and general corporate purposes.

         To the extent that we deem appropriate, we may acquire fully developed products or businesses that, in our opinion, facilitate our growth and/or enhance the market penetration or reputation of our products and services. To the extent that we identify any such opportunities, an acquisition may involve the expenditure of significant cash and/or the issuance of our capital stock.

Determination of Offering Price
-------------------------------

         The common shares of Prime Companies, Inc. are traded on the NASDAQ OTC Bulletin Board but the trading volume has been too light to be relied upon as a fair measure of the value of the shares.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

MARKET - Price Range of Common Stock
------------------------------------

Prime's Common stock has traded on the NASDAQ OTC Bulletin Board under the symbol PRMC since May 17, 1998. The following table presents high and low prices for Prime's common stock published by the National Quotation Service, Inc. for each quarter for the years 1998, through 2003, and for the first quarter of 2004. The quotations represent prices in the over-the-counter-market between dealers in securities and do not include retail markup, markdown or commissions
and do not  necessarily   represent   actual   transactions.


         QUARTER  ENDING         HIGH       LOW
         ----------------------------------------
         June  30,  1998         3.00      3.00
         September  30, 1998     3.25      0.31
         December  31,  1998     3.50      1.00
         March  31,  1999        2.50      0.125
         June  30,  1999         0.56      0.125
         September  30,  1999    0.50      0.22
         December  31,  1999     0.50      0.25
         March  31,  2000        4.31      0.30
         June  30,  2000         2.625     1.00
         September 30, 2000      1.25      0.3125
         December 31, 2000       0.625     0.16
         March  31,  2001        0.50      0.156
         June  30,  2001         0.344     0.05
         September 30, 2001      0.11      0.02
         December 31, 2001       0.06      0.021
         March  31,  2002        0.16      0.035
         June  30,  2002         0.145     0.05
         September 30, 2002      0.08      0.02
         December 31, 2002       0.07      0.015
         March  31,  2003        0.025     0.01
         June  30,  2003         0.05      0.015
         September 30, 2003      0.05      0.03
         December 31, 2003       0.045     0.015
         March 31, 2004          0.04      0.025
         Through June 14, 2004   0.03      0.016


SHAREHOLDERS
------------

As of May 21, 2004, the number of  shareholders  of record of common  stock was
approximately   1,201.  The  number  of  shareholders whose securities were held in their name was 268 on that date. The number of non-objecting beneficial owners whose securities were held in street name on that date was approximately 887; the number of objecting beneficial owners whose securities were held in street name on that date was approximately 26.



Dilution
--------

     The net tangible book value per share before the sale of shares to warrant and option holders is ($0.0123), and after the issuance of shares by the exercise of warrants and options, and the conversion of preferred shares as disclosed in this registration statement the net tangible book value will be $0.0190 per share.

     There is no amount of immediate dilution from the public offering price that will be absorbed by such purchasers.


Selling Security Holders
------------------------

         Attached is a list of the selling shareholders showing the amount of securities owned by each security holder before the offering, the amount to be offered for the security holder's account, and the amount (if one percent or more) of the percentage of the class to be owned by such security holder after the offering is complete.

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of May 31, 2004, and as adjusted to give effect to the sale of all of the shares offered hereby. Except for William Turley, a former director of Prime, and Martin Sokolowski, a director of Prime, none of the selling shareholders currently is an affiliate of ours and none of them has had a material relationship with us during the past three years. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.


                                                                                       Number
                                              Number                                of Shares
                                            of Shares                            (& % if greater
Last Name, First Name                      Beneficially               Number         than 1%)
         Or                                Owned Before              of Shares     Owned After
    Business Name                             Offering                Offered        Offering

Abbondanza, Ronald                             10,000                 10,000
Acosta, Fulvio A.                              37,000                 37,000
Acosta, Joseph                                 10,000                 10,000
Ahman, Peter                                   10,000                 10,000
Alarakhia, Gulzar                              30,000                 30,000
Angrest, Jacob                                150,000                150,000
Aye, Mg San                                    20,000                 20,000
Bickta, Elmer F. & Marion J.                   14,000                 14,000
Brogan, Kevin                                  10,000                 10,000
Bucher, Steven C.                             100,000                100,000
Chartier, Shephane                             10,000                 10,000
Chu, Hua Fang                                  20,000                 20,000
Cousins, Thomas E.                             20,000                 20,000
Dahlgren, Lennart                             100,000                100,000
Daniels, Scott A.                              30,000                 30,000
Darland, William F.                            20,000                 20,000
Dixon, Michael                                 10,000                 10,000
Dress, Marian Patty                            25,000                 25,000
Dunn, Sherman                                 100,000                100,000
El-Zoghbi, Ahmed                               10,000                 10,000
Emerson, Herbert Lee                           10,000                 10,000
Fesseha, Youm & Saba Tesfaye                   10,000                 10,000
Flynn, Kevin T.                                10,000                 10,000
Gelasio, Alfredo I.                            10,000                 10,000
George, Mark R.                                10,000                 10,000
Gredgorio, Salvatore G.                        14,000                 14,000
Grenn, Kimberley & Carl Martin                 25,000                 25,000
Gupta, Monica                                 100,000                100,000
H.I.K. Inc.                                    20,000                 20,000
Hachim, Dean A.                                30,000                 30,000
Ho, Tze Kin                                    50,000                 50,000
Hodel, John                                    20,000                 20,000
Howe, Clarin F.                               200,000                200,000
Ismati, Habib                                  20,000                 20,000
Jenkins, Larry D.                              10,000                 10,000
Jordan, Chester                                10,000                 10,000
Kakaraparthi, Sirharikumar                      5,000                  5,000
Kaldis, Peter                                  25,000                 25,000
Kannan, Chak D.                                20,000                 20,000
Katsampes, Peter                               20,000                 20,000
Knapp, Dennis                                  20,000                 20,000
Konstatntinidis, Bill                          10,000                 10,000
Kovelman, Paul H.                              10,000                 10,000
Kyeremeh, Kofi                                 10,000                 10,000
La Barbera, Josephine                          10,000                 10,000
Lavemour, Annette D.                           20,000                 20,000
Lawhon, Rebecca L.                             20,000                 20,000
Lee, Frank D.                                  15,000                 15,000
Lee, James D.                                  10,000                 10,000
Lee, Mark J                                   100,000                100,000
Lei, Isaac                                     10,000                 10,000
Leinwand, Laurie                               10,000                 10,000
Leung, Nelson                                  45,000                 45,000
Luo, Bill Han                                  40,000                 40,000
Lwin, Nyunt                                    20,000                 20,000
Macrae, G. Stuart                              10,000                 10,000
Mandekich, Robert M.                           10,000                 10,000
Manickam, John G.                              10,000                 10,000
Mark, Arie                                    100,000                100,000
Martin, Stephen J.                             10,000                 10,000
McShane, Christopher P.                        10,000                 10,000
Meyers, David                                  10,000                 10,000
Meyyappan, Ashok K.                            12,500                 12,500
Mittelstadt, David                             50,000                 50,000
Morrone, Concetta                              40,000                 40,000
Nabera Trade,                                  20,000                 20,000
Nelson, Bryan                                  20,000                 20,000
Nguyen, Bang T.                                10,000                 10,000
Ni, Daw Ni                                     10,000                 10,000
Nolley, Roy Glenn                              23,500                 23,500
Nuziale, Hugo                                  40,000                 40,000
Nyunt Lwin Retirement Trust                    40,000                 40,000
O'Shea, Scott                                  10,000                 10,000
Parikh, Anjan                                  10,000                 10,000
Patel, Nandu V.                                10,000                 10,000
Pavlik Investment LLC                          30,000                 30,000
Pedro, John M                                  10,000                 10,000
Peschek, Ryan                                  30,000                 30,000
Pham, Rosalyn T.                               10,000                 10,000
Pinisetti, Kamalesh                            10,000                 10,000
Pola, Chaya                                    10,000                 10,000
Rispoli, Caroline                              10,000                 10,000
Roy, Ankur                                     10,000                 10,000
S & G Associates LLC                           10,000                 10,000
Salientes, Armel                               10,000                 10,000
Sambuchino, Kevin R.                           10,000                 10,000
Scarfone, Frank A. & Iris M.                  100,000                100,000
Scott, James L                                 20,000                 20,000
Sefen, Ehab M.                                 11,000                 11,000
Setlin, Jeffrey                                50,000                 50,000
Shakouri, Jessie Lee                           15,000                 15,000
Sherman, John L.                               10,000                 10,000
Shetty, Sanjeev D.                             10,000                 10,000
Shevlin, Daniel M.                             10,000                 10,000
Sinram, Peter                                  40,000                 40,000
Sloter, Julian W.                              50,000                 50,000
Soe, Minn                                      40,000                 40,000
Sokolowski, Martin                             85,000                 85,000
Stemberger, Victor J.                          20,000                 20,000
Stolz, Brian                                   10,000                 10,000
Sun Cal Finance Group, Inc.                    40,000                 40,000
Sun Cal Fin Gr Inc.-Ret trust                  40,000                 40,000
Swarna, Bhaskar S.                              5,000                  5,000
Tang, Ron T.                                   80,000                 80,000
Taufer, Dana A.                                30,000                 30,000
Teng, Shuhsiang                                10,000                 10,000
Thein, John                                    15,000                 15,000
Thomas, Benjamin A.                            20,000                 20,000
Tran, Hoa                                      10,000                 10,000
Tran, San                                      10,000                 10,000
Trang, Scott                                   10,000                 10,000
Trunzo, Christopher                            10,000                 10,000
Truong, Rot T.                                 20,000                 20,000
Turley, William                               110,000                110,000
Ujhazy, John E.                                10,000                 10,000
Vellian, Jomy Kurian                           10,000                 10,000
Wever Associates MMDS2-Wever, Leo              16,000                 16,000
White, Raymond E.                              22,222                 22,222
Williams, Bruce W. & Mina                      10,000                 10,000
Wong, Mun Chung                                10,000                 10,000
Wright, Ian                                    22,222                 22,222
Xie, Roger                                     10,000                 10,000
Yeo, Kyee Wan                                  10,000                 10,000
Zahn, David                                    20,000                 20,000
Zappa, Joann M                                 10,000                 10,000
Zappa, Michael J.                              10,000                 10,000
Zhou, Wen                                      10,000                 10,000
Cross Capital Fund, LLC                   152,173,912            152,173,912
Swartz Private Equity, LLC                    344,660                344,660
Sparks, Marshall                            1,500,000              1,500,000
Goodman, Stephen                            2,796,447              2,796,447
Shaw, David                                 2,677,894              2,677,894
Shaw, Marilyn                                 783,440                783,440
Lima, Norbert                               6,335,117              6,335,117
Lima, Adrian                                1,119,556              1,119,556
Goodman Family Trust                        5,409,563              5,409,563
Goodman, David                                157,500                157,500
Hinz, Dennis                                   20,000                 20,000
Naseman, David                                230,000                230,000
Blumenfeld, Jeffrey                           230,000                230,000
Kunin, Christy                                120,000                120,000
Kiely, Elise                                   70,000                 70,000
The Wall Street Organization, Inc.              8,750                  8,750
Archer, Glenn R.                               53,138                 53,138
Bradford, S. Edward                            26,568                 26,568
Bridges, Mackensi G.                            6,642                  6,642
Colonial Partners, Ltd.                       452,777                452,777
DeSalvo, Sharri A.                             19,927                 19,927
Ferguson, Beth A.                               8,857                  8,857
Geary, Bruce T.                                26,568                 26,568
Gross, Rachel L.                               13,285                 13,285
Hathorn, P. Bradford                           53,138                 53,138
Johnson, Jr., Carlton M.                       53,138                 53,138
King, G. Keitt                                  8,856                  8,856
Logan, H. Nelson                               26,568                 26,568
McIntyre, Chadwick D.                          26,568                 26,568
Mercedes Partners, Ltd.                       452,777                452,777
Mills, James D.                                26,568                 26,568
Tapales, Lourdes C.                            19,927                 19,927
Whiteman, Charles M.                           53,138                 53,138
                                          -----------            -----------
   160 investors       Total              178,667,723            178,667,723
                                          ===========            ===========


Plan of Distribution
--------------------

     Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker- dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be, an  underwriter  within the meaning of Section 2(a)
(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. The selling shareholders may agree to indemnify broker-dealers for transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because the selling shareholders may be deemed to be, "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

     We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and will provide the selling shareholders with a copy of such rules and regulations.

     Selling shareholders also may resell all or portions of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities.


Legal Proceedings
-----------------

There are no current pending lawsuits involving Prime.

Prime is exposed to routine litigation incidental to its operations in the telecommunications industry.

In January 2000 Prime purchased Directors and Officers Liability Insurance with coverage that Prime's Board of Directors deemed sufficient to attract and retain talented and experienced personnel. The insurance policy was cancelled in April 2001.

Pfeffer & Williams, PC, 155 Montgomery Street, Suite 609, San Francisco, CA 94104 has passed upon the legality of the securities offered hereby.


Directors, Executive Officers, Directors and Control Persons


Certain information about directors and executive officers of Prime is set forth below:

OFFICERS AND DIRECTORS
----------------------

The following table sets forth the names, ages and positions with the Company as of June 16, 2004 of all of the officers and directors (the "Named Executive Officers") of the Company. Also set forth below is information as to the principal occupation and background for each person in the table.

 a)  Directors  and  Executive  Officers  of  the  Company



NAME             AGE  DIRECTOR SINCE              POSITION
---------------  ---  --------------  ---------------------------------
Norbert Lima      58       1999       Chief Executive Officer, Director

Stephen Goodman   60       1999       Chief Financial Officer,
                                      Corporate Secretary, Director

Adrian Lima       33                  Vice President - Engineering

William Turley    66       2000       Director, Member of Audit Committee

Dennis Hinz       50       2000       Director, Chairman of Audit Committee, CPA
                                                Financial Expert,
                                                independent of management

Martin Sokolowski 57       2002       Director, independent of management



The following is a brief description of the business background of the executive officers and directors of the Company.


Norbert Lima has been President, CEO and Director for the Company since August 1999. Mr. Lima has over thirty years of telecommunications experience, and will be responsible for implementing the Company's operational systems across multiple markets. Mr. Lima founded and operated NACC-Tel, a California interconnect company, from 1984-1994, where he served as Sales Manager, Technical Services Engineer, and Installation Manager. NACC-Tel merged with Pagers Plus Cellular in 1994, whereby Mr. Lima served as Vice President of Engineering, responsible for RF engineering and construction of 220 MHz systems throughout the US. Under Mr. Lima's direction, Pagers Plus successfully constructed 150 five-channel 220 MHz systems throughout various states. In early 1998, Mr. Lima re-purchased NACC-Tel, along with certain assets of Pagers Plus Cellular, which was subsequently acquired by Prime in 1999, and will remain in operation as its wholly owned subsidiary.

Mr. Lima worked in various positions for Pacific Telephone for nineteen years, most recently as Engineering Manager from 1981-1983. From 1979-1981, Mr. Lima was District Manager of Construction, where he was responsible for five construction divisions with 275 subordinates and an operating budget of approximately US$16,000,000 per annum. Mr. Lima's career has taken him through multiple levels of the large telecom company, as he also spent eight years as Outside Plant Engineer, where he had responsibilities of planning and designing pole lines, conduit structures, and underground/building cables. Mr. Lima's success enabled his promotion to Engineering Manager, where he became a supervisor for several Outside Plant Engineers, and then Staff Manager from 1978-1979, where he was responsible for conducting Outside Plant Engineering Reviews throughout the states of California and Nevada. Mr. Lima received his BS in Industrial Technology-Electronics and his BA in Public Administration from Fresno State University in 1970.


Stephen Goodman has been Chief Financial Officer, Treasurer, and Director for the Company since August 1999. Mr. Goodman has worked in the telecommunications industry for over eight years, serving as President for both Secure Cellular, Inc. and Pagers Plus Cellular, of San Francisco, from 1992-1999. Mr. Goodman had been responsible for the strategic direction of both of the companies, and led Pagers Plus to be named the 25th fastest-growing company in the San Francisco Bay area in 1996. Mr. Goodman developed, structured, and negotiated the majority of the business for Pagers Plus, which provides prepaid cellular telephone services, prepaid wireless services, and telephone systems to both consumer and corporate customers throughout California.


Mr. Goodman is skilled in banking and finance, having accumulated over thirty years of experience working for various organizations. Mr. Goodman was President of Contra Costa Financial Services, Inc. from 1989-1992, where he owned and managed this commercial and residential mortgage brokerage/banking firm. Mr. Goodman was involved with the FCC while at Contra Costa Financial Services, Inc., applying to participate in the lottery for a new spectrum of Specialized Mobile Radio licenses. From 1985-1989, Mr. Goodman worked for various savings & loan companies, and from 1977-1985 he served as President of Bay Capital Corporation & House of Money. Mr. Goodman worked in financial public relations on Wall Street from 1969-1970 and as a stockbroker for Loeb, Rhoades & Company from 1965-1966. Mr. Goodman served as Lieutenant Junior Grade in the US Coast Guard from 1966-1969. Mr. Goodman received his JD from William Howard Taft University in 1995, passing the California Baby Bar in 1992. Mr. Goodman received his BS in Economics from the University of Pennsylvania-Wharton School in 1965, and received his MBA with distinction in Finance from New York University in 1969. He is an adjunct professor of Finance and Communications for the Graduate School of Business Administration of the University of Phoenix Online.



Adrian Lima has been Vice President of Engineering for the Company since 1999. Adrian Lima is the son of Norbert Lima, the Company's CEO and Chairman of the Board of Directors. Mr. Lima has accumulated, while working for the NACC-Tel proprietorship during the ten years prior to his employment by Prime, technical skills and experience through the installation of hundreds of telecommunications systems manufactured by several different companies. Mr. Lima is adept at each aspect of interconnect installation, including wire running, termination, hardware programming, troubleshooting, and training. Upon NACC-Tel's merger with Pagers Plus Cellular in 1994, Mr. Lima obtained experience in wireless technologies, enabling him to spearhead the installation of some 750 channels of two-way 220 MHz radio systems. Mr. Lima's technical experience will be instrumental in implementing the Company's expansion plans in the future.



William Turley is President of Communications Engineering Inc., a well-established provider of telecommunications products and services including turnkey voice and data solutions; he founded the company in 1977. He has extensive experience in construction, operations, and engineering in the telephone industry dating from 1952 both in the private and public sectors. He holds a Class A & C-7 California Contractor's License and is a member in good standing of the Building Industrial Consulting Society International (BICSI). Prior to establishing his business in 1977, he was a science educator at Cal State University, San Diego City College, and at Kirchenpaur Gymnasium in Hamburg, Germany. He obtained his M.A. degree in Physical Science in 1971 and his B.S. degree in Physics in 1969, from California State University in San Diego. He is a member of Prime's Audit Committee.



Dennis  Hinz  is a  shareholder  in  Ten  Haken,  Hinz  and  Carlos  Accountancy
Corporation. He is a Certified Public Accountant and a Certified Valuation Analyst. He has been employed in the accounting profession since graduation from California State University, Chico, in 1976, where he obtained his B.S. in Business Administration with a concentration in accounting. In 1986 he became a partner of Marta, Matli, & Thomas CPA's and its successor firms including Ten Haken, Hinz & Carlos CPA's. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Certified Valuation Analysts. He serves as Treasurer of the Kiwanis Club of Yuba City, and he is Chairman of Prime's Audit Committee.



Martin Sokolowski is currently a consulting engineer under contract with Marathon Oil. Previously he was employed by Enercon Services, Inc. as a Senior Engineer for the Dallas, Texas office. Prior to his current position, he was with Alcatel USA as the Senior Manager of Strategic Planning for the Wireless Access Business Unit, focusing on technology and support for point-to-multipoint fixed wireless systems, networks and products. He has demonstrated himself to be an engineering and business leader with engineering, management, design, and customer field services expertise. He has successfully managed numerous fixed wireless engineering and field installation programs and projects. His engineering experience includes systems engineering, design engineering, planning and scheduling, prototype and first office applications and new product deployment and support. Telecom experience includes overall network design, local telco, wireline and RF wireless systems, LMDS and MMDS point-to-multipoint wireless networks and telecommunications infrastructure. He joined Alcatel in June 1999 to develop fixed wireless point-to-multipoint products and systems, and launch these new products into the exploding market for high speed data and voice communications. He coordinated the final technical development of the Alcatel Evolium 9900 family of LMDS and MMDS point-to-multipoint fixed wireless products between efforts in Paris, France and Richardson, Texas. One of his many achievements at Alcatel has been the development of standardized installation cost estimating models and tools to quickly and accurately estimate total field installation costs for base station and CPE installations. Mr. Sokolowski worked in various engineering management positions during his career, including Bosch Telecom from December 1997 to June 1999 in their Broadband Wireless Access, Global Deployments Division in Richardson, Texas, where he was the Manager of Technical Services and a Senior RF Systems Engineer with responsibility for the Final LMDS point-to-multipoint system development to meet specifications and FCC type acceptance. Upon graduation from George Washington University with his Master of Engineering Administration degree in 1971 he joined KPMG Peat Marwick in their Washington, D.C. office as a Senior Management Consultant.

Upon graduation with his Bachelor of Engineering Science degree from the State University of New York at Stony Brook, he entered the U.S. Navy's Officer Candidate School, and after graduation was assigned to the highly selective Naval Security Group. He was honorably discharged as a Lieutenant. He is a Registered Professional Engineer (Registration 65159), and a Member of the civic advisory boards for the City of Plano, Texas, the Texas and National
Societies of Professional Engineers, the American Association of Cost Engineers, and a past president of the Dallas Chapter of the Operations Research Society of America. He is an adjunct professor of Statistics for the Graduate School of the University of Phoenix Online.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information about the ownership of Prime's Common Stock as of December 31, 2003, by (i) those persons known by Prime to be the beneficial owners of more than 5 percent of the total number of outstanding shares of any class entitled to vote; (ii) each director and officer; and (iii) all directors and officers of Prime as a group. The table includes Common Stock issuable upon the exercise of options that are exercisable within 60 days. Except as indicated in the footnotes to the table, the named persons have sole voting and investment power with respect to all shares of Prime common stock shown as beneficially owned by them, subject to community property laws where applicable. The ownership figures in the table are based on the books and records of Prime.

               Name of         Amount and
Title of       Beneficial      Nature of
Class          Owner           Interest    Percentages      Address
---------------------------------------------------------------------------
Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001        Stephen Goodman(a)8,351,844    20%

Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001        Adrian Lima    (b)1,226,528     3%

Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001        Norbert Lima   (c)6,420,831    16%

Common Stock                                         155 Montgomery Street, #609
Par Value                                            San Francisco, CA 94104
$0.0001        Irving Pfeffer    4,354,966    11%

Common Stock                                          120 W 45 Street
Par Value                                             New York, NY 10036
$0.0001        David Shaw        2,677,894     7%

Common Stock                                         300 Colonial Center Parkway
Par Value      Swartz Private                        Roswell, GA 30076
$0.0001          Equity LLC
               and assignees  (d)1,673,100     4%

Common Stock  All Directors
Par Value         and
$0.0001        Officers as
                 a Group     (e)16,384,200    40%
--------------------------------------------------------------------------------



a) Includes options and warrants to purchase 831,548 common shares, which are currently exercisable.
b) Includes options to purchase 106,972 common shares, which are currently exercisable.
c) Includes options and warrants to purchase 231,548 common shares, which are currently exercisable.
d)   Includes 1,673,100 warrants, all of which are currently exercisable.
e) Includes options and warrants to purchase 1,140,065 shares, which are currently exercisable.




Description of Securities
-------------------------

Common Stock
------------

     Our amended certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, par value $.0001 per share. Of the 500,000,000 shares of common stock authorized, 38,068,918 shares are issued and outstanding as of the date of this prospectus.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available for such dividends. We may not pay any dividends on the common stock until cumulative dividends on the preferred stock have been paid in full. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights.


Preferred Stock
---------------

     Our amended certificate of incorporation authorizes us to issue up to 50,000,000 shares of preferred stock, par value $.0001 per share. 3,008,250 are issued and outstanding as of the date of this prospectus.

Warrants
--------

There are outstanding warrants to purchase 1,673,100 shares of our common stock at a price of $0.015 per share. 1,521,000 of these warrants were issued to Swartz on September 8, 2000 in consideration of Swartz's commitment to enter into the investment agreement. 1,521,000 of the warrants expire on September 7, 2005 and were exercisable as of March 8, 2001. On March 15, 2001 we entered into an amended and restated agreement with Swartz wherein we granted Swartz an additional 152,100 commitment warrants in additional consideration of Swartz' entering into the amended and restated investment agreement; they expire March 14, 2006 and are all exercisable as of March 15, 2001. The holders of the warrants have the right to have the common stock issuable upon exercise of the warrants included on any registration statement we file, other than a registration statement covering an employee stock plan or a registration statement filed in connection with a business combination or reclassification of our securities.


Stock Options
-----------

On December 31, 2003 there were outstanding options on 1,152,710 shares to various individuals. Each option provides the right to purchase one share of common stock. 446,110 of these options expire December 31, 2004, and 706,600 expire December 31, 2005. The options expiring in 2004 are exercisable at various prices from $.10 to $.5625 and the average exercise price is $.30. All of the options expiring in 2005 are exercisable at $.20 per share. Mr. Goodman, Mr. Adrian Lima, and Mr. Norbert Lima have rights under the Year 2002, and the Year 2001 Employee Stock Option Programs. Messrs. Turley and Hinz each have 20,000 options under the Year 2001 Outside Director Stock Option Program. These options are currently exercisable and expire December 31, 2004. Messrs Turley, Hinz, and Sokolowski each have 20,000 options under the Year 2002 Outside Director Stock Option Program. These options are currently exercisable and expire December 31, 2005. As of December 31, 2003, there were no other warrants, rights, conversion, privileges, or other rights pursuant to which Mr. Goodman, Mr. Adrian Lima or Mr. Norbert Lima or any other current Officer or Director has the right to acquire further shares in the Corporation.

In January 2001 the Board of Directors approved an employee stock option program for all employees employed by Prime in 2001, whereby each employee employed on the date of adoption of the program is granted options equal to their year 2000 gross earnings (at Prime or any of its subsidiaries) at $.328125 per share; the options are to expire December 31, 2004, and vest 50% on December 31, 2001 and 50% on December 31, 2002. Each employee employed during 2001 after the date of adoption of the program will receive options, equal to their prorated annualized 2001 income, with the same terms and rights, but an exercise price equal to 150% of the closing price of the shares on their first day of employment.

In June 2001, the Board of Directors approved a stock option program whereby each outside director was granted 20,000 options for the year 2001, to expire December 31, 2004, at $.10 per share. The options vest on December 31, 2001 to each current outside director who is still a director on that date.

In December 2002 the Shareholders approved an employee stock option program for all employees employed by Prime whereby each employee on the date of adoption of the program is granted options approximately equal to their 2002 gross earnings at $.20 per share. The options expire December 31, 2005, and vest 50% on December 31, 2003 and 50% on December 31, 2004.

In December 2002 the Board of Directors approved a stock option program whereby each outside director was granted 20,000 options for the year 2002, to expire December 31, 2005, at $.20 per share. The options vest 50% on December 31, 2003 and 50% on December 31, 2004.


Experts
-------

     Pfeffer & Williams, PC has provided an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of securities.

     The consolidated balance sheets as of December 31, 2002 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended, included in this prospectus, have been included herein in reliance on the report of Stonefield Josephson, Inc., an independent registered public accounting firm, given the authority of that firm as experts in accounting and auditing.

Where You Can Find More Information
-----------------------------------

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and in each instance reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding Prime and the securities offered under this prospectus, we refer you to the registration statement and such exhibits and schedules , which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees, prescribed by the SEC.


Disclosure of Commission Position on Indemnification of Securities Act Liability
--------------------------------------------------------------------------------

     The Bylaws of the corporation provide for indemnification for Directors, Officers and controlling persons of Prime against liability under the Securities Act. This includes provisions for indemnification of the underwriter or its controlling persons against such liabilities where a Director, Officer or controlling person of a small business issuer is such an underwriter, or controlling person, or a member of any firm that is such an underwriter. The SEC has expressed its opinion as disfavoring the use of indemnification agreements.


Organization Within Last Five Years
-----------------------------------

Company History and Past Performance
------------------------------------

Prior to February 1999, Prime's business was operated as a sole proprietorship owned by Norbert J. Lima, the Company's CEO. The business' operations began in the early 1980's as a business telephone interconnect company. Worldnet Tel.com Inc. was formed in Delaware in January 1999 when four founders and another individual funded Worldnet. In February 1999 management formed WNTC Holdings Inc. in Delaware as a wholly owned subsidiary of Worldnet. In February 1999 management also formed NACC-Tel Corp. in Delaware as a wholly owned subsidiary of WNTC. At that time the sole proprietorship business operated by Mr. Lima was contributed to NACC-Tel. Worldnet was merged into Prime through a merger effective August 11, 1999. This gave the company immediate access to the capital markets, and the ability to facilitate the initial and second stage funding of the build out of the local multipoint distribution service infrastructure. Prior to the merger, Prime had 6,507,742 shares of common stock outstanding held by various individuals. WorldNet was issued 14,500,000 shares of Prime common stock, and as a result of the stock exchange, the former shareholders of WorldNet then held 69% of the outstanding common stock of Prime. On the effective date of the merger, the officers and directors of WorldNet became the officers and directors of Prime.

LMDS Communications Inc. (LMDS), a Delaware corporation, was formed in February 1999 as a wholly owned subsidiary of WNTC. LMDS is a telecommunications company with interests in the fixed broadband wireless sector. LMDS Communications Inc. obtained local multipoint distribution service licenses at the 1999 Federal Communications Commission auction and is now deploying broadband fixed wireless services. In 2000 LMDS Communications obtained competitive local exchange carrier status in the States of Pennsylvania and New York. The competitive local exchange carrier status enables LMDS Communications Inc. to connect to the public switched telephone network and negotiate wholesale rates with incumbent local exchange carriers. LMDS participated in an auction conducted by the FCC between April 27, 1999 and May 12, 1999 for 161 local multipoint distribution service licenses. Prime secured 8 basic trading areas at the auction for $591,800 (a 45% discount from the gross price of $1,076,010). The price per population averages out to approximately $0.56. This compares to a high of $5.53 per population and an average net bid of $1.35 per population for the 121 A Block licenses auctioned in 1999. LMDS is in default of a loan with the Rural Utilities Service and anticipates that upon receipt of anticipated funding, that it will cure its present default status with the RUS and will not violate any debt covenants in the future.


Prepaid Tel.com Inc. (Prepaid), a Delaware corporation, was formed in February 1999 as a wholly owned subsidiary of WNTC. Prepaid is a Competitive Local Exchange Carrier ("CLEC") certified by the California Public Utility Commission.

In September 1999, Prime acquired Olive Tree Image Engineers, a small internet service provider located in Sacramento, California. In October 1999, Prime completed the acquisition of Marathon Telecommunications, a commercial telephone interconnect business based in Sacramento, California.

Both Marathon and Olivetree operate under fictitious business names of NACC-Tel; for legal and accounting purposes they have been fully integrated into NACC-Tel.

In April 2000 the Company acquired the internet domain name NTCOMM.com, which had been operating as a buyer and seller of used telephone equipment. This business is now part of NACC-Tel.

Prior to December 30, 1998 Prime operated as a long-haul temperature-controlled truckload carrier through its wholly-owned subsidiary, Mid-Cal Express, Inc. Prime also provided logistics operations through its wholly-owned subsidiary, Mid-Cal Express Logistics, Inc. Effective December 30, 1998, Prime terminated the operations of these subsidiaries through the sale of substantially all of the operating assets of Mid-Cal Express, Inc. to Gulf Northern Transport, Inc. in exchange for 400,000 shares of US Trucking, Inc., the parent company of Gulf Northern. The transaction closed on April 14, 1999, and on April 30, 1999 the Company entered into an agreement with the Credit Managers Association of Southern California for the orderly liquidation and payment of the Outstanding liabilities of Mid-Cal Express Inc. These liabilities were to be paid by the collection of Mid-Cal Express, Inc.'s accounts receivable and by the liquidation of up to 400,000 shares of US Trucking (previously traded on the OTC Bulletin Board symbol USTK), which were placed in escrow for the benefit of the creditors of Mid-Cal Express, until the stock is sold on the open market. US Trucking has filed bankruptcy and its stock price has declined so the value of these shares on March 29, 2001 was less than $10,000. On March 29, 2001 Mid-Cal Express, Inc. filed for protection and liquidation under Chapter 7 of the United States Bankruptcy Act.

In November 2001 Prime entered into an agreement with the Virginia Tech Foundation to commercially develop the Foundation's LMDS license in the Roanoke, Virginia area. In July 2002 Prime and VTF organized Bright-Bridge Communications Networks, Inc., a Delaware corporation, to operate the business envisioned by the November 2001 agreement. In August 2002 the Company's fixed wireless broadband system began transmitting radio signals from a mountaintop overlooking the Roanoke Valley. In December 2002 service was launched on a beta test basis, and in January 2003 the system became commercially operational. During early 2003 competition among service providers in the Roanoke community dramatically increased, and the Company found itself in the midst of a "price war" competing with the local cable TV company and a local Competitive Local Exchange Company, for customers at decreasing monthly prices for our service. In August 2003 the Company determined that the Roanoke venture would not be a commercial success, and the business was closed in September 2003.

In January 2002 the Rural Utilities Service, an agency of the U.S. Department of Agriculture, approved LMDS' request for a long term low interest rate loan in the amount of $5,012,000. Funds may be drawn against this loan through April 1, 2005. As of December 31, 2003 LMDS had drawn down $2,148,675 and the balance on the loan was $2,063,131. LMDS is currently in default of this loan, as described above and below in this prospectus.


                             Organization Chart
                             ------------------
                              (Object Omitted)


DESCRIPTION OF BUSINESS
-----------------------

BUSINESS HISTORY AND DEVELOPMENT
--------------------------------

BACKGROUND
----------

THE BUSINESS
------------

Prime's mission is to provide a single source for a wide range of telecommunications services to both the consumer and commercial markets. Prime derives the majority of its revenues from sales generated by its three specialized subsidiary corporations. Prime operates as a holding company and conducts all of its operations through its wholly owned subsidiaries.

Prime's principals comprise an experienced management team with over 50 years of experience in the telecommunications industry. It is this unusually broad scope of skills and experience which will enable Prime to establish a balanced and efficient organization, and to forge strong supplier relationships with major industry manufacturers, such as Alcatel, Ericsson, Pacific Telephone, Samsung, and Texas Instruments, as well as established distributors who intend to market Prime's services. Thus, Prime is well positioned to offer its clients the depth of knowledge and experience necessary to reach their personal and/or corporate needs and to execute each transaction efficiently and successfully.


NACC-TEL CORP. NACC-Tel markets, installs, and maintains business telephone communications systems Additionally, NACC-Tel provides paging and voicemail services. NACC-Tel also maintains these systems under service agreements with its commercial and municipal customers. This subsidiary was incorporated in Delaware in 1999 and is the successor to a proprietorship previously owned by Norbert Lima, CEO of Prime. The business is based in Yuba City, California and also operates from a branch office in New Castle, Pennsylvania. The core services of this subsidiary are also offered to the customers of the LMDS Communications, Inc. subsidiary. Prime's personnel who sell and service local multipoint distribution services will also offer the NACC-Tel core services to our customers. The NACC-Tel operation generates sufficient cash flow to sustain its core business. NACC-Tel also offers wireless digital subscriber line service in Northern California using unlicensed spectrum. It plans to expand this offering to other communities in California, which are unable to obtain high-speed access to the internet through the incumbent local exchange carrier. Funding for the build out of these systems and the marketing of these services may come from the parent corporation, Prime Companies, Inc., and also from partnering relationships with some of our equipment suppliers. NACC-Tel does not require a license to offer these services, as it uses unlicensed spectrum. The Federal Communications Commission issues rules and regulations for the use and operation of equipment on these frequencies. The wireless digital subscriber line application has been deployed by NACC-Tel Corp and the local multipoint distribution service application has been deployed by LMDS Communications, Inc.

The operations of NACC-Tel during 2002 and 2003 were the core of Prime's business. We anticipate the wireless service offering by NACC-Tel will experience substantial growth over the coming years. In early 2003 we launched our broadband wireless service in Penn Valley, California, where Lake Wildwood, a 4,700 home upscale gated community is located. This is a community where the cable TV "plant" is old and incapable of providing broadband services. This community has become the model for the type of community we will seek out and expand into, to provide our services to underserved and unserved markets. By the end of 2003 we had selected our second gated community, and have recently launched our service in the community of Lake of the Pines, which is about 20 miles southeast from Lake Wildwood. The core business of telephone interconnect, voicemail, and paging services is expected to experience moderate growth, as Prime's fixed wireless broadband service offerings come online in more communities.

The advantage to a customer using NACC-Tel is that we are a distributor for Samsung's business communication systems. One of the requirements defined by Samsung is that each of their distributors must have factory certified technicians. This requirement provides the customer with a higher quality of service because only certified technicians will work on their product. A disadvantage from the customer point of view is that once they have selected the Samsung product, they would have a limited choice of servicing companies.

NACC-Tel's costs of revenues are the traditional material costs for the phone systems it sells, and the labor to install and maintain the systems.

In October 1999, Prime completed the acquisition of Marathon Telecommunications, a commercial telephone interconnect business based in Sacramento, California. Marathon operates under the fictitious business name of NACC-Tel; for legal and accounting purposes it has been fully integrated into NACC-Tel.

NACC-Tel was incorporated in Delaware in February 1999. NACC-Tel revenues in 2003 represented approximately 81% of Prime's total revenues.


LMDS COMMUNICATIONS, INC. This subsidiary has the FCC local multipoint distribution service licenses. The licenses encompass an area of western Pennsylvania and southwestern New York State, and include a population of approximately 1,050,000 persons and 39,000 businesses. This subsidiary was incorporated in Delaware in 1999 and is licensed and regulated by the states of Pennsylvania and New York as a competitive local exchange carrier. The Federal Communications Commission, an agency of the United States government, also regulates this subsidiary. LMDS Communications, Inc. is funded by its parent company, Prime Companies, Inc. This subsidiary's financial results in 2000 and 2001 were not material to the overall operations of Prime. Revenues for the years ending December 31, 2003 and 2002 amounted to $49,659 and $41,331 respectively. We have constructed six fixed broadband wireless systems in four of our eight licensed areas. As the expected growth in revenues for this segment of our business has not developed as we had anticipated, subsequent to year end we decided to close our Pennsylvania operation.

In the future Prime will again evaluate the commercial viability of providing broadband fixed wireless services to various markets in which it has purchased exclusive spectrum licenses from the Federal Communications Commission. However, the competitive marketplace has evolved since we purchased those licenses, and at this time there is no LMDS infrastructure equipment available from any manufacturer at a price point that will provide a service provider the possibility of being commercially successful. As volume purchases take place and alternate equipment vendors come to the market, we expect infrastructure costs to reduce and in the long term expect a viable market to develop. Local multipoint distribution service is the broadband wireless technology used to deliver voice, data, internet, and video services. Each license permits us to use multiple radio frequency channels ranging from 27.5 GHz to 31.225 GHz. We intend to use these radio channels to build, install, and implement the telecommunication systems and offer some or all of the following one and two-way broadband services:


   -      High-speed  internet  access
   -      Video  teleconferencing
   -      Wireless  local  loop  telephony
   -      Alternative  cable  television  service
   -      High-speed  data  transmission

The flexibility offered by a local multi-point distribution system will allow Prime to offer a turnkey package of services, including internet and video teleconferencing, which is what US customers desire: one-stop shopping for their telecommunications needs.

A local  multi-point  distribution  system is capable of offering  subscribers a variety  of one  and  two-way  broadband  services,  such as  video  programming distribution; video teleconferencing; wireless local loop telephony; and high-speed data transmission, i.e. internet access. Because of its multi-purpose applications, local multi-point distribution systems have the potential to become major competitors to local exchange and cable television services.

Local multi-point distribution service systems may consist of multiple cell systems with return-path capability within the assigned spectrum. Generally, each cell will contain a centrally located transmitter (hub), multiple receivers or transceivers and point-to-point links connecting the cell with the central processing center and/or other cells. Licenses are issued for a ten-year term from the initial license grant date. At the end of the ten-year period, licensees are required to submit an acceptable showing to the Federal Communications Commission demonstrating that they are providing substantial service to their service area. Licensees failing to demonstrate that they are providing substantial service will be subject to forfeiture of their licenses.

Our customers pay a fixed monthly charge for the unlimited use of our service. We can customize the service for each customer. We have a rate schedule and the monthly charge is based upon the data transmission speed which each customer signs up for. We do not currently charge any fees based upon the customers' specific usage of the service. As we are the licensed carrier providing service to the end users, our cost of revenues is primarily depreciation on our capital infrastructure equipment, and utility connection costs that we pay for access to the public switched telephone network, and our bandwidth providers who enable us to connect to the internet.

Advantages to the use of LMDS services is that the licensed markets have limited access to high speed connectivity (broadband services). LMDS provides a quick-to-market availability. This allows the underserved communities to have equal access to the internet. Today the disadvantage would be that the infrastructure required to deploy to an individual business customer is still somewhat expensive.

LMDS Communications, Inc. has received certificates from both Pennsylvania and New York State to operate as a facilities based competitive local exchange carrier.

Field trials of local multipoint distribution service technology have been successfully conducted and the service has been deployed in New Castle, PA. The second system became operational on December 20, 2000 and the first customer in Oil City, PA went online on December 21, 2000. During 2001 we launched commercial service in our third market, Meadville, Pennsylvania. Towards the end of 2002 we launched service in our fourth market, Sharon, Pennsylvania, and also launched service in Franklin, Pennsylvania, which is included in our Oil City licensed area. The cost to build and install a fixed wireless broadband system is dependent upon the specific configuration ordered for a specific location; the range for the cost of a single system is from approximately $50,000 to approximately $300,000. We are continuously speaking with and reviewing infrastructure suppliers. A critical element for this service and our selection of an equipment provider is the ability to acquire the customer premise equipment at a capital cost that the investment makes a viable business case.

LMDS was incorporated in Delaware in February 1999. LMDS' operations are regulated by the Federal Communications Commission, the New York State Public Utility Commission, and the Pennsylvania Public Service Commission. LMDS revenues in 2003 represented approximately 14% of Prime's total revenues.

BRIGHT-BRIDGE COMMUNICATIONS NETWORKS, INC. Bright-Bridge is a wholly owned Delaware corporation. At this time it is not operational, since we closed our Roanoke, Virginia office in September 2003, as discussed above. We are currently evaluating several merger/acquisition opportunities for Bright-Bridge in the telecommunications industry. It was incorporated in 2001 and in 2003 represented approximately 1% of Prime's total revenues.


PREPAID TEL.COM INC. Prepaid Tel.com Inc. provides residential consumers an alternative source for local telephone and long distance services in the State of California, These consumers pay for the service prior to usage. When customers buy our residential telephone service, they pay us a setup charge and a monthly charge. These charges are in accord with the tariff we have filed with the California Public Utility Commission. When customers buy long distance telephone service, or phone cards, they pay us in advance of their using the service. When the amount they have prepaid is used up, they are unable to make any more long distance calls until they prepay for more long distance phone service. Our customers in general have either not established credit, or have poor credit precluding them from traditional phone service access. Most of our customers pay for our service by cash or money orders. We do, however, accept checks from our established customers. The disadvantage to the customer who uses our service is that Prepaid Tel.com purchases its services from the traditional telephone companies, and this creates a higher cost to the consumer. This subsidiary was incorporated in Delaware in 1999 and is licensed by the California Public Utility Commission as a competitive local exchange carrier.

The customer target base for prepaid telecommunications services is large and diverse, including: credit-impaired customers, who generally cannot meet the initial deposit requirements for telecommunications services; individuals who prefer to pay in cash; and individuals who want to re-establish credit. The company markets its service through selected retailers, who act as agents to sign up our customers and collect their periodic payments. The operations of this subsidiary in 2000 were not material to the overall operation of Prime. In 2003 and 2002 it accounted for approximately 4% and 12% of total corporate revenues. We are reevaluating the business model for this sector of our business. With the advent of relatively inexpensive mobile phones and unlimited monthly service plans that the prepaid customer is being offered by the mobile phone carriers, the market for prepaid dialtone in the home is rapidly shrinking.

Prepaid was incorporated in February 1999 in Delaware and is regulated by the California Public Utility Commission. Prepaid's revenues in 2003 represented approximately 4% of Prime's total revenues.


EMPLOYEES
---------

On December 31, 2003 Prime had 12 full time employees.  Prime had  15  full-time
employees on December 31, 2002.   On March 31, 2004 Prime had 10 full-time
employees and one part-time employee. On May 31, 2004 Prime had 9 full time employees.


COMPETITION
-----------

Small  and   medium-sized   businesses   currently  face  a  choice  of
alternatives for high-speed  Internet access.  Over the last few years,
digital subscriber   line   technologies,   cable  modems,  digital transmission
links,   and fixed-wireless   connections  have  emerged  as  alternative
technologies for high-speed, always-on service in our country's major metropolitan areas. However, these technologies have not yet permeated the country's secondary and tertiary markets; this fact reinforces the viability of Prime's strategy to target small businesses and consumers in our chosen markets.

We believe that our solution will receive wide acceptance by our target customers because our network will provide:

     -    consistent speed and quality of signal;
     - rapid, relatively uncomplicated provisioning of new customers that is not dependent on another provider of local connectivity;
     -    symmetrical  broadband  capacity that will allow us to offer  enhanced
          business   communication   services   such   as  full   motion   video
          conferencing;
     - scaleable, competitive pricing schemes that are based on the number of desktops connected to the network; and
     -    substantially higher speeds and an easy path to increased bandwidth.

The race for delivering broadband internet access is a highly competitive one, with much at stake. The growth of the internet's functionality, and the recovering economy, suggests that there is enormous demand for a high-speed always-on connection option. There are three major competing technologies' as primary access methods for high-speed internet access -- cable modems, digital subscriber line, and broadband fixed wireless.


There is a lack of interest in these secondary and tertiary markets by both cable and incumbent local exchange carriers due to their focus on primary markets and the share that they have already lost within these markets. These companies have concerns with long-time investors and employees - people who want to see steady profits and jobs. They are not in the position to make large investments in rural areas and appear to be leaving this market up for grabs for competitive local exchange carriers and other providers. By the time these larger telcos notice these areas, Prime will already be there for these customers, who will come to rely on us for their growing telecom needs. Prime is relying on the incumbent's slow sometimes troublesome deployment of wired broadband services, which will lead to opportunities for us to deliver. By design, Prime is deploying fixed wireless broadband services in either underserved markets or in areas beyond the range of traditional DSL availability.


MARKETING AND CUSTOMERS
-----------------------

The growth of the Internet is leading to a global society where every business must obtain access to the internet, or world wide web, and utilize online functionality in order to fulfill its information needs. Prime will capitalize on this need by providing these services in its markets.

NACC-Tel now provides vital communications services to areas that heretofore did not justify wireline broadband services, typically because the inherent costs outweighed the potential revenues. With the old method, it was difficult to actually lay the wire and install these systems. Local fixed wireless broadband systems technology enables easy implementation at any business or residence.

NACC-Tel offers the ability to provide various bundled vital telecommunications services via one, efficient, cost-effective medium, which delivers a better package for the customers, and thus provide them with greater value, as opposed to the need to sign up with several different suppliers. Prime's NACC-Tel subsidiary supports and provides commercial telephone interconnect
services,  voicemail,   and paging services to our fixed wireless broadband
service customers. We may also provide our Olivetree internet service provider services such as Internet web site hosting for our fixed wireless broadband service system customers. Additionally we enable our customers to utilize Voice Over the Internet ("VOIP") services.


Marketing Strategy
------------------

Fixed wireless broadband services are  positioned  to supply high-speed Internet
access and data transfer   services  to  under  serviced  rural  areas  that
currently require high-speed broadband access to the internet. We build relationships with our customers and provide superior customer service. Additionally, we know our customers so that we may recommend to them the value added services we offer that would enhance their telecom solutions.


Mission
-------

Prime Companies, Inc. through its various product lines offers a diverse portfolio of alternative telecommunications services to small through mid-sized businesses, governmental agencies, and consumers. We promise our customers quality services that enhance their own technologies to assist them with better operations and business growth. In non-urban areas where we do business, we aspire to be the high-speed broadband service provider of choice for all businesses and consumers.


Marketing Objectives
--------------------

1. Establish Prime Companies, Inc., its subsidiaries and sales staff as experts.

2. Establish relationships within the communities we do business. Provide premier customer service to a once under served and ignored market place.

3. Educate the business community on our products.

4. Brand name reference clients. Our market analysis of each of our fixed wireless broadband service territories indicates who the major employers are. These employers generally have the respect of their communities and are
considered  leaders by   other businesses.  By establishing  service with these
businesses first, and referencing them by name and contact phone number we will gain acceptance and additional business.

5. Maintaining a quality technological edge over our competitors.


FINANCING
---------

The Note Payable, Rural Utilities Service ("RUS") relates to advances received on the $5,012,000 broadband loan agreement with the US Department of Agriculture's Rural Utilities Service. Advances on the loan, which may only be made once every 30 days, expire on April 1, 2005, and the maturity date for repayment  of all  outstanding  principal  and interest  is  April 1, 2012.  The interest rate for each advance is fixed at the time of disbursement and is equal to the average market yield on outstanding marketable Treasury securities due April 1, 2012, and averaged 4.26% at March 31, 2004. Monthly payments are required to repay the principal and interest no later than the maturity date. The interest expense on this loan for the three ended March 31, 2004 totaled $19,838.

LMDS is currently in default on payment of the monthly repayments for May 2003 through March 2004 of approximately $255,256 of principal and interest. In addition, based on an audit of the LMDS expenditures by the RUS, the Company has been notified that certain equipment purchased from Nacc-tel at fair value of approximately $800,000 will not be allowed as approved expenses under the terms of the loan agreement. The Company intends to rectify these defaults when it receives the initial tranches of the funding as referred to above.

Management is attempting to obtain alternative financing to repay this amount. However, if the alternative financing is not forthcoming, there could be significant negative impact on the company's ability to continue as a going concern.

The terms of the loan agreement stipulate that the proceeds of this loan may only be used to finance the costs of furnishing or improving broadband services in rural areas in Pennsylvania and New York.

The loan is secured by all of the assets of LMDS Communications, Inc., and is evidenced by a Mortgage Security Agreement and Financing Statement and UCC-1 filing in favor of the United States of America. At March 31, 2004, the LMDS assets, which comprised Broadband equipment, LMDS licenses, cash and accounts receivable, totaled approximately $2,416,000, before deducting accumulated depreciation and amortization of approximately $1,072,000 on the equipment and licenses. The loan is guaranteed by Prime.

All of the $2,063,217 principal due to the RUS has been classified as current because the Company is in default for non-payment of principal and interest since May 2003.


INVESTMENT AGREEMENT
--------------------

The Company, in March 2004 issued 3,000,000 shares of preferred stock to Cross Capital, a fund consisting of other investments, principally convertible into shares of publicly held companies. The preferred shares were issued at a stated value of $3,000,000, and each share is convertible into 43.4783 common shares at the conversion price of $.023 per share. In exchange for the investment, the Company received a membership interest in the Fund, and the preferred shares invested by the Company are owned exclusively by the fund. The fund's management has sole discretion if and when to convert into common shares, and if and when to sell such common stock. The fund's goal is to maximize, on behalf of the investor members, the potential return on the securities invested into the fund. It intends to accomplish this by managing and strategically selling its securities. Depending upon the market for the Company's common stock, the fund's management may decide to hold the Prime preferred stock in that form, and not convert; in this event the Company will still receive its pro-rata portion of all distributions made by the fund.

Because the distributions from the fund are not reasonably assured, the fund investment is classified as a contra equity account in the accompanying balance sheet, in a manner similar to stock subscription receivable accounting. This receivable will be reduced as the cash distributions are realized. This financing included the issuance of a two year warrant to purchase 21,739,130 shares of common stock at $0.0276 per share.



The following discussion relates to our actual operating results for the periods noted. The operating results discussed include the operations of acquired companies from the effective dates of their acquisitions.
---------------------------------------------------------


Management's Discussion and Analysis of Financial Condition and Results of Operations
----------

Results of Operations For the Fiscal Year ended December 31, 2003 Compared to the Year ended December 31, 2002.
----------------------------
         SEGMENT REPORTING:
         ------------------

         The Company has identified its segments based upon its geographic operations. These segments are represented by each of the Company's individual legal entities: Prime Companies, Inc.(Prime), Prepaid Tel.com Inc.(Prepaid), Nacc-Tel Corp. (Nacc-Tel), LMDS Communications, Inc.(LMDS), and Bright-Bridge Communications Networks, Inc. Segment operations are measured consistent with accounting policies used in these consolidated financial statements. Segment information is as follows:

                                              December 31, 2003
                                              -----------------
                                Prime          Prepaid      Nacc-Tel        LMDS      Bright-Bridge
                            ------------    ------------  ------------  ------------  -------------
 Revenues                   $      -        $     13,987  $    284,634  $     49,659  $       4,095
                            ============    ============  ============  ============  =============
 Gross Margin                      -                 97%           57%         nm             nm
                            ============    ============  ============  ============  =============
 Selling, G&A Expense       $    423,238    $     19,882  $    380,882  $    825,647  $     148,723
                            ============    ============  ============  ============  =============
 Interest Income            $      -        $     -       $        214  $        217  $          11
                            ============    ============  ============  ============  =============
 Interest Expense           $     14,410    $     -       $      3,925  $     90,646  $     -
                            ============    ============  ============  ============  =============
 Other Income               $     12,000    $     -       $       -     $    119,706  $     -
                            ============    ============  ============  ============  =============
 Total Assets               $    215,028    $   (112,857) $    325,385  $  1,391,111  $     223,592
                            ============    ============  ============  ============  =============
 Goodwill                   $      2,000                  $     30,346
                            ============    ============  ============  ============  =============
 Depreciation and
   Amortization                                           $     98,481  $    200,781  $      12,690
                            ============    ============  ============  ============  =============


                                              December 31, 2002
                                              -----------------
                                Prime          Prepaid      Nacc-Tel        LMDS      Bright-Bridge
                            ------------    ------------  ------------  ------------  -------------

 Revenues                   $       -       $     32,775  $    210,511  $     41,331  $        -
                            ============    ============  ============  ============  =============
 Gross Margin                       -                73%           53%           81%           -
                            ============    ============  ============  ============  =============
 Selling, G&A Expense       $    283,127    $     21,082  $    274,813  $    368,149  $     57,615
                            ============    ============  ============  ============  =============
 Interest Income            $       -       $       -     $         87  $         64  $        -
                            ============    ============  ============  ============  =============
 Interest Expense           $      5,252    $       -     $      3,792  $     23,598  $        -
                            ============    ============  ============  ============  =============
 Other Income               $     21,320    $       -     $       -     $       -     $        -
                            ============    ============  ============  ============  =============
 Total Assets               $    117,275    $   (111,645) $    468,716  $  2,181,211  $    (57,615)
                            ============    ============  ============  ============  =============
 Goodwill                   $      2,000                  $    110,182
                            ============    ============  ============  ============  =============
 Depreciation and
   Amortization             $     55,209                  $     29,471  $    111,793  $      2,534
                            ============    ============  ============  ============  =============



        UNAUDITED QUARTERLY FINANCIALS
        ------------------------------

               Q1 -2002     Q2-2002     Q3-2002     Q4-2002     Q1-2003     Q2-2003     Q3-2003       Q4-2003
              ---------    ---------   ---------   ---------   ---------   ---------   ---------   -----------
Net Sales     $  73,349    $  72,626   $  96,207   $  42,435   $  84,252   $  99,103   $  80,032   $    91,641
              =========    =========   =========   =========   =========   =========   =========   ===========
Gross Profit  $   1,088    $  64,787   $  70,931   $  31,529   $  32,149   $  70,730   $  61,099   $   (22,707)
              =========    =========   =========   =========   =========   =========   =========   ===========
Income(loss)before extraordinary
  Items       $(187,698)   $(193,146)  $(240,621)  $(151,833)  $(369,797)  $(171,151)  $(263,817)  $  (973,027)
              =========    =========   =========   =========   =========   =========   =========   ===========
EPS before extraordinary
  items       $   (0.01)   $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $     (0.03)
              =========    =========   =========   =========   =========   =========   =========   ===========
Net Income    $(187,698)   $(193,146)  $(240,621)  $(151,833)  $(369,797)  $(171,151)  $(263,817)  $(1,020,360)
              =========    =========   =========   =========   =========   =========   =========   ===========
EPS               (0.01)   $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $     (0.03)
              =========    =========   =========   =========   =========   =========   =========   ===========


During the year ended December 31, 2003, sales revenue from continuing operations increased to $352,375 from $284,617 for the corresponding period of the prior year. The increase in revenue is attributed to the development of our wireless broadband system in Lake Wildwood, California and to the general recovery in our economy that began during 2003, resulting in the receipt of orders from both our for-profit and non-profit customers, who had been postponing the replacement of legacy telecommunications equipment due to the general slowdown our economy experienced during the recent past.

The gross margin as a percent of revenues decreased to 43% for the year ended December 31, 2003 from 59% in the corresponding period of the prior year. The decline in the gross margin is mainly due to excessive bandwidth costs for our Pennsylvania and Virginia operations, where revenues did not scale up to the level necessary to generate the margins we had anticipated.

Prime's selling, general and administrative expenses for the year ended December 31, 2003 increased to $1,844,914 from $1,004,785 for the corresponding period of the prior year. The increase is attributed mainly to non-cash charges for the writedown of some of our LMDS and wireless broadband equipment in the amount of $479,046 for excessive radio transmitting and receiving equipment on hand relative to our current need for that equipment, based upon the number of new wireless customers we provisioned last year; the write-off of $79,836 of goodwill relative to our acquisition of Marathon due to decreased sales of telephony equipment in Sacramento, California last year. The estimated amortization expense for each of the next five years is approximately $6,469.

Interest expense for the year ended December 31, 2003 increased to $108,982 from $32,641 for the corresponding period of the prior year. The increase is attributed to the interest on the Rural Utilities Service loan advances received in 2002 and 2003.

The provision for taxes for the year ended December 31, 2003 decreased to $4,800 from $3,400 for the corresponding period of the prior year.

We recorded an expense in the approximate amount of $46,542 for remaining lease obligations relative to the closure of our Pennsylvania operation in April 2004, as described in the Subsequent Events section of this document. Additionally, we had SG&A expenses of $148,723relative to our Roanoke, Virginia operation, which we discontinued last year in July.

A net gain on investment was recorded in 2002 in the amount of $78,372 due to the sale of the shares in our former subsidiary, Zenith Technology, Inc. An additional net amount of $25,620 was received from two prior buyers who contracted to buy our Zenith shares, but defaulted and forfeited their non-refundable deposits; this amount is included in Other Income. In March 2001 Mid-Cal Express, Inc. filed a bankruptcy petition and that investment became worthless to Prime. However, the bankruptcy of Mid-Cal Express, Inc. effectively reduced the amount of our loss on investment in Mid-Cal Express, Inc. by $699,340, which was reported as an extraordinary gain on debt forgiveness during 2001, and reclassified in 2002 in accordance with FASB Statement 145, as it did not meet the criteria of Opinion 30 for classification as an extraordinary item.

During the year ended December 31, 2003, NACC-Tel sales revenue from continuing operations increased to $284,634 from $210,511 for the corresponding period of the prior year. The increase in revenue is attributed to the development of our wireless broadband system in Lake Wildwood, California and to the general recovery in our economy that began during 2003, resulting in the receipt of orders from both our for-profit and non-profit customers, who had been postponing the replacement of legacy telecommunications equipment due to the general slowdown our economy experienced during the recent past. This had the effect of causing a delay in their commitments for capital expenditures to upgrade their telephone systems in 2002. Continuing into the future, increased marketing efforts and a greater geographical presence may tend to increase our revenues. The larger geographical presence is directly related to our deployment of fixed broadband wireless services in the markets we serve.

The NACC-Tel gross margin as a percent of revenues increased to 57% for the year ended December 31, 2003 from 53% in the corresponding period of the prior year. We were able to experience an increase in the gross margin in spite of an inventory writedown in the amount of $36,057 to reserve for excessive refurbished inventory on hand relative to the level of our sales last year. Our margin last year before the writedown was 70%. We attribute the increase to a greater volume purchase discount from our primary supplier, and to our ability to balance our wireless market to maximize the benefit of oversubscriptions without any negative impact upon the customers in Lake Wildwood, California.

NACC-Tel's selling, general and administrative expenses for the year ended December 31, 2003 increased to $380,682 from $274,813 for the corresponding period of the prior year. The increase is attributed to the writeoff of goodwill related to the Marathon acquisition in the amount of $79,836, and to the addition of administrative staff and sales personnel as a result of our increased marketing efforts, and the commercial launching of fixed wireless broadband services to Penn Valley, California and the surrounding communities in late 2002. As of December 31, 2003, the Company performed the first tier impairment test as required under SFAS No. 142 and determined that the goodwill was impaired. In performing the second tier test assigning fair values to the business unit using techniques including discounted net cash flow, management determined that there was an impairment to the carrying value of the goodwill in the amount of $79,836.


During the year ended December 31, 2003, sales revenue for Prepaid Tel.com decreased to $13,987 from $32,775 for the corresponding period of the prior year. The decrease in revenue is attributed to additional competition coming into the California marketplace for prepaid residential dialtone customers, coupled with a curtailment in the Company's marketing effort in this sector of its business, as management has been focusing on the fixed wireless broadband sector of its business.

Prepaid's gross margin as a percent of revenues increased to 97% for the year ended December 31, 2003 from 73% in the corresponding period of the prior year. The improvement in the gross margin is due to the fact that last year we received net credits on our monthly invoices from one of our incumbent local exchange carrier providers, due to refunds due us relating to overcharges in prior periods.

Prepaid's selling, general and administrative expenses for the year ended December 31, 2003 decreased to $19,882 from $21,082 for the corresponding period of the prior year. The decrease is attributed to our reduction of administrative staff and sales personnel.

During the year ended December 31, 2003, sales revenue from LMDS Communications' continuing operations increased to $49,659 from $41,331 for the corresponding period of the prior year. The increase in revenue is attributed to the fact that during 2003 we signed up a modest number of new wireless broadband customers in Pennsylvania.

LMDS' gross margin as a percent of revenues was negative for the year ended December 31, 2003 compared to 81% in the corresponding period of the prior year. The reduction in the gross margin is due to the fact that during the latter part of last year we lost a number of our wireless customers due to churn and non-payment, causing our monthly bandwidth costs to exceed our revenues.

LMDS' selling, general and administrative expenses for the year ended December 31, 2003 increased to $828,647 from $368,149 for the corresponding period of the prior year. The increase is attributed primarily to the writedown of some of our LMDS and wireless broadband equipment in the amount of $479,046 for excessive radio transmitting and receiving equipment on hand relative to our current need for that equipment, based upon the number of new wireless customers we provisioned last year. Other reasons for the increase are additional site rent obligations that we had not incurred during 2002; depreciation on capital equipment acquired in 2001, through 2003;.and increased administrative expenses and engineering expenses related to our fixed wireless broadband business.

Management does not anticipate a future financial impact from the discontinued Virginia, other than what has been disclosed in this document.

Management used the following assumptions in its goodwill impairment analysis: a 3% discount factor was applied to the projected operating income anticipated from Marathon over the next 7 years.

The Company anticipates that upon receipt of anticipated funding, that it will cure its present default status with the RUS and will not violate any debt covenants in the future.

The Company used the following assumptions in establishing an inventory reserve: refurbished items were reduced in value by 50%.

The Company used the following assumptions in writing down the value of its broadband wireless equipment: certain equipment placed into service prior to late 2002 was written down by 50% of its original cost, creating a writedown of $275,010, and other equipment was written down by $275,399, so that its net book value is now approximately 11% of its original cost.


Liquidity  and  Capital  Resources
----------------------------------

At December 31, 2003, Prime had cash of $-0- and negative working capital of $2,787,641.

Cash used in operations was $584,749 for the year ended December 31, 2003 compared to $1,105,641 in 2002. The cash used in operations during 2003 was primarily attributed to the net loss offset by the increase in accounts payable and other current liabilities, and noncash charges of $332,975 for depreciation, and amortization, and a noncash charge of $479,026 for the writedown of radio transmitting and receiving equipment.

Cash used in investing activities, consisting of purchases of property and equipment, was $473,946 for the period ended December 31, 2003. Cash used in investing activities, consisting of purchases of property and equipment in the amount of $291,934 offset by the proceeds from disposal of the Zenith Technology subsidiary, was $213,562 for the period ended December 31, 2002.

Funds provided by financing activities were $616,261 for the year ended December 31, 2003. The funds provided in 2003 were from one tranche of $443,882 from our broadband telecommunications loan, $193,690 funds from the conversion of short term notes and other liabilities to long term debt, and $54,795 proceeds from the sale of common stock, less repayments on the RUS loan and other long term debt in the amount of $74,200. Cash provided by financing activities was $1,759,934 for the year ended December 31, 2002, and was primarily from our RUS loan agreement.

In January 2002 one of the Directors purchased 100,000 shares in a private placement at $.05 per share, raising $5,000.

On January 26, 2002 we received written approval from the Rural Utilities Service, part of the U.S. Department of Agriculture, that our request for low interest rate 10 year debt financing was approved in the amount of $5,012,000. The funds from the loan are being and will be used to construct 55 fixed broadband wireless systems in 24 communities in Pennsylvania and New York State. On April 12, 2002 the Secretary of Agriculture signed the loan documents, and they were delivered to us on that day for execution.

On January 30, 2002 we sold 6,500 shares of our Series "A" Convertible Preferred stock for $65,000, to our communications attorneys, in payment of that same amount which had been owed to them. These shares are convertible into our common stock at a conversion price of ten cents per share. The closing price of our common shares that day was $0.035. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company.

In January 2003 we sold 1,750 shares of our Series "A" Convertible Preferred stock for $1,750 to a consultant who provided us with professional services, in payment of that same amount for services rendered. These shares are convertible into our common stock at a conversion price of twenty cents per share. The closing price of our common shares at that time was $0.025. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company.

On September 30, 2003 we sold 782,848 shares in a private placement to related parties in conjunction with the receipt of cash and the conversion of accounts payable and short term notes payable to new long term notes totaling $208,759. The closing price of our shares that day was $0.03.

On the morning of November 18, 2003 we sold 2,080,257 shares in a private placement to related parties at $0.015 per share in payment of $31,204 of accounts payable. The closing price of our shares the day before was $0.015.

Management believes the actions taken to secure long term debt financing and its current efforts to raise additional cash through the private placement of preferred shares will be sufficient to sustain operations for at least the next twelve months.


Results of Operations For the Quarter ended March 31, 2004 Compared to the Quarter ended March 31, 2003
------------------------

Results  of  Operations
-----------------------

Results of operations for the three months ended March 31, 2004 compared to the three months ended March 31, 2003

                                                                                                        Discontinued  Discontinued
                     Prime       Prime     NACC-Tel   NACC-Tel     LMDS     LMDS     Prepaid   Prepaid  Bright-Bridge Bright-Bridge
                   3/31/2004   3/31/2003  3/31/2004  3/31/2003  3/31/2004 3/31/2003  3/31/04   3/31/03    3/31/2004     3/31/2003
                  ----------  ----------  ---------  ---------  --------- ---------  -------- --------- ------------ -------------
Revenue           $     -     $     -     $  65,058  $ 64,291  $  10,332 $   13,595 $   1,919 $   6,106 $       387   $         60
Gross Margin            -           -            90%       47%        nm         16%       92%       92%         nm             nm
SG&A              $  128,754  $  131,990  $  76,868  $ 76,866  $ 112,536 $  118,981 $   3,662 $   3,975 $     1,993   $     51,348
Interest income   $     -     $     -     $     203  $     55  $       4 $      164 $    -    $    -    $      -      $       -
Interest expense  $   10,920  $      592  $   1,461  $     95  $  19,837 $   18,319 $    -    $    -    $      -      $       -
Other Income      $     -     $     -     $    -     $   -     $     -   $    -     $    -    $    -    $      -      $       -
Total assets      $3,208,181  $  119,628  $ 308,860  $840,194  $1,343,759$2,082,324 $(116,606)$(110,735)$  (225,199)  $    114,609
Goodwill          $    2,000  $    2,000  $  30,346  $110,182  $     -   $     -    $    -    $    -    $       -     $       -
Depre & Amort     $    2,878  $    6,337  $   5,077  $  4,684  $  52,246 $   44,041 $    -    $    -    $     1,797   $      1,974
Net Income (Loss) $ (139,674) $ (132,581) $ (19,697) $(46,973) $(136,419)$ (134,864)$  (1,889)$  (1,615)$    (1,606)  $    (56,994)


The discussion of consolidated results from operations below relates to continuing operations only.

During the three month period ended March 31, 2004 total consolidated sales revenue decreased to $77,309 from $84,192 for the corresponding period of the prior year. The decrease is due to the curtailment of marketing efforts to our potential prepaid dialtone customers, and the cessation of efforts to bring on additional broadband customers in Pennsylvania. Our marketing efforts have been focused on generating continued growth to our wireless broadband customer base at Lake Wildwood in Penn Valley, California, and we are beginning to market to our second Northern California upscale gated community, Lake of the Pines, near Auburn, California. Historically, the company, through its subsidiary NACC-Tel, Corp. generates substantial revenues from the sale of goods and services to the different California School Districts. This sector continues to suffer from the current California budgetary restraints.

The consolidated gross margin as a percent of revenues increased to 73% for the three month period ended March 31, 2004 from 45% in the corresponding period of the prior year. The consolidated gross margin increased because we were able to utilize inventory that we had acquired at advantageous pricing to satisfy many of the interconnect requirements of our customers. Additionally, as we add customers to our wireless broadband network, we anticipate our gross margin to continue to increase, as the infrastructure costs are already being expensed.

The consolidated selling, general and administrative expenses ("SG&A") for the three month period ended March 31, 2004 decreased to $323,814 from $331,812 for the corresponding period of the prior year. The decrease is attributed to our current policy of keeping very tight control over all operating expenses, and deferring obligating the Company to any discretionary expenses until we receive the funding referred to elsewhere in this report. It includes a non cash charge of $70,795 related to the issuance of shares in private placements to related parties during the quarter.

Consolidated interest expense for the three month period ended March 31,2004 increased to $32,218 from $19,006 for the corresponding period of the prior year. The increase is attributable to the interest on the Rural Utilities Service note payable.

Consolidated interest income for the three month period ended March 31, 2004 remained level at $207 compared with $220 for the corresponding period of the prior year.

During the three month period ended March 31, 2004, NACC-Tel sales revenue increased to $65,058 from $64,244 for the corresponding period of the prior year. The moderate increase in revenue is attributed to our marketing efforts being focused on generating continued growth to our wireless broadband customer base at Lake Wildwood in Penn Valley, California, and we are beginning to market to our second Northern California upscale gated community, Lake of the Pines, near Auburn, California. Historically, NACC-Tel, Corp. generates substantial revenues from the sale of goods and services to the different California School Districts. This sector continues to suffer from the current California budgetary restraints.

The NACC-Tel gross margin as a percent of revenues increased to 90% for the three month period ended March 31, 2004 from 47% in the corresponding period of the prior period. The increase in the gross margin is because we were able to utilize inventory, that we had acquired at advantageous pricing, to satisfy many of the interconnect requirements of our customers, and also because we did not need to increase our overhead nor direct labor to accommodate the higher level of sales this year.

NACC-Tel's SG&A expenses for the three month period  ended   March 31,  2004 was
stable at $76,868 compared to $76,866 for the corresponding period of the prior year.

During the three month period ended March 31, 2004, sales revenue from LMDS Communications decreased to $10,332 from $13,595 for the corresponding period of the prior year. The decrease in revenue is attributed to the fact that we curtailed all marketing efforts to add customers to our Pennsylvania wireless network. We are very disappointed with the results we have achieved in this market, and in March we entered into a binding letter of intent to sell our Pennsylvania customer base and the wireless infrastructure currently being used
by those customers.   This  transaction is scheduled to close by May 26, 2004.

LMDS' gross margin as a percent of revenues was negative for the three month period ended March 31, 2004 as compared to 16% for the corresponding period of the prior year. The deterioration in the gross margin is due to the fact that we curtailed all marketing efforts in the Pennsylvania market, after we decided to focus our efforts on the California wireless network, that is steadily adding customers each week.

LMDS' SG&A expenses for the three month period ended March 31, 2004 decreased to $112,536 compared to $118,981 for the corresponding period of the prior year. This decrease is due primarily to decreased administrative engineering expenses related to our fixed wireless broadband business in Pennsylvania.

During the three month period ended March 31, 2004, sales revenue for Prepaid Tel.com decreased to $1,919 from $6,106 for the corresponding period of the prior year. The decrease in revenue is attributed to additional competition coming into the California marketplace for prepaid residential dialtone customers, coupled with a curtailment in the Company's marketing effort in this sector of its business, as management has been focusing on the fixed wireless broadband sector of its business.

Prepaid's gross margin as a percent of revenues remained stable at 92% for the three month periods ended March 31, 2004 and 2003.

Prepaid's SG&A expenses for the three month period ended March 31, 2004 decreased to $3,662 from $3,975 for the corresponding period of the prior year. The decrease is attributed to our reduction of administrative staff.

Income taxes for the three month periods ending March 31, 2004 and 2003 were $0.


Liquidity  and  Capital  Resources
----------------------------------

At March 31, 2004 the Company had cash of $-0- and negative working capital of $3,126,117. The cash position was the same at the end of the quarter as it was at the end of last year.

Cash used in operations for the three months ended March 31, 2004 was $41,487 compared to cash used in operations of $171,087 for the corresponding period of the prior year.

Cash used in investing activities for the three months ended March 31, 2004 was $5,350 compared to cash used in investing activities of $231,134 for the corresponding period of the prior year. The cash invested was for the site improvements required to expand our fixed wireless broadband network in Northern California, in order to provide wireless coverage to customers who have signed agreements for our services.

Funds provided by financing activities for the three months ended March 31, 2004 was $46,837 compared to $394,229 cash provided in the corresponding period of 2003. The cash provided in the recent quarter was the sale of common shares to, and short term notes from, related parties.

The Company's ability to fully develop its fixed wireless broadband service business is dependent upon its ability to obtain additional financing for the infrastructure equipment and working capital to develop the market opportunities. Management believes the actions taken to secure equity financing will be sufficient to sustain operations for at least the next twelve months, as well as enable us to implement a "roll up" of wireless internet service providers.



Impact of Recently Issued Standards
-----------------------------------

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4,"Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption did not materially impact the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement were effective for exit or disposal activities initiated after December 31, 2002, and did not materially impact the company as there were no such activities in 2003.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 were effective for fiscal years ending after December 15, 2002. The interim disclosure provisions were effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, so adoption of this pronouncement had no material effect.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The adoption of this pronouncement did not materially affect the financial statements as the company does not issue this type of financial instrument.

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not believe the adoption of this pronouncement has had a material impact to the Company's financial position or results of operations.


In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.


Seasonality and Inflation
-------------------------

Management does not believe the Company's operations are significantly affected by seasonality or inflation.



Acquisition of Professional Services Firms
------------------------------------------

In addition to organic growth, a key component of our overall growth strategy is the acquisition of, or investment in, complementary businesses, technologies, services and products. We have acquired two companies since 1999. We intend to embark upon and to implement a "roll-up" plan to acquire 12 Wireless Internet Service Providers ("WISPs") by December 31, 2005.

We believe our acquisitions have supported our growth and enhanced the quality of services we offer our clients. Our acquisitions have allowed us to rapidly build our base of professionals in the context of a tight labor market for experienced technical and creative professionals. Our broadening Internet coverage has allowed us to better meet the needs of our national clients and to attract new clients who seek integrated services across diverse geographic areas. We have also been able to expand our service offerings through the acquisition of companies with complementary products and skill sets. Additionally, we expect to achieve cost synergies by consolidating management and back-office operations and sharing technical infrastructure.

We evaluate acquisitions based on numerous quantitative and qualitative factors. Quantitative factors include historical and projected revenues and profitability, geographic coverage and backlog of projects under contract. Qualitative factors include strategic and cultural fit, management skills, customer relationships and technical proficiency. We used our common stock as the primary consideration. We anticipate that we will use preferred stock and cash as the primary form of consideration for future acquisitions.

We strive to integrate all acquired companies into our operating organization. This integration includes business development, delivery of services, managerial and administrative support, benefits, purchasing and all other areas.

All of our acquisitions have been accounted for using the purchase method. Under the purchase method, the financial data of the acquired entities are consolidated with our financial results from the effective dates of their acquisition. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair market values on the acquisition date. The remaining unallocated portion of the purchase price is allocated to intangible assets, primarily goodwill, and amortized on a straight-line basis over the estimated period of benefit, which is currently 10 years. We evaluate the period of benefit on a company-by-company basis. We expect to incur acquisition-related amortization expenses as a result of our acquisition program.

We have incurred recurring operating losses and negative cash flows from operating activities, and have positive working capital. We believe that our investment in the Cross fund may provide us with sufficient cash distributions to meet our working capital and capital expenditure requirements for at least the next 12 months. However, we may not receive distributions from Cross, or we may require additional financing within this time frame; such additional financing, if needed, may not be available on terms acceptable to us, if at all. There is no assurance as to the amount or the timing of any distributions that may be made by Cross.



DESCRIPTION  OF  PROPERTIES
---------------------------

Prime leases and rents the following facilities as general office, engineering, and retail space per the terms of the leases or on a month-to-month basis as applicable:

Location                          Type                 Size          Annual Rent
--------------------------------------------------------------------------------
Yuba City, Ca*              Office, Engineering,      2,240 sq. ft.  $ 20,160
                                 ISP, NOC,
                             Equipment Refurbishing,
                                  Retail

Yuba City, California             Storage               200 sq. ft.  $    900

Yuba City, California             Storage               150 sq. ft.  $    660

Axtell Tower                      Tower space (Lake Wildwood)        $    -0-

Wild Canary Tower                 Tower space (Lake of the Pines)    $  2,100

Applegate Tower                   Tower space (Union township, PA)   $  2,700

Lake Wildwood, California         Tower space                        $  1,800


*An officer and director of Prime is the landlord of this property.

Note: Other leases in Pennsylvania have been either cancelled or have been assumed by the buyer of our Pennsylvania customer base on June 4, 2004.

Recent Events
-----------

On June 4, 2004 we sold our Pennsylvania customer base and terminated our operation there.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS
--------------------------------------------------

Norbert Lima, a Director and the Company's CEO, owns the real estate in which the Company's headquarters is located. The Company paid rent of $20,160 in 2003 and $20,160 in 2002 on its headquarters. A three year lease agreement was authorized by the Board of Directors in June 2000 and was entered into and executed that month.

Dennis Hinz is a Director of the Company. The accounting firm that he is a partner in, Ten, Haken, Hinz, and Carlos, prepared the Company's 2001, 2000 and 1999 state and federal tax returns. The agreed upon fee to be charged by his firm for this service was $3750, $2750 and $2,500 respectively. Mr. Hinz has been appointed by the Board of Directors as the Chairman of the Company's audit committee. The Company anticipates that Mr. Hinz' firm will prepare the Company's 2002 and 2003 state and federal tax returns.


EXECUTIVE  COMPENSATION
-----------------------

The following table sets forth the aggregate cash and options compensation paid to all officers of Prime. The officers received no other compensation from
Prime:



----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
      Name            Principal      Year  Salary   Options   Exercise     Exercisable  Expiration
                      Position                                  Price
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Norbert Lima           CEO         2002  $100,000 100,000     $.20         12/31/02    12/31/05
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2003  $100,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Stephen Goodman        CFO         2002  $100,000 100,000     $.20         12/31/02    12/31/05
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2003  $100,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Adrian Lima      VP-Engineering    2002  $ 72,000  76,000     $.20         12/31/02    12/31/05
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2003  $ 72,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------


EMPLOYMENT AGREEMENTS
---------------------

In accordance with the Commission Rules, the following are the Compensatory Plans and Arrangements of the Company:

Prime  Companies  401(k)
Prime Companies,  Inc. Incentive Stock Option Plans

On September 7, 2000, the Company approved employment agreements with its CEO and CFO, each providing for compensation at the rate of $8,333 per month for the three years ending December 31, 2002. On April 13, 2000 the Company approved compensation for its Vice-President - Engineering at the rate of $6,000 per month.

STOCK OPTIONS
-------------

On December 31, 2003 there were outstanding options on 1,152,710 shares to various individuals. Each option provides the right to purchase one share of common stock. 446,110 of these options expire December 31, 2004, and 706,600 expire December 31, 2005. The options expiring in 2004 are exercisable at various prices from $.10 to $.5625 and the average exercise price is $.30. All of the options expiring in 2005 are exercisable at $.20 per share. Mr. Goodman, Mr. Adrian Lima, and Mr. Norbert Lima have rights under the Year 2002, and the Year 2001 Employee Stock Option Programs. Messrs. Turley and Hinz each have 20,000 options under the Year 2001 Outside Director Stock Option Program. These options are currently exercisable and expire December 31, 2004. Messrs Turley, Hinz, and Sokolowski each have 20,000 options under the Year 2002 Outside Director Stock Option Program. These options are currently exercisable and expire December 31, 2005. As of December 31, 2003, there were no other warrants, rights, conversion, privileges, or other rights pursuant to which Mr. Goodman, Mr. Adrian Lima or Mr. Norbert Lima or any other current Officer or Director has the right to acquire further shares in the Corporation.

In January 2001 the Board of Directors approved an employee stock option program for all employees employed by Prime in 2001, whereby each employee employed on the date of adoption of the program is granted options equal to their year 2000 gross earnings (at Prime or any of its subsidiaries) at $.328125 per share; the options are to expire December 31, 2004, and vest 50% on December 31, 2001 and 50% on December 31, 2002. Each employee employed during 2001 after the date of adoption of the program will receive options, equal to their prorated annualized 2001 income, with the same terms and rights, but an exercise price equal to 150% of the closing price of the shares on their first day of employment.

In June 2001, the Board of Directors approved a stock option program whereby each outside director was granted 20,000 options for the year 2001, to expire December 31, 2004, at $.10 per share. The options vest on December 31, 2001 to each current outside director who is still a director on that date.

In December 2002 the Shareholders approved an employee stock option program for all employees employed by Prime whereby each employee on the date of adoption of the program is granted options approximately equal to their 2002 gross earnings at $.20 per share. The options expire December 31, 2005, and vest 50% on December 31, 2003 and 50% on December 31, 2004.

In December 2002 the Board of Directors approved a stock option program whereby each outside director was granted 20,000 options for the year 2002, to expire December 31, 2005, at $.20 per share. The options vest 50% on December 31, 2003 and 50% on December 31, 2004.



Employee and Director Stock Options as of December 31, 2003 and March 31, 2004
------------------------------------------------------------------------------


Employee/                   grant         vesting    expiration  market price   exercise
Director         options     date           date        date     on grant date    price
--------------   -------   --------      ---------   ---------   -------------  --------
Adrian Lima       34,486   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Adrian Lima       34,486   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Dale Anderson     16,718   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Dale Anderson     16,718   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Damian Lima        2,488   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Damian Lima        2,488   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
David Honsvick     4,560   8/15/2001     12/31/2001  12/31/2004     $0.075       $0.11250
David Honsvick     4,560   8/15/2001     12/31/2002  12/31/2004     $0.075       $0.11250
Dennis Hinz       20,000   6/21/2001     12/31/2001  12/31/2004     $0.100       $0.10000
Jack Alden        14,421   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Jane McMillan      9,401   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Kenneth Harding   10,110   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Kenneth Harding   10,110   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Lynn Judd         12,516   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Lynn Judd         12,516   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Norbert Lima      47,917   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Norbert Lima      47,917   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Rodney Hamilton   11,248   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Rodney Hamilton   11,248   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
Sondra Harrison    6,378   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Stephen Goodman   47,917   1/17/2001     12/31/2001  12/31/2004     $0.219       $0.32813
Stephen Goodman   47,917   1/17/2001     12/31/2002  12/31/2004     $0.219       $0.32813
William Turley    20,000   6/21/2001     12/31/2001  12/31/2004     $0.100       $0.10000
Dale Anderson     25,250  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Dale Anderson     25,250  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Dennis Hinz       10,000  12/10/2002     12/31/2003  12/31/2005     $0.02        $0.20
Dennis Hinz       10,000  12/10/2002     12/31/2004  12/31/2005     $0.02        $0.20
Stephen Goodman   50,000  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Stephen Goodman   50,000  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Rodney Hamilton    7,700  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Rodney Hamilton    7,700  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Kenneth Harding   24,650  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Kenneth Harding   24,650  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
David Honsvick    32,500  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
David Honsvick    32,500  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Lynn Judd         15,200  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Lynn Judd         15,200  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Adrian Lima       38,000  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Adrian Lima       38,000  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Norbert Lima      50,000  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Norbert Lima      50,000  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
Martin Sokolowski 10,000  12/10/2002     12/31/2003  12/31/2005     $0.02        $0.20
Martin Sokolowski 10,000  12/10/2002     12/31/2004  12/31/2005     $0.02        $0.20
Kevin Robinson    75,000  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Kevin Robinson (a)75,000  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
William Turley    10,000  12/10/2002     12/31/2003  12/31/2005     $0.02        $0.20
William Turley    10,000  12/10/2002     12/31/2004  12/31/2005     $0.02        $0.20
Lani Woolery       5,000  12/10/2002       1/1/2004  12/31/2005     $0.02        $0.20
Lani Woolery       5,000  12/10/2002       1/1/2005  12/31/2005     $0.02        $0.20
               ---------
     TOTAL     1,152,710
               =========

(a) Forfeited in February 2004.



DIRECTOR COMPENSATION
---------------------

The   Company's   directors   are  reimbursed  for  any  out-of-pocket  expenses
incurred by them for attendance at meetings of the Board of Directors or committees thereof. The Company compensates directors $500 for each meeting of the Board personally attended by such director, and $250 for each meeting attended telephonically. Members of the Audit Committee are compensated at the rate of $500.00 per meeting.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
---------------------

None


EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON FORM 8-K
-----------------------------------------------------------------

The following documents are filed as part of this report:

1)   Financial statements.

2) Financial statement schedules. Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto incorporated by reference herein.

3)   Exhibits.

Exhibit                            Description
-------                            -----------

3.1      Amended and Restated Certificate of Incorporation of the Company

3.2      Bylaws of the Registrant as Amended

4.1      Specimen - Common Stock Certificate of the Registrant

4.3      Copy of License Agreement Issued By FCC

4.7      Specimen - Preferred Stock Certificate of the Registrant

4.8      Proxy for 2002 Annual Meeting of Shareholders

4.9      Proxy for 2004 Annual Meeting of Shareholders

5.1      Opinion Letter

10.22    Employment Agreement of Norbert J. Lima

10.23    Employment Agreement of Stephen Goodman

10.24    Lease Agreement made between the Registrant and Norbert J. Lima

21.2     List of Subsidiaries

23.1     Consent of Stonefield Josephson, Inc.



4)   Reports on Form 8-K


May 3, 2004 - Investment in Cross Capital Fund, LLC. - Copy of Press Release

March 12, 2003 - Agreement with Mercatus & Partners Ltd.

June 4, 2002 - Initial funding received from Broadband Loan Agreement



RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------


         In January 2002 the Company issued 100,000 shares in a private placement at $0.05 to a Director of the Company.

         In January 2002 the Company conveyed 6,500 shares of its Series A convertible preferred shares to the principals of its communications law firm in satisfaction of $65,000 owed to the law firm for services rendered in 1999, 2000, and 2001. These shares are convertible into the Company's common shares at a conversion price of $0.10 per share. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company. These shares are callable at par at any time when the price of the Company's Common Stock trades at or above $1.00 per share for a five day period immediately prior to the announcement of the call.

         In June 2002 the Company issued 190,000 shares for consulting services at $0.07 per share, amounting to $13,300.

         In September 2003 the Company issued 1,750 shares of its Series A convertible preferred shares to a consultant for professional services rendered. The shares are convertible into the Company's common shares at a conversion price of $0.20 per share. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company. These shares are callable at par at any time when the price of the Company's Common Stock trades at or above $1.00 per share for a five day period immediately prior to the announcement of the call.

         In September 2003 the Company issued 782,848 shares in connection with a private placement of the Company's unsecured notes in the amount of $208,759 due January 1, 2005 to two Directors and Counsel for the Company. The shares were recorded at their fair value of $23,591.

         In November 2003 the Company issued 2,080,257 shares at $0.015 per share in satisfaction of $31,204 owed to two Directors of the Company.

In January 2004, 1,800,000 shares of the Company's common stock were issued in a private placement to related parties in the amount $18,000. The proceeds were used for working capital.

In February 2004, 1,131,429 shares of the Company's common stock were issued in a private placement to related parties in the amount $19,800. The proceeds were used for working capital.

In March 2004, 3,000,000 shares of the Company's Class 'C' Preferred stock were issued for a $3,000,000 investment in the Cross Capital Fund, LLC.



Undertakings
------------

(a)  The undersigned registrant hereby undertakes that it will:

     (1) File, during any period in which offers or sales are being made, a post-ffective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Yuba City, California on June 21, 2004.



                                      PRIME COMPANIES, INC.

                                      By:  /s/ Norbert J. Lima
                                               ---------------
                                      Norbert J. Lima, Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and as of the dates indicated.

   Signature                          Title                             Date
   ---------                          -----                             ----

/s/ Norbert J. Lima                   President, Director,
    ---------------                   Chief Executive Officer
Norbert J. Lima                      (Principal Executive Officer) June 212004

/s/ Stephen Goodman                   Chief Financial Officer, Secretary,
    ---------------                   Treasurer, Director
Stephen Goodman                      (Principal Financial Officer) June 21, 2004

/s/ William Turley                    Director
    --------------
William Turley                                                     June 21, 2004

/s/ Dennis Hinz                       Director
    -----------                                                    June 21, 2004
Dennis Hinz

/s/ Martin Sokolowski                 Director
    -----------------
Martin Sokolowski                                                  June 21, 2004







PRIME COMPANIES, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERS  ENDED
MARCH 31, 2004 AND 2003



Condensed Consolidated Balance Sheet
Prime Companies, Inc. and Subsidiaries

ASSETS                                                                             31-Mar-04
                                                                                  (unaudited)
Current Assets
          Cash                                                                    $      -
          Accounts receivable, net of allowance of $522                                24,480
          Inventory                                                                    59,817
          Deposits                                                                     12,736
          Prepaid expenses and other current assets                                     2,062
                                                                                  -----------
                    Total current assets                                               99,095
                                                                                  -----------

Property and equipment, net of accumulated depreciation of $621,720
                    and accumulated equipment writedown of $479,046                   347,599
Licenses, net of accumulated amortization of $224,027                                 247,608
Goodwill, net of accumulated amortization of $169,989                                  32,346
                                                                                  -----------
TOTAL ASSETS                                                                      $   726,648
                                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
          Accounts payable                                                            319,206
          Current maturities of note payable, Rural Utilities Service               2,063,217
          Accrued payroll liabilities                                                 311,763
          Notes payable, related parties, net of debt discount                        200,527
          Due to officers                                                             159,802
          Accrued expenses and other current liabilities                              143,269
          Current maturities of long term debt                                          7,560
          Current maturities of capital lease obligations                              15,154
          Deferred revenues                                                             4,714
                                                                                  -----------
                     Total current liabilities                                      3,225,212
                                                                                  -----------
Long Term Liabilities
          Long term debt, net of current maturities                                     4,267
                                                                                  -----------
                     Total long term liabilities                                        4,267
                                                                                  -----------

Stockholders' Equity
          Preferred Stock $.0001 par value, 50,000,000 shares authorized
                 Series 'A' - 8,250 issued and outstanding                                  1
                 Series 'C' - 3,000,000 issued and outstanding                            300
          Common Stock, $.0001 par value, 100,000,000 shares authorized
                 38,068,918 issued and outstanding                                      3,807
          Additional paid-in capital                                               10,658,302
          Receivable from issuance of preferred shares                             (3,000,000)
          Accumulated deficit                                                     (10,165,241)
                                                                                  -----------
                      Total Stockholders' Equity                                   (2,502,831)
                                                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $   726,648
                                                                                  ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.



Condensed Consolidated Statements of Operations
Prime Companies, Inc. and Subsidiaries


                                                              Three months    Three months
                                                              ------------    ------------
                                                                  ended           ended
                                                                31-Mar-04       31-Mar-03
                                                              ------------    ------------
                                                               (unaudited)     (unaudited)
Sales Revenues                                                $     77,696          84,192

Cost of sales                                                       21,156          46,397
                                                              ------------    ------------

Gross profit                                                        56,540          37,795

Selling, general & administrative expenses                         321,821         331,812
                                                              ------------    ------------
Loss from continuing operations                                   (265,281)       (294,017)

Other income (expense):
     Interest income                                                   207             220
     Interest expense                                              (32,218)        (19,006)
                                                              ------------    ------------
Net loss before taxes                                             (297,292)       (312,803)
     Provision for taxes                                              -               -
                                                              ------------    ------------
Net loss from continuing operations                               (297,292)       (312,803)
     Loss from discontinued operations:
               Depreciation                                         (1,797)         (1,974)
               Operating expenses                                     (196)        (55,020)
                                                              ------------    ------------
Net loss                                                          (299,285)       (369,797)
                                                              ============    ============

Basic & diluted per share information:
                                                              ------------    ------------
     Net loss per share from continuing operations            $      (0.01)    $     (0.01)
     Net loss per share from discontinued operations                  -               -
                                                              ============    ============

Weighted Average Shares, basic and diluted                      37,051,084      32,274,384
                                                              ============    ============


The accompanying notes are an integral part of these condensed consolidated financial statements.



Condensed Consolidated Statements of Cash Flows
Prime Companies, Inc. and Subsidiaries

                                                                                         Three               Three
                                                                                      months ended        months ended
                                                                                       31 Mar-04            31-Mar-03
                                                                                      -----------         -----------
                                                                                      (unaudited)          (unaudited)
Cash Flows from Operating Activities
         Net loss from continuing operations                                          $  (297,292)        $  (369,797)
         Loss from discontinued operations                                                 (1,993)               -
                                                                                      -----------         -----------
              Net loss                                                                   (299,285)           (369,797)
         Adjustments to reconcile net loss to net cash
            used in operating activities
                Non cash discount on stock issuance                                        70,795                -
                Depreciation of property and equipment                                     50,207              45,245
                Amortization of licenses and goodwill                                      11,791              11,791
            Changes in operating assets and liabilities:
                Accounts payable                                                          (23,280)             89,916
                Accounts receivable                                                        (2,830)             (3,467)
                Inventory                                                                    (768)             11,133
                Due to officers                                                            67,118                -
                Accrued interest on long term debt                                         37,952                -
                Accrued payroll and other current liabilities                              25,940              48,600
                Prepaid expenses and deposits                                              20,873              (3,452)
                Deferred revenues                                                            -                 (1,056)
                                                                                      -----------         -----------
                              Net cash used in operating activities                       (41,487)           (171,087)
                                                                                      -----------         -----------

Cash Flows from Investing Activities
          Purchases of property and equipment                                              (5,350)           (231,134)
          Proceeds from sale of shares in subsidiary                                         -                   -
                                                                                      -----------         -----------
                              Net cash provided by (used in) investing activities          (5,350)           (231,134)
                                                                                      -----------         -----------

Cash Flows from Financing Activities
         Proceeds from sale of common stock                                               108,595                -
         Non cash discount on stock issuance                                              (70,795)               -
         Proceeds from related party short term debt                                        6,000                -
         Debt discount from note payable                                                    4,640                -
         Change in short term portion of capital lease obligations                         (1,080)               -
         Proceeds from note payable                                                          (523)            447,685
         Repayments of notes payable                                                         -                (35,318)
         Repayments on long term debt and capital lease obligations                          -                (18,138)
                                                                                      -----------         -----------
                              Net Cash provided by financing activities                    46,837             394,229
                                                                                      -----------         -----------

NET INCREASE (DECREASE) IN CASH                                                              -                 (7,992)

CASH, beginning of period                                                             $      -            $   442,434
                                                                                      -----------         -----------

CASH, end of period                                                                   $      -            $   434,442
                                                                                      ===========         ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash payments for:
          Interest                                                                    $      -            $      -
          Income Taxes                                                                $      -            $      -
                                                                                      ===========         ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
     Receivable from issuance of preferred stock                                      $ 3,000,000         $      -
                                                                                      ===========         ===========


The accompanying notes are an integral part of these condensed consolidated financial statements.

                     Prime Companies, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements

1.     CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
       ----------------------------------------------

The condensed consolidated balance sheet as of March 31, 2004, the related Condensed consolidated statements of operations for the three months ended March 31, 2004 and 2003, and cash flows for the three months ended March 31, 2004 and 2003 have been prepared by the Company without audit. In the opinion of management, the condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary
to   present  fairly  the  financial  position  of   Prime Companies,  Inc.  and
subsidiaries as of March 31, 2004, the results of their operations for the three months ended March 31, 2004 and 2003, and their cash flows for the three months ended March 31, 2004 and 2003. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2004.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

As shown in the accompanying financial statements, the Company has reported significant net losses for the year ended December 31, 2003 and the three months ended March 31, 2004 of $1,825,125 and $299,285, respectively, and has a net accumulated deficit of $10,165,241 as of March 31, 2004. In addition, the Company has defaulted on monthly repayments of its loan from the Rural Utilities Service (refer to note 2). The funding we had anticipated receiving from Mercatus and Partners, Ltd. last year and Finanzinvest, Ltd. early this year has not occurred. However, in March 2004, the Company recorded an equity receivable from Cross Capital Fund, LLC ("Cross Capital Fund") in the amount of $3,000,000, in the form of a membership interest in the Cross Capital Fund equal to such value. The Company issued 3,000,000 shares of Series C preferred stock to the Cross Capital Fund convertible at $0.023 per share. The Company expects to receive monthly distributions of capital gain and capital return as well as other benefits from the investment. Management believes its recently
established   relationship  with  Cross  Capital  will  be a source of cash distributions this year, which may provide the company with the liquidity and wherewithal to pay its overdue obligations, and to implement the "roll up" of wireless internet service providers that we disclosed in the 'subsequent events' section of our 2003 annual report on SEC Form 10KSB. There is no assurance as to the amount or the timing of any cash distributions from Cross.

The   Company's  ability  to   continue  as  a going  concern  is  dependent  on
receiving cash distributions from Cross Capital, and/or obtaining additional financing to fund current operations and, ultimately, generating sufficient revenues to obtain and sustain profitable operations. No assurance can be
given that the  Company  will be  successful   in its financing efforts.  The
financial statements do not include any adjustments relating to the recoverability and classifications of reported asset amounts or the amounts
and   classifications of liabilities that might result from the outcome of this uncertainty.


Recent Accounting Pronouncements
--------------------------------

None.


Stock Options and Warrants
--------------------------

The Company has adopted only the disclosure provisions of SFAS No. 148 and 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the three months ended March 31, 2004 and 2003:

                                                       2004           2003
                                                    -----------    -----------

         Net loss as reported                        $(299,285)     $(369,797)
         Pro forma expense                              (3,199)         ( - )
                                                    -----------    -----------

         Pro forma net loss                          $(302,484)     $(369,797)
                                                    ===========    ===========
         Basic and diluted loss per common share:
             As reported                            $     (0.01)   $     (0.01)
             Pro forma                              $     (0.01)   $     (0.01)


The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the three months ended March 31, 2004: risk-free interest rate of 5.5% dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 100% and a weighted average expected life of the option of 5 years. There were 1,971,428 options and warrants granted during the three months ended March 31, 2004.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the stock options and warrants.

2.       NOTE PAYABLE, RURAL UTILITIES SERVICE:
         -------------------------------------

The Note Payable, Rural Utilities Service ("RUS") relates to advances received on the $5,012,000 broadband loan agreement with the US Department of Agriculture's Rural Utilities Service. Advances on the loan, which may only be made once every 30 days, expire on April 1, 2005, and the maturity date for repayment  of all  outstanding  principal  and interest  is  April 1, 2012.  The interest rate for each advance is fixed at the time of disbursement and is equal to the average market yield on outstanding marketable Treasury securities due April 1, 2012, and averaged 4.26% at March 31, 2004. Monthly payments are required to repay the principal and interest no later than the maturity date. The interest expense on this loan for the three ended March 31, 2004 totaled $19,838.

LMDS is currently in default on payment of the monthly repayments for May 2003 through March 2004 of approximately $255,256 of principal and interest. In addition, based on an audit of the LMDS expenditures by the RUS, the Company has been notified that certain equipment purchased from Nacc-tel at fair value of approximately $800,000 will not be allowed as approved expenses under the terms of the loan agreement. The Company intends to rectify these defaults when it receives the initial tranches of the funding as referred to above.

Management is attempting to obtain alternative financing to repay this amount. However, if the alternative financing is not forthcoming, there could be significant negative impact on the company's ability to continue as a going concern.

The proceeds of this loan may only be used to finance the costs of furnishing or improving broadband services in rural areas in Pennsylvania and New York.

The loan is secured by all of the assets of LMDS Communications, Inc., and is evidenced by a Mortgage Security Agreement and Financing Statement and UCC-1 filing in favor of the United States of America. At March 31, 2004, the LMDS assets, which comprised Broadband equipment, LMDS licenses, cash and accounts receivable, totaled approximately $2,416,000, before deducting accumulated depreciation and amortization of approximately $1,072,000 on the equipment and licenses.

All of the $2,063,217 principal due to the RUS has been classified as current because the Company is in default for non-payment of principal and interest since May 2003.

3.     NOTES PAYABLE, RELATED PARTIES
       ------------------------------

Notes payable, related parties are unsecured with interest payable monthly at 10% per annum. Principal payments in the amount of $6,000 are due May 27, 2004 and the balance of $208,759 principal owed is due January 1, 2005. To obtain the financing 786,345 shares of common stock were issued on September 30, 2003 at a market price of $0.03 per share, resulting in a debt discount of $23,590. The debt discount is amortized over the period of the note, using the straight line method; $14,232 debt discount remains to be amortized this year.

In February 2004 the Company issued two short term notes totaling $6,000 for cash advances by related parties. This financing included the issuance of 171,428 five year options to acquire common shares at $0.035 per share.


4.     EQUITY TRANSACTIONS
       -------------------

In January 2004, the Company sold 1,800,000 common shares in a private placement to related parties for $18,000. Because the amount received was less than the fair market value of the stock issued, the Company recorded an expense in the amount of $50,995 to account for the difference. This financing included the issuance of 1,800,000 five year warrants to acquire common shares at $0.025 per share.

In February 2004 the Company sold 1,131,429 common shares in a private placement to related parties for $19,800. Because the amount received was less than the fair market value of the stock issued, the Company recorded an expense in the amount of $19,800 to account for the difference.

The Company, in March 2004 issued 3,000,000 shares of preferred stock to Cross Capital, a fund consisting of other investments, principally convertible into shares of publicly held companies. The preferred shares were issued at a stated value of $3,000,000, and each share is convertible into 43.4783 common shares at the conversion price of $.023 per share. The fund's goal is to maximize, on behalf of the investor members, the potential return on the securities invested into the fund. It intends to accomplish this by managing and strategically selling its securities. Depending upon the market for the Company's common stock, the fund's management may decide to hold the Prime preferred stock in that form, and not convert; in this event the Company will still receive its pro-rata portion of all distributions made by the fund. Because distributions from the fund are not reasonably assured, the fund investment is classified as a contra equity account in the accompanying balance sheet, in a manner similar to stock subscription receivable accounting. This contra equity account will be reduced as the cash distributions are realized. This investment included the issuance of a two year warrant to purchase
21,739,130 shares of common stock at $0.0276 per share.

The fund plans to liquidate its security holdings and provide cash distributions to each of the investors. Because the distributions from the fund are not reasonably assured, the fund investment is classified as a contra equity account in the accompanying balance sheet, in a manner similar to stock subscription receivable accounting.


5.     DISCONTINUED OPERATIONS
       -----------------------

As previously reported in our 2003 annual report, on August 5, 2003 the Company entered into an amicable agreement to terminate the Bright-Bridge venture with the Virginia Tech Foundation.

Accordingly, the results of operations of Bright Bridge for the three months ended March 31, 2004 and 2003 have been disclosed as discontinued operations. The current expenses incurred by Bright Bridge were primarily the non-cash application of depreciation to the radio frequency equipment that we recovered from our Virginia operation.


6.     SUBSEQUENT EVENTS
       -----------------

On May 6, 2004 the Company entered into a binding letter of intent to acquire Sun Country Cable TV, which provides video service to residents in the Groveland Community of Tuolumne County, California, which includes the gated community of Pine Mountain Lake. Closing is anticipated to occur in the third quarter, 2004.

      Item 2.  Management's Discussion and Analysis of Financial Condition
               -----------------------------------------------------------
                            and Results of Operations
                            -------------------------

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about future events and are therefore inherently uncertain.

The Company cautions readers that the following important factors, among others, could affect the Company's consolidated results:

1 Whether acquired businesses perform at pro forma levels used by management in the valuation process and whether, and the rate at which, management is able to increase the profitability of acquired businesses.

2. The ability of the Company to manage its growth in terms of implementing internal controls and information gathering systems, and retaining or attracting key personnel, among other things.

3. The amount and rate of growth in the Company's corporate general and administrative expenses.

4. Changes in interest rates, which can increase or decrease the amount the Company pays on borrowings.

5.    Changes  in  government  regulation,  including tax rates and  structures.

6. Changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles.

The Company cautions readers that it assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company.

Background
----------

Prior to February 1999, Prime's business was operated as a sole proprietorship owned by Norbert J. Lima, the Company's CEO. The business' operations began in the early 1980's as a business telephone interconnect company. Worldnet Tel.com Inc. was formed in Delaware in January 1999 when four founders and another individual funded Worldnet. In February 1999 management formed WNTC Holdings Inc. in Delaware as a wholly owned subsidiary of Worldnet. In February 1999 management also formed NACC-Tel Corp. in Delaware as a wholly owned subsidiary of WNTC. At that time the sole proprietorship business operated by Mr. Lima was contributed to NACC-Tel. Worldnet was merged into Prime through a merger effective August 11, 1999. This gave the company immediate access to the capital markets, and the ability to facilitate the initial and second stage funding of the build out of the local multipoint distribution service infrastructure. Prior to the merger, Prime had 6,507,742 shares of common stock outstanding held by various individuals. WorldNet was issued 14,500,000 shares of Prime common stock, and as a result of the stock exchange, the former shareholders of WorldNet then held 69% of the outstanding common stock of Prime. On the effective date of the merger, the officers and directors of WorldNet became the officers and directors of Prime.

LMDS Communications Inc.("LMDS"), a Delaware corporation, was formed in February 1999 as a wholly owned subsidiary of WNTC. LMDS is a telecommunications company with interests in the fixed broadband wireless sector. LMDS obtained local multipoint distribution service licenses at the 1999 Federal Communications Commission auction and is now deploying broadband fixed wireless services. In 2000 LMDS obtained competitive local exchange carrier status in the States of Pennsylvania and New York. The competitive local exchange carrier status enables LMDS to connect to the public switched telephone network and negotiate wholesale rates with incumbent local exchange carriers. LMDS participated in an auction conducted by the FCC between April 27, 1999 and May 12, 1999 for 161 local multipoint distribution service licenses. LMDS secured 8 basic trading areas at the auction for $591,800 (a 45% discount from the gross price of $1,076,010). The price per population averages out to approximately $0.56. This compares to a high of $5.53 per population and an average net bid of $1.35 per population for the 121 'A' Block licenses auctioned in 1999.

Prepaid Tel.com Inc. ("Prepaid"), a Delaware corporation, was formed in February 1999 as a wholly owned subsidiary of WNTC. Prepaid is a Competitive Local Exchange Carrier ("CLEC") certified by the California Public Utility Commission.

In September 1999, Prime acquired Olive Tree Image Engineers ("Olivetree"), a small internet service provider located in Sacramento, California. In October 1999, Prime completed the acquisition of Marathon Telecommunications ("Marathon"), a commercial telephone interconnect business based in Sacramento, California. Both Marathon and Olivetree operate under fictitious business names of NACC-Tel; for legal and accounting purposes they have been fully integrated into NACC-Tel.

In April 2000 the Company acquired the internet domain name NTCOMM.com, which had been operating as a buyer and seller of used telephone equipment. This business is now part of NACC-Tel.

In November 2001 Prime entered into an agreement with the Virginia Tech Foundation to commercially develop the Foundation's LMDS license in the Roanoke, Virginia area. In July 2002 the Company formalized its plans to commence the provisioning of fixed broadband wireless services to the Roanoke, Virginia marketplace. To accomplish this the Company and the Foundation formed a subsidiary, Bright-Bridge Communications Networks, Inc. ("Bright-Bridge"), a Delaware corporation, for its Virginia operations. In August 2002, Bright-Bridge leased commercial office space in Roanoke, and in September leased space on the radio tower on Mill Mountain in Roanoke. This wireless system was launched in a 'beta test' mode in mid December 2002, and was made commercially operational in late January 2003. In July 2003 the Board of Directors of Bright-Bridge decided to terminate the existing venture in Roanoke. In October 2003 the Company's facility in Roanoke was closed and the financial results for this part of our business are reported as "Discontinued operations" on our operating statement.

Critical Accounting Policies and Estimates
------------------------------------------

There were no changes to the significant accounting policies adopted by the Company as reported in the Company's annual report on Form 10-KSB for the year ended December 31, 2003. There are no other critical accounting policies, other than those noted in note 1 to the financial statements included in Form 10KSB for the year ended December 31, 2003.

The critical accounting estimates made by the Company relate to the estimated useful lives of the property and equipment and licenses, over which these assets are depreciated and amortized. There have been no changes to these estimates during the current quarterly period.



Results  of  Operations
-----------------------

Results of operations for the three months ended March 31, 2004 compared to the three months ended March 31, 2003

                                                                                                        Discontinued  Discontinued
                     Prime       Prime     NACC-Tel   NACC-Tel     LMDS     LMDS     Prepaid   Prepaid  Bright-Bridge Bright-Bridge
                   3/31/2004   3/31/2003  3/31/2004  3/31/2003  3/31/2004 3/31/2003  3/31/04   3/31/03    3/31/2004     3/31/2003
                  ----------  ----------  ---------  ---------  --------- ---------  -------- --------- ------------ -------------
Revenue           $     -     $     -     $  65,058  $ 64,291  $  10,332 $   13,595 $   1,919 $   6,106 $       387   $         60
Gross Margin            -           -            90%       47%        nm         16%       92%       92%         nm             nm
SG&A              $  128,754  $  131,990  $  76,868  $ 76,866  $ 112,536 $  118,981 $   3,662 $   3,975 $     1,993   $     51,348
Interest income   $     -     $     -     $     203  $     55  $       4 $      164 $    -    $    -    $      -      $       -
Interest expense  $   10,920  $      592  $   1,461  $     95  $  19,837 $   18,319 $    -    $    -    $      -      $       -
Other Income      $     -     $     -     $    -     $   -     $     -   $    -     $    -    $    -    $      -      $       -
Total assets      $3,208,181  $  119,628  $ 308,860  $840,194  $1,343,759$2,082,324 $(116,606)$(110,735)$  (225,199)  $    114,609
Goodwill          $    2,000  $    2,000  $  30,346  $110,182  $     -   $     -    $    -    $    -    $       -     $       -
Depre & Amort     $    2,878  $    6,337  $   5,077  $  4,684  $  52,246 $   44,041 $    -    $    -    $     1,797   $      1,974
Net Income (Loss) $ (139,674) $ (132,581) $ (19,697) $(46,973) $(136,419)$ (134,864)$  (1,889)$  (1,615)$    (1,606)  $    (56,994)



The discussion of consolidated results from operations below relates to continuing operations only.

During the three month period ended March 31, 2004 total consolidated sales revenue decreased to $77,309 from $84,192 for the corresponding period of the prior year. The decrease is due to the curtailment of marketing efforts to our potential prepaid dialtone customers, and the cessation of efforts to bring on additional broadband customers in Pennsylvania. Our marketing efforts have been focused on generating continued growth to our wireless broadband customer base at Lake Wildwood in Penn Valley, California, and we are beginning to market to our second Northern California upscale gated community, Lake of the Pines, near Auburn, California. Historically, the company, through its subsidiary NACC-Tel, Corp. generates substantial revenues from the sale of goods and services to the different California School Districts. This sector continues to suffer from the current California budgetary restraints.

The consolidated gross margin as a percent of revenues increased to 73% for the three month period ended March 31, 2004 from 45% in the corresponding period of the prior year. The consolidated gross margin increased because we were able to utilize inventory that we had acquired at advantageous pricing to satisfy many of the interconnect requirements of our customers. Additionally, as we add customers to our wireless broadband network, we anticipate our gross margin to continue to increase, as the infrastructure costs are already being expensed.

The consolidated selling, general and administrative expenses ("SG&A") for the three month period ended March 31, 2004 decreased to $323,814 from $331,812 for the corresponding period of the prior year. The decrease is attributed to our current policy of keeping very tight control over all operating expenses, and deferring obligating the Company to any discretionary expenses until we receive the funding referred to elsewhere in this report. It includes a non cash charge of $70,795 related to the issuance of shares in private placements to related parties during the quarter.

Consolidated interest expense for the three month period ended March 31,2004 increased to $32,218 from $19,006 for the corresponding period of the prior year. The increase is attributable to the interest on the Rural Utilities Service note payable.

Consolidated interest income for the three month period ended March 31, 2004 remained level at $207 compared with $220 for the corresponding period of the prior year.

During the three month period ended March 31, 2004, NACC-Tel sales revenue increased to $65,058 from $64,244 for the corresponding period of the prior year. The moderate increase in revenue is attributed to our marketing efforts being focused on generating continued growth to our wireless broadband customer base at Lake Wildwood in Penn Valley, California, and we are beginning to market to our second Northern California upscale gated community, Lake of the Pines, near Auburn, California. Historically, NACC-Tel, Corp. generates substantial revenues from the sale of goods and services to the different California School Districts. This sector continues to suffer from the current California budgetary restraints.

The NACC-Tel gross margin as a percent of revenues increased to 90% for the three month period ended March 31, 2004 from 47% in the corresponding period of the prior period. The increase in the gross margin is because we were able to utilize inventory, that we had acquired at advantageous pricing, to satisfy many of the interconnect requirements of our customers, and also because we did not need to increase our overhead nor direct labor to accommodate the higher level of sales this year.

NACC-Tel's SG&A expenses for the three month period  ended   March 31,  2004 was
stable at $76,868 compared to $76,866 for the corresponding period of the prior year.

During the three month period ended March 31, 2004, sales revenue from LMDS Communications decreased to $10,332 from $13,595 for the corresponding period of the prior year. The decrease in revenue is attributed to the fact that we curtailed all marketing efforts to add customers to our Pennsylvania wireless network. We are very disappointed with the results we have achieved in this market, and in March we entered into a binding letter of intent to sell our Pennsylvania customer base and the wireless infrastructure currently being used
by those customers.   This  transaction is scheduled to close by May 26, 2004.

LMDS' gross margin as a percent of revenues was negative for the three month period ended March 31, 2004 as compared to 16% for the corresponding period of the prior year. The deterioration in the gross margin is due to the fact that we curtailed all marketing efforts in the Pennsylvania market, after we decided to focus our efforts on the California wireless network, that is steadily adding customers each week.

LMDS' SG&A expenses for the three month period ended March 31, 2004 decreased to $112,536 compared to $118,981 for the corresponding period of the prior year. This decrease is due primarily to decreased administrative engineering expenses related to our fixed wireless broadband business in Pennsylvania.

During the three month period ended March 31, 2004, sales revenue for Prepaid Tel.com decreased to $1,919 from $6,106 for the corresponding period of the prior year. The decrease in revenue is attributed to additional competition coming into the California marketplace for prepaid residential dialtone customers, coupled with a curtailment in the Company's marketing effort in this sector of its business, as management has been focusing on the fixed wireless broadband sector of its business.

Prepaid's gross margin as a percent of revenues remained stable at 92% for the three month periods ended March 31, 2004 and 2003.

Prepaid's SG&A expenses for the three month period ended March 31, 2004 decreased to $3,662 from $3,975 for the corresponding period of the prior year. The decrease is attributed to our reduction of administrative staff.

Income taxes for the three month periods ending March 31, 2004 and 2003 were $0.


Liquidity  and  Capital  Resources
----------------------------------

At March 31, 2004 the Company had cash of $-0- and negative working capital of $3,126,117. The cash position was the same at the end of the quarter as it was at the end of last year.

Cash used in operations for the three months ended March 31, 2004 was $41,487 compared to cash used in operations of $171,087 for the corresponding period of the prior year.

Cash used in investing activities for the three months ended March 31, 2004 was $5,350 compared to cash used in investing activities of $231,134 for the corresponding period of the prior year. The cash invested was for the site improvements required to expand our fixed wireless broadband network in Northern California, in order to provide wireless coverage to customers who have signed agreements for our services.

Funds provided by financing activities for the three months ended March 31, 2004 was $46,837 compared to $394,229 cash provided in the corresponding period of 2003. The cash provided in the recent quarter was the sale of common shares to, and short term notes from, related parties.

The Company's ability to fully develop its fixed wireless broadband service business is dependent upon its ability to obtain additional financing for the infrastructure equipment and working capital to develop the market opportunities. Management believes the actions taken to secure equity financing will be sufficient to sustain operations for at least the next twelve months, as well as enable us to implement a "roll up" of wireless internet service providers.

                  Item 3. Controls and Procedures
                          -----------------------

The Company's management, under the supervision and with the participation of the Company's principal executive officer and principal financial officer, has evaluated the Company's disclosure controls and procedures and internal controls and procedures for financial reporting as of March 31, 2004. Based upon that evaluation, the Company's principal executive officer and principal financial officer have concluded that the Company's disclosure controls and procedures and internal controls and procedures for financial reporting are effective. There were no significant changes in the Company's internal controls or in other factors that could significantly affect these internal controls and procedures subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

PRIME COMPANIES, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2002 AND 2003


                                                                                                PAGE

Report of Independent Registered Public Accounting Firm..........................................F-2

Consolidated Balance Sheet  - December 31, 2003..................................................F-3

Consolidated Statements of Operations - For the Years Ended December 31, 2003 and 2002...........F-4

Consolidated Statements of Stockholders' Equity (Deficit)- For the Years Ended
     December 31, 2003 and 2002 .................................................................F-5

Consolidated Statements of Cash Flows - For the years ended December 31, 2003 and 2002 ..........F-6

Notes to Consolidated Financial Statements.......................................................F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
PRIME COMPANIES INC. AND SUBSIDIARIES
YUBA CITY, CALIFORNIA


We have audited the accompanying consolidated balance sheet of Prime Companies, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Companies, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flows from operations since its inception, has a working capital deficit of $2,787,641 and stockholders' deficit of $2,312,141. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants

Santa Monica, California
April 1, 2004




                    PRIME COMPANIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET

                                                                  December 31,
                                                                      2003
                                                                  ------------
                                     ASSETS
                                     ------
CURRENT ASSETS:
     Cash                                                          $      -
     Accounts receivable, net of allowance of $1400                     21,650
     Inventory                                                          59,049
     Deposits                                                           31,301
     Prepaid expenses and other current assets                           4,370
                                                                   -----------
        Total current assets                                           116,370

PROPERTY AND EQUIPMENT, net of Accumulated Depreciation of $571,513
                    and Accumulated Equipment Writedown of $479,046    392,456
LICENSES, net of Accumulated Amortization of $212,236                  259,399
GOODWILL,                                                               32,346
                                                                   -----------
TOTAL ASSETS                                                       $   800,571
                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      ----------------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                         $   389,194
     Current maturities of note payable, Rural Utilities Service     2,063,217
     Accrued payroll liabilities                                       289,589
     Due to officers                                                    92,684
     Other current liabilities                                          55,923
     Current maturities of long term debt                                6,480
     Deferred revenues                                                   4,714
     Current maturities of capital lease obligations                     2,210
                                                                   -----------
              Total current liabilities                              2,904,011
                                                                   -----------
LONG TERM LIABILITIES:
     Notes payable, related parties, net of debt discount              189,887
     Capital lease obligations, net of current maturities               13,467
     Long term debt, net of current maturities                           5,347
                                                                   -----------
              Total long term liabilities                              208,701
                                                                   -----------

STOCKHOLDERS' DEFICIT:
     Preferred stock, $.0001 par value, 50,000,000 shares
         authorized, 8,250 issued and outstanding                            1
     Common stock, $.0001 par value, 100,000,000 shares
         authorized, 35,137,489 issued and outstanding                   3,514
     Additional paid-in capital                                      7,550,300
     Accumulated deficit                                            (9,865,956)
                                                                   -----------
              Total stockholders' deficit                           (2,312,141)
                                                                   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $   800,571
                                                                   ===========

The accompanying notes form an integral part of these consolidated financial statements.

                                      F-3







                                 PRIME COMPANIES, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER  31,
                                                              ---------------------------------------
                                                                       2003                   2002
                                                              ---------------       -----------------


SALES REVENUES                                                $       352,375       $        284,617

COST OF SALES                                                         202,229                116,283
                                                              ----------------      -----------------
GROSS PROFIT                                                          150,146                168,334

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                       1,844,914              1,004,785
                                                              ----------------      -----------------
LOSS FROM CONTINUING OPERATIONS                                    (1,694,768)              (836,451)
                                                              ----------------      -----------------
OTHER INCOME (EXPENSE):
     Net gain from sale of interest in subsidiary                        --                   78,372
     Interest income                                                      442                    151
     Interest expense                                                (108,982)               (32,641)
     Other income, net                                                131,706                 21,320
                                                              ----------------      -----------------
         Net other income (expense)                                    23,166                 67,202
                                                              ----------------      -----------------
NET LOSS BEFORE TAXES                                              (1,671,602)              (769,249)
     Provision for taxes                                                4,800                  3,400
                                                              ----------------      -----------------
NET LOSS FROM CONTINUING OPERATIONS                                (1,676,402)              (772,649)
     Loss from discontinued operations, all operating losses         (148,723)                  --
                                                              ----------------      -----------------
NET LOSS                                                      $    (1,825,125)      $       (772,649)
                                                              ================      =================

BASIC & DILUTED PER SHARE INFORMATION:
                                                              ----------------      -----------------
    Net loss per common share from continuing operations      $         (0.05)      $          (0.02)
    Net loss per share from discontinued operations                     (0.01)                   -
                                                              ----------------      -----------------
    Net loss per share                                        $         (0.06)      $          (0.02)
                                                              ================      =================

WEIGHTED AVERAGE SHARES OUTSTANDING                                32,716,777             32,180,110
                                                              ================      =================

The accompanying notes form an integral part of these consolidated financial statements.


                                                  F-4




























                                                       PRIME COMPANIES, INC. AND SUBSIDIARIES

                                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                                   FOR THE YEARS ENDED DECEMBER 31, 2003 and 2002



                                            COMMON STOCK        ADDITIONAL       OTHER       DEFERRED                      TOTAL
                                     -----------------------     PAID-IN       PREFERRED     OFFERING     ACCUMULATED  STOCKHOLDERS'
                                        SHARES       AMOUNT      CAPITAL         STOCK        COSTS        (DEFICIT)       DEFICIT
                                     -----------    --------   -----------    -----------    ---------     -----------  -----------


BALANCES, January 1, 2002             31,984,384    $  3,198   $ 7,410,772           --     $    --       $(7,268,182)  $   145,788

Issuance of common stock                 100,000    $     10   $     4,990           --          --              --     $     5,000
Common stock issued for services         190,000    $     19   $    13,281           --          --              --     $    13,300
Preferred stock issued for services         --           --    $    64,999    $         1        --              --     $    65,000
Net loss                                    --           --           --             --          --       $  (772,649)  $  (772,649)
                                     -----------    --------   -----------    -----------   ---------     -----------    ----------
BALANCES, December 31, 2002           32,274,384    $  3,227   $ 7,494,042    $         1        --       $(8,040,831)  $  (543,561)
                                     -----------    --------   -----------    -----------   ---------     -----------    ----------


Issuance of common stock               2,863,105    $    287   $    54,508           --          --              --     $    54,795
Preferred stock issued for services         --           --    $     1,750           --          --              --     $     1,750
Net loss                                    --           --            --            --          --       $(1,825,125)  $(1,825,125)
                                     -----------    --------   -----------    -----------   ---------     -----------   -----------
BALANCES, December 31, 2003           35,137,489    $  3,514   $ 7,550,300    $         1        --       $(9,865,956)  $(2,312,141)
                                     ===========    ========   ===========    ===========   =========     ============  ===========





The accompanying notes form an integral part of these consolidated financial statements.


                                                  F-5




                              PRIME COMPANIES, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                     FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                           ---------------------------------------
                                                                      2003                2002
                                                           ------------------  -------------------
CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss from continuing operations                    $      (1,676,402)  $        (772,649)
    Loss from discontinued operations                               (148,723)               --
        Net loss                                                  (1,825,125)           (772,649)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
     Write off of equipment                                          479,046                --
     Depreciation of property and equipment                          205,975             151,845
     Amortization of licenses and goodwill                           127,000              47,163
     Preferred stock issued for services                               1,750              65,000
     Conversion of long term debt to accounts payable                (55,185)               --
     Net gain from sale of interest in subsidiary                       --               (78,372)
     Common stock issued for services                                   --                13,300
    Changes in operating assets and liabilities:
     Accrued payroll and other current liabilities                   245,471            (113,923)
     Accounts payable                                                 98,266            (431,002)
     Due to officers                                                  92,684                --
     Inventory                                                        37,543              (7,851)
     Prepaid expenses and deposits                                    16,054               7,263
     Accounts receivable                                              (6,163)             16,049
     Deferred revenues                                                (2,065)             (2,464)
                                                           ------------------  -----------------
         Net cash used in operating activities                      (584,749)         (1,105,641)
                                                           ------------------  -----------------
CASH FLOW FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                            (473,946)           (291,934)
     Proceeds from sale of subsidiary                                   --                81,000
     Proceeds from sale of shares in subsidiary to related parties      --                30,000
     Purchase of shares in subsidiary from related parties              --               (32,628)
                                                           -----------------   -----------------
         Net cash used in investing activities                      (473,946)           (213,562)
                                                           ------------------  -----------------
CASH FLOW FROM FINANCING ACTIVITIES:
     Proceeds from note payable                                      443,882           1,700,990
     Short term notes and other liabilities converted
                                    to long term debt                193,690                --
     Proceeds from long term debt                                       --               120,948
     Proceeds from sale of common stock                               54,795               5,000
     Change in short term portion of capital lease obligations        (1,906)               --
     Repayments on long-term debt                                    (23,396)            (32,351)
     Repayments on notes payable                                     (50,804)            (34,653)
                                                           ------------------  -----------------
         Net cash provided by financing activities                   616,261           1,759,934
                                                           -----------------   -----------------

NET INCREASE (DECREASE) IN CASH                                     (442,434)            440,731
CASH, beginning of year                                              442,434               1,702
                                                           -----------------   -----------------
CASH, end of year                                          $            -0-    $         442,433
                                                           =================   =================
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash payments for:
         Interest                                          $          27,729   $          31,133
                                                           =================   =================
         Income taxes                                      $            --     $            --
                                                           =================   =================

SUPPLEMENTAL DISCLOSURE OF NON-CASH
    TRANSACTIONS:

     Issuance of preferred stock for services              $           1,750   $          65,000
                                                           =================   =================
     Issuance of common stock in exchange for services     $            --     $          13,300
                                                           =================   =================

The accompanying notes form an integral part of these consolidated financial statements.
                                                  F-6

                     PRIME COMPANIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         The consolidated financial statements include the accounts of Prime Companies, Inc. and its wholly owned subsidiaries (collectively, "the Company").

         In January 1999 four founders and another individual funded Worldnet Tel.com, Inc. (Worldnet), a Delaware corporation, to form the legal structure for the Company's further development. In February 1999, the four founders of NACC-Tel contributed their respective interests in NACC-Tel, a privately held company, to Worldnet in exchange for Worldnet common stock.

         Pursuant to a Stock Purchase Agreement (the "Agreement") between Prime Companies, Inc. ("Prime"), a Delaware Corporation, a nonoperating public shell, and Worldnet, Worldnet was merged into Prime through a merger effective August 11, 1999.

         The accompanying financial statements of the Company reflect and consolidate the operations of Prime and its subsidiaries.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          The Company's wholly-owned subsidiaries are described below:

          Prepaid Tel.com Inc. (Prepaid), a Delaware corporation, was formed in February 1999 as a wholly-owned subsidiary. Prepaid is a Competitive Local Exchange Carrier ("CLEC") certified by the California Public Utility Commission. Prepaid revenues comprise the sale of prepaid phone service, prepaid telephone cards, and related services such as voice mail and long distance.

          LMDS Communications Inc. (LMDS), a Delaware corporation, was formed in February 1999 as a wholly-owned subsidiary. LMDS is a telecommunications company with interests in the fixed broadband wireless sector. LMDS revenues comprise the sale of high speed internet access services.

          Mid-Cal Express, Inc. was a wholly-owned subsidiary of Prime. Mid-Cal ceased operations in December 1998 (prior to the acquisition by Worldnet). It filed a Chapter Seven Bankruptcy Petition in March, 2001 and has been liquidated.

          Zenith Technologies Inc. (Zenith), a Delaware Corporation, was formed in December 1998 as a wholly-owned subsidiary of Prime Companies, Inc. In June 2001 it commenced operations to provide long distance telephone service. In July 2001 Prime declared a dividend to the shareholders by distributing one share of Zenith for every ten shares of Prime held by the stockholders. In August 2001 Zenith filed Form 10SB12G with the Securities and Exchange Commission to voluntarily become a fully reporting company. In October 2001 an NASD member firm filed form 15C211 with the NASD so that Zenith's common shares could be quoted for trading on the OTC Bulletin Board. During 2002 Prime sold its interest in Zenith Technology, Inc.

          The Company now has 100% ownership interest in Bright-Bridge Communications Networks, Inc., a Delaware corporation organized in 2002 in conjunction with the Company's agreement with the Virginia Tech Foundation, Inc. for the commercialization of the Foundation's LMDS license in the Roanoke, Virginia area. In July 2003 we recognized that the market for our services had changed dramatically during the year after we launched operations, and we jointly agreed to discontinue the business.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         Principles of  Consolidation - The  consolidated  financial  statements include the accounts of Prime Companies, Inc., and its wholly, majority owned subsidiaries (collectively, "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003 and 2002, the Company used estimates in determining the realization of its accounts receivable, inventory write-downs, goodwill and license impairment, depreciation and amortization, sales returns, deferred taxes and contingencies. Actual results could differ from these estimates.

         Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Inventory - Inventory of installation equipment and materials are stated at the lower of cost (first-in, first-out method) or market. Reserves have been provided for inventory items considered to be obsolete, or in excess of amounts which can be used within the Company's normal operating cycle, typically one year.

                    PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Property  and  Equipment  -  Property  and  equipment  are  stated   at
         cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 7 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of property or equipment sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

         Licenses - Licenses include the amounts paid to the FCC to purchase licenses for Local Multipoint Distribution Services in certain markets. The licenses are being amortized on a straight-line basis over the initial term of the license, which is ten years. The Company recognized amortization expense for the years ended December 31, 2003 and 2002 of $47,164 and $47,164 respectively.

         Goodwill - Goodwill has been recorded in the amount of $110,182 for the Marathon transaction and $2,000 for the NTCOMM transaction. As of December 31, 2003, the Company performed the first tier impairment test as required under SFAS No. 142 and determined that the goodwill was impaired. In performing the second tier test assigning fair values to the business unit using techniques including discounted net cash flow, management determined that there was an impairment to the carrying value of the goodwill in the amount of $79,836.

         Impairment of Long-Lived and Intangible Assets - In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

         Revenue Recognition - Revenue is generated from the installation of phone systems, paging services, DSL line service, service calls to businesses and individuals, prepaid local telephone service, prepaid long distance and LMDS service. Revenue generated from the installation of telephone systems and service calls is recognized upon completion.

         Revenue for paging services and prepaid phone services is recognized on a monthly basis. Customers on the various services the Company offers may obtain service on a monthly, quarterly, semi-annual or annual basis. The Company records unearned revenue as a liability and recognizes the earned portion on a monthly basis.

         Set-up fees received by customers to commence prepaid phone services are amortized over the expected service period, generally one year.

         Income Taxes - The Company accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Earnings Per Share - Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. All common stock equivalents consisting of 1,673,100 warrants and 1,152,710 options have been excluded as their effect is anti-dilutive.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

         Stock-Based Compensation - The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25) and related interpretations, including the Financial Accounting Standards Board Interpretation 44, "Accounting for Certain Transactions involving Stock Compensation" which was effective July 1, 2000, in accounting for its employee stock options. In accordance with SFAS No. 123 "Accounting For Stock-Based Compensation" (SFAS123), The Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method prescribed by SFAS123. Pro forma disclosures as if the fair value method prescribed by SFAS No. 123 were adopted has not been presented, as the results are not materially different.

         Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with SFAS No. 105,
         "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," financial instruments that subject the Company to credit risk are primarily accounts receivable. The credit risk amounts shown do not take into account the value of any collateral or security.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The customers of the Company's operations are located primarily in California. At December 31, 2003 approximately $10,687 representing 49% of trade receivables was due from six customers. No other customers accounted for more than 10% of the Company's trade receivables at December 31, 2003.


         Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS Statement No. 107, none of which are held for trading, "Disclosures about Fair Value of Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, cash equivalents, accounts receivable and accounts payable approximate their carrying value due to their short-term nature. The estimated fair value of long-term debt approximates its carrying value because it carries interest rates which approximates current market rates.


         Recent Accounting Pronouncements:
         --------------------------------

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4,"Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption did not materially impact the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement were effective for exit or disposal activities initiated after December 31, 2002, and did not materially impact the company as there were no such activities in 2003.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 were effective for fiscal years ending after December 15, 2002. The interim disclosure provisions were effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, so adoption of this pronouncement had no material effect.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The adoption of this pronouncement did not materially affect the financial statements as the company does not issue this type of financial instrument.

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not believe the adoption of this pronouncement has had a material impact to the Company's financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       BASIS OF PRESENTATION:
         ---------------------

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2003 and 2002 of $1,825,125 and $772,649 respectively, and at December 31, 2003 had a working capital deficit of $2,787,641. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         The Company has taken the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:
         The Company, in March 2004, acquired a $3,000,000 investment in the Cross Capital Fund. The fund strategically sells stock it holds in an attempt to maximize returns to its investors. Distributions are made on a monthly basis from available cash, and each investor eligible to receive distributions receives a pro-rate portion of the total distribution to be made. There will be no direct relationship between the Company's stock sold by the fund and the distributions made to the Company. Although the Company expects to receive cash distributions from the Fund, there is no assurance as to the amount or the timing of any distribution to be made by the fund to the Company.

         The Company has entered into a financial advisory agreement with Grant Bettingen Investment Banking, and anticipates funding in amounts sufficient to execute a business plan providing for the "roll up" of independent wireless internet service providers ("WISP"). With the
         assistance  of  Grant  Bettingen,    we   intend   to   negotiate  the
         acquisition of approximately 12 WISPs during the next twelve months. The Company believes that with the $3 million balance sheet
         enhancement  and  the  implementation  and    funding of the WISP roll
         up plan, that the Company   will  be  able  to  achieve profitable
         operations, but there can be no assurance  that  the   Company will
         generate positive cash flows from operations sufficient to sustain operations.


4.       ACQUISITIONS AND DISPOSALS OF SHARES IN SUBSIDIARY:
         --------------------------------------------------

         During 2002, the Company sold 15,494,592 shares in its Zenith subsidiary to Directors for $30,000, resulting in a net profit of $3,000. In December 2002, the Company repurchased these shares from the Directors and then sold its 90% interest in Zenith for $81,000, realizing a gain on disposal of $78,372.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.       PROPERTY AND EQUIPMENT:
         -----------------------

         Property and equipment at December 31, 2003 and 2002 consisted of the following:


                                                  2003          2002         ESTIMATED
                                                                             USEFUL LIVES
                                               ---------    ---------        ------------

           Office furniture and equipment      $  96,919    $  81,982        5 years
           Vehicles                               85,316       85,316        4 years
           Paging terminals                       71,824       71,764        7 years
           Site Improvements                      34,037       24,636        5 years
           DSL Equipment                           9,760        9,244        3 years
           LMDS Equipment                        550,409      460,892        7 years
           Fixed Broadband Wireless Equipment    594,750      235,235        3 - 7 years
                                               ---------    ---------
                 Total Property and equipment  1,443,015      969,069
           Less accumulated depreciation (a)    (571,513)    (365,538)
           Less writedown (b)                   (479,046)
                                               ---------    ---------
                                               $ 392,456    $ 603,531
                                               =========    =========

         (a) Depreciation expense for the years ended December 31,  2003 and  2002, was $205,975 and $151,845 respectively.
         (b) As of December 31, 2003, in connection with the company's discontinuance of its broadband operations in Pennsylvania and New York, management evaluated the net realizable values of its related property and equipment, and concluded that certain amounts were excessive for its remaining operations.
             Accordingly the company wrote off as excessive in the fourth quarter of 2003,
             $479,046 of equipment for which it did not have a current forecasted usage.




6.       GOODWILL
         --------

The Company wrote  off  $79,836  of goodwill  relative  to  its  acquisition  of
Marathon due  to  decreased  sales  of  telephony    equipment   in  Sacramento,
California last year. See note (1) for methodology of determining the impairment loss.


7.       NOTE PAYABLE, RURAL UTILITIES SERVICE:
         -------------------------------------

The Note Payable, Rural Utilities Service relates to advances received on the $5,012,000 broadband loan agreement with the US Department of Agriculture's Rural Utilities Service. Advances on the loan, which may only be made once every 30 days, expire on April 1, 2005, and the maturity date for repayment of all outstanding principal and interest is April 1, 2012. The interest rate for each advance is fixed at the time of disbursement and is equal to the average market yield on outstanding marketable Treasury securities due April 1, 2012, and averaged 4.21% at December 31, 2003. Monthly payments are required to repay the principal and interest no later than the maturity date. The interest expense on this loan for 2003 totaled $90,646.

The proceeds of this loan may only be used to finance the costs of furnishing or improving broadband services in rural areas in Pennsylvania and New York.

The loan is secured by all of the assets of LMDS Communications, Inc., and is evidenced by a Mortgage Security Agreement and Financing Statement and UCC-1 filing in favor of the United States of America. At December 31, 2003, the LMDS assets, which comprised Broadband equipment, LMDS licenses, cash and accounts receivable, totaled $1,391,112 net of accumulated depreciation and amortization and writeoff reserve of $1,019,834 on the equipment and licenses. LMDS is in default on payment of the monthly repayments since May 2003 of approximately $182,724 of principal and interest. In addition, based on an audit of the LMDS expenditures by the RUS, the Company has been notified that certain equipment purchased from Nacc-tel at fair value of approximately $800,000 will not be allowed as approved expenses under the terms of the loan agreement. The Company intends to pay the overdue amounts and resume monthly payments as soon as possible.

All of the $2,063,131 principal due to RUS has been classified as current because the Company is in default for non payment of principal and interest since May 2003.

8.     Long Term Debt:
       --------------

The long-term debt is comprised of the following:

     Amount payable  under  a  financing agreement, secured  by assets  of  $11,827,  interest  free  and  repayable  from monthly revenues received from customers, as each unit  is
     put into service                                                  $ 11,827
                                                                         ------
                  Total                                                $ 11,827
     Less current maturities                                              6,480
                                                                         ------
                                                                       $  5,347
                                                                         ======
The principal due on the long-term debt is as follows:

        Year ending December 31,
           2004                                     $  6,480
           2005                                        5,347
                                                      ------
                  Total                             $ 11,827
                                                      ======

The principal amount of notes payable to related parties is $208,759 all due and payable January 1, 2005 with the interest rate of 10% per annum, payable monthly. The financial statements show the amount owed less a debt discount related to the fair value of common stock that was issued with the indebtedness of $18,872, which is being amortized monthly through December 2004. The interest expense on these notes during 2003 was $5,219.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




9.       Capital Lease Obligations:
         --------------------------

         The Company leases certain property and equipment under capital lease and has capitalized property and equipment of $27,825 with accumulated depreciation of $27,825 as of December 31, 2003

         Minimum future lease payments under a capital lease as of December 31, 2003 and for the next three years and in the aggregate are as follows:

         Year ending December 31,
                    2004                               4,361
                    2005                              13,623
                                                    --------
         Net minimum lease payments                   17,984
         Less amount representing interest            (2,307)
                                                    --------
         Present value of minimum lease payments      15,677
         Less current maturities                      (2,210)
                                                    --------
                                                    $ 13,467
                                                    ========

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.      STOCKHOLDERS EQUITY:
         --------------------

         In January 2002 the Company issued 100,000 shares in a private placement at $0.05 to a Director of the Company.

         In January 2002 the Company conveyed 6,500 shares of its Series A convertible preferred shares to the principals of its communications law firm in satisfaction of $65,000 owed to the law firm for services rendered in 1999, 2000, and 2001. These shares are convertible into the Company's common shares at a conversion price of $0.10 per share. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company. These shares are callable at par at any time when the price of the Company's Common Stock trades at or above $1.00 per share for a five day period immediately prior to the announcement of the call.

         In June 2002 the Company issued 190,000 shares for consulting services at $0.07 per share, amounting to $13,300.

         In September 2003 the Company issued 1,750 shares of its Series A convertible preferred shares to a consultant for professional services rendered. The shares are convertible into the Company's common shares at a conversion price of $0.20 per share. The Series "A" Preferred Shares have priority over the Common Shares in the event of an involuntary liquidation of the Company. These shares are callable at par at any time when the price of the Company's Common Stock trades at or above $1.00 per share for a five day period immediately prior to the announcement of the call.

         In September 2003 the Company issued 782,848 shares in connection with a private placement of the Company's unsecured notes in the amount of $208,759 due January 1, 2005 to two Directors and Counsel for the Company. The shares were recorded at their fair value of $23,591.

         In November 2003 the Company issued 2,080,257 shares at $0.015 per share in satisfaction of $31,204 owed to two Directors of the Company.

         There are 1,673,100 warrants outstanding in connection with an equity line of credit that was established in September 2000. These warrants expire September 8, 2005 and are exercisable into 1,673,100 shares of our common stock at $0.015 per share.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      STOCK OPTIONS PLANS:
         --------------------

         In December 2002, the Company adopted the 2002 Employee Stock Option Plan (the 2002 Plan). Under the 2002 Plan, employees on staff on December 10, 2002 are entitled to receive options to purchase the number of shares approximately equal to their respective 2002 gross earnings (at Prime or any of its subsidiaries) at an exercise price equal to $0.20 per share. The number of options granted was 791,100 and they vest 50% on December 31, 2003 and 50% on December 31, 2004. They expire December 31, 2005.

         In December 2002, the Board of Directors granted options to purchase 20,000 shares of common stock with an exercise price of $.20 per share to each of three outside Directors. The options vest 50% on December 31, 2003 and December 31, 2004. They expire December 31, 2005.

         There were no options granted nor exercised in the year ending December 31, 2003.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The following table sets forth the activity for all option activity during the years ended December 31, 2003 and 2002.

                                     NUMBER OF SHARES        AVERAGE EXERCISE
                                                              PRICE PER SHARE
                                     ----------------      --------------------

         Balance, December 31, 2001        1,058,123       $             .33

         Granted                             851,100                     .20
         Expired                            (105,711)                   2.03
         Exercised                              -                        -
         Canceled/Forfeited                  (30,200)                    .33
                                     ----------------      --------------------
         Balance, December 31, 2002        1,773,312       $             .23

         Expired                             476,102                     .22
         Canceled/Forfeited                  144,500                     .20
                                     ----------------      --------------------
         Balance, December 31, 2003        1,152,710       $             .24
                                     ================      ====================

         At December 31, 2002 the Company had options to purchase 396,990 shares at $0.32813, options for 476,102 shares at $0.21875, options for 9,120 shares at $0.1125, options for 40,000 shares at $0.10 per share, and options for 851,100 shares at $0.20 per share.

         At December 31, 2003 the Company had options to purchase 562,207 shares of common stock exercisable at $0.32813, options for 706,600 shares at $0.20, options for 9,120 shares at $0.1125, and options for 40,000 shares at $0.10 per share.

         If not previously exercised, canceled or forfeited, the outstanding options will expire as follows:


                                          NUMBER OF SHARES   AVERAGE EXERCISE
            PERIOD ENDED DECEMBER 31,                         PRICE PER SHARE

                                         ----------------    ----------------
            2004                                  446,110              .30
            2005                                  706,600              .20
                                         ----------------    ----------------
         Balance, December 31, 2003             1,152,710    $         .24
                                         ================    ================


         As noted in Note 2, the Company has not adopted the fair value accounting prescribed by SFAS123 for employees.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions: a risk -free interest rate of 4.08%, expected life of three years, dividend yield of 0%, and expected volatility of 65%. The weighted-average fair value of the options granted during the year ended December 31, 2002 was $0.20. Pro-forma disclosure as if the fair value method were used has not been presented as the amounts are not materially different.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.


12.      INCOME TAXES:
         -------------

         Income tax expense for the indicated periods is comprised of the following:

                                            For the Years Ended
                                               December 31,
                                         2003                   2002
                                 ---------------------  ----------------

        Current
                  Federal        $        -             $        -
                  State                  4,800                  3,400
                                 ----------------       ----------------
                                 $       4,800          $       3,400
                                 ================       ================

         The actual income tax expense differs from the expected tax expense (benefit) as computed by applying the U.S. Federal corporate income tax rate of 34% for each period as follows:

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                            For the years ended
                                                               December 31,
                                                         2003                  2002
                                                 ----------------       ----------------
       Amount of expected tax benefit            $       (620,500)      $       (262,600)
       Non-deductible expenses                             11,800                 10,500
       State taxes, net                                     2,200                  2,200
       Change in valuation allowance                      533,600                268,400
       Other                                               77,700                (15,100)
                                                 ----------------       ----------------
                                                 $          4,800       $          3,400
                                                 ================       ================

          The components of the net deferred tax asset and liability recognized are as follows:

                                                                DECEMBER 31,        DECEMBER 31,
                                                                    2003               2002
                                                              ----------------    ----------------
       Current deferred tax assets
          Accrued expenses                                    $        12,200     $         31,600
          APB 25 compensation expense                                  55,500               55,500
          Other accrued liabilities                                     1,200                1,200
                                                              ---------------     ----------------
          Total current deferred tax assets                            68,900               88,300
          Valuation allowance                                         (68,900)             (88,300)
                                                              ---------------     ----------------
       Net current deferred tax assets                        $          -        $           -
                                                              ===============     ================

       Long-term deferred tax assets:
          Intangible asset                                             20,000               20,000
          Depreciation                                                172,100               55,600
          Net operating loss carry-forwards                         4,250,600            3,829,900
                                                              ---------------     ----------------
          Total long-term deferred tax assets                       4,442,700            3,905,500
       Valuation allowance                                         (4,442,700)          (3,905,500)
                                                              ---------------     ----------------
       Net long-term deferred tax assets                      $          -        $           -
                                                              ===============     ================


         The Company will continue to assess the realizability of the deferred tax assets in future periods. The valuation allowance increased by $606,100 and $380,000 during the years ended December 31, 2003 and 2002 respectively.

         As of December 31, 2003, the Company has available federal net operating loss carry forwards for income tax purposes of $10,180,000, which expire on various dates through 2023. The Company has state net operating loss carry forwards of $8,900,000, the use of which has been suspended for two years, and which expire on various dates through 2013. Due to the change in control of Prime, the benefit of the net operating losses generated by Prime prior to the acquisition by Worldnet will be significantly limited by certain consolidated return filing regulations and limitations under Section 382, and may, therefore expire before its utilization.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



13.      EMPLOYEE DEFINED CONTRIBUTION PLAN:
         -----------------------------------

         Effective January 1, 1998, the Company adopted a 401K Profit Sharing Plan (the "Plan") covering all employees. To be eligible to participate in the Plan, employees must be age 21 and must complete at least 83.33 hours of service per month for at least 6 months. Contributions to the Plan are invested at the direction of the participant. No contributions were made to the plan during the years ended December 31, 2002 and December 31, 2003.

14.      COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         Leases: - The Company leases operating facilities and equipment under operating leases which expire at various dates through December 31, 2008. Facility leases provide for payment of real estate taxes, insurance, and maintenance expenses by the Company. In addition, the Yuba City facility lease is held by Mr. Bert Lima, President and CEO of the Company. The rent earned by Mr. Lima was $20,160 for both years ended December 31, 2003 and 2002.

         The future minimum commitments under these leases are as follows:

                 Year ending December 31,
                          2004                                   31,461
                          2005                                   25,281
                          2006                                    9,600
                          2007                                    6,600
                          2008                                    4,275
                                                       ----------------
                                                       $         77,217
                                                       ================

         Commitments for leases in Pennsylvania have been expensed in  2003.

         Rent  expense   totaled  $93,076 and $53,125  for   2003  and  2002
         respectively.


         Employment Contracts
         --------------------

         In September 2000, the Company executed employment agreements with both the President/CEO and CFO. The contracts are effective retroactively to January 1, 2000 for a period of three years with an annual salary of $100,000 for each officer. The contracts extend on an annual basis and may be cancelled by either party with 3 months written notice. A nine month salary severance package is included in the contracts should the officers be terminated.



         Litigation and other claims
         ---------------------------

         None.

                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





15.      SEGMENT REPORTING:
         ------------------

         The Company has identified its segments based upon its geographic operations. These segments are represented by each of the Company's individual legal entities: Prime Companies, Inc.(Prime), Prepaid Tel.com Inc.(Prepaid), Nacc-Tel Corp.(Nacc-Tel), LMDS Communications, Inc.(LMDS), and Bright-Bridge Communications Networks, Inc. Segment operations are measured consistent with accounting policies used in these consolidated financial statements. Segment information is as follows:


                                              December 31, 2003
                                              -----------------

                                Prime          Prepaid      Nacc-Tel        LMDS      Bright-Bridge
                            ------------    ------------  ------------  ------------  -------------

 Revenues                   $      -        $     13,987  $    284,634  $     49,659  $       4,095
                            ============    ============  ============  ============  =============
 Gross Margin                      -                 97%           57%         nm             nm
                            ============    ============  ============  ============  =============
 Selling, G&A Expense       $    423,238    $     19,882  $    380,882  $    825,647  $     148,723
                            ============    ============  ============  ============  =============
 Interest Income            $      -        $     -       $        214  $        217  $          11
                            ============    ============  ============  ============  =============
 Interest Expense           $     14,410    $     -       $      3,925  $     90,646  $     -
                            ============    ============  ============  ============  =============
 Other Income               $     12,000    $     -       $       -     $    119,706  $     -
                            ============    ============  ============  ============  =============
 Total Assets               $    215,028    $   (112,857) $    325,385  $  1,391,111  $     223,592
                            ============    ============  ============  ============  =============
 Goodwill                   $      2,000                  $     30,346
                            ============    ============  ============  ============  =============
 Depreciation and
   Amortization                                           $     98,481  $    200,781  $      12,690
                            ============    ============  ============  ============  =============




                                              December 31, 2002
                                              -----------------

                                Prime          Prepaid      Nacc-Tel        LMDS      Bright-Bridge
                            ------------    ------------  ------------  ------------  -------------

 Revenues                   $       -       $     32,775  $    210,511  $     41,331  $        -
                            ============    ============  ============  ============  =============
 Gross Margin                       -                73%           53%           81%           -
                            ============    ============  ============  ============  =============
 Selling, G&A Expense       $    283,127    $     21,082  $    274,813  $    368,149  $     57,615
                            ============    ============  ============  ============  =============
 Interest Income            $       -       $       -     $         87  $         64  $        -
                            ============    ============  ============  ============  =============
 Interest Expense           $      5,252    $       -     $      3,792  $     23,598  $        -
                            ============    ============  ============  ============  =============
 Other Income               $     21,320    $       -     $       -     $       -     $        -
                            ============    ============  ============  ============  =============
 Total Assets               $    117,275    $   (111,645) $    468,716  $  2,181,211  $    (57,615)
                            ============    ============  ============  ============  =============
 Goodwill                   $      2,000                  $    110,182
                            ============    ============  ============  ============  =============
 Depreciation and
   Amortization             $     55,209                  $     29,471  $    111,793  $      2,534
                            ============    ============  ============  ============  =============



                     PRIME COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.     UNAUDITED FINANCIALS
        --------------------

               Q1 -2002     Q2-2002     Q3-2002     Q4-2002     Q1-2003     Q2-2003     Q3-2003       Q4-2003
              ---------    ---------   ---------   ---------   ---------   ---------   ---------   -----------
Net Sales     $  73,349    $  72,626   $  96,207   $  42,435   $  84,252   $  99,103   $  80,032   $    91,641
              =========    =========   =========   =========   =========   =========   =========   ===========
Gross Profit  $   1,088    $  64,787   $  70,931   $  31,529   $  32,149   $  70,730   $  61,099   $   (22,707)
              =========    =========   =========   =========   =========   =========   =========   ===========
Income(loss)before extraordinary
  Items       $(187,698)   $(193,146)  $(240,621)  $(151,833)  $(369,797)  $(171,151)  $(263,817)  $  (973,027)
              =========    =========   =========   =========   =========   =========   =========   ===========
EPS before extraordinary
  items       $   (0.01)   $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $     (0.03)
              =========    =========   =========   =========   =========   =========   =========   ===========
Net Income    $(187,698)   $(193,146)  $(240,621)  $(151,833)  $(369,797)  $(171,151)  $(263,817)  $(1,020,360)
              =========    =========   =========   =========   =========   =========   =========   ===========
EPS               (0.01)   $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $   (0.01)  $     (0.03)
              =========    =========   =========   =========   =========   =========   =========   ===========



17.     DISCONTINUED OPERATIONS:
        ------------------------

The Company had a net loss from discontinued operations of $148,723, consisting of operating losses of $148,723 related to its Roanoke, Virginia operation, which was a separate broadband segment, operating under the Bright- Bridge subsidiary, which was discontinued last year in July, 2003.

Management does not anticipate a future financial impact from the discontinued Virginia operation, other than what has been disclosed in this document.


18.     SUBSEQUENT EVENTS:
        ------------------

In February 2004 the Company proceeded with the Financial Advisory Agreement for Investment Banking Services that it entered into in October 2003 with Grant Bettingen Investment Banking ("GBI"). A plan is currently being developed for the Company to implement a "roll up" of wireless internet service providers, with the assistance and funding resources of GBI.

In March 2004 the Company acquired Bitsstar Networks, a small technology consulting firm with extensive experience in the cable TV industry for 350,000 shares of its common stock.

On March 24, 2004 the Company entered into an Agreement to acquire a $3 million investment in the Cross Capital Fund, an Exchange Mutual Fund. This transaction will immediately and dramatically improve the balance sheet and shareholders' equity.

On March 31, 2004, the Company entered into a binding letter of intent to sell its Pennsylvania customer base and the related radio equipment servicing those Customers. Closing of this transaction is anticipated to occur on or about May 1, 2004.

Exhibit  4.8
------------

PROXY


I, ___________________________, shareholder of Prime Companies, Inc., a Delaware corporation ("Corporation"), do hereby appoint Norbert J. Lima and Stephen Goodman to be my proxy agents, with full power of substitution, and to vote all of my shares in the Corporation with respect to matters submitted to the shareholders at all meetings of the shareholders, or any adjournments thereof, and in all consents to any actions taken without a meeting. This appointment shall continue from this date until December 12, 2002 and during said period, Norbert Lima and Stephen Goodman shall have all the power that I would possess with respect to the voting of my shares and granting my consent.

1, hereby revoke all proxies previously given by me with respect to all my shares in the Corporation.

IN WITNESS WHEREOF, I have executed this proxy.


Date:      /   /

                                    --------------------------
                                    Shareholder



Exhibit  4.9
------------


                           PROXY


I, ___________________________, shareholder of Prime Companies, Inc., a Delaware corporation ("Corporation"), do hereby appoint Norbert J. Lima and Stephen Goodman to be my proxy agents, with full power of substitution, and to vote all of my shares in the Corporation with respect to matters submitted to the shareholders at all meetings of the shareholders, or any adjournments thereof, and in all consents to any actions taken without a meeting. This appointment shall continue from this date until June 23, 2004 and during said period, Norbert Lima and Stephen Goodman shall have all the power that I would possess with respect to the voting of my shares and granting my consent.

     1, hereby revoke all proxies previously given by me with respect to all my shares in the Corporation.

       IN WITNESS WHEREOF, I have executed this proxy.


       Date: ________________

                     _______________________________
                             Shareholder

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Prime Companies, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Norbert J. Lima, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Norbert J. Lima
---------------------
Norbert J. Lima
Chief Executive Officer
April 14, 2004

Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Prime Companies, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Goodman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Stephen Goodman
----------------------
Stephen Goodman
Chief Financial Officer
April 14, 2004

EXHIBIT 3.1
-----------


                         CERTIFICATE OF INCORPORATION
                                     Of

                       CORCORAN TECHNOLOGIES CORPORATION





                                       ARTICLE ONE
                                          NAME

The name of the Corporation is Corcoran Technologies Corporation.

                                       ARTICLE TWO

                                        DURATION

The Corporation shall have perpetual existence.

                                      ARTICLE THREE

                                        PURPOSE

         The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE FOUR

                                         SHARES

         The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value of $.0001 per share and 50,000,000 shares of Preferred Stock having a par value of $.0001 per share. (Amended December 13, 2000 and June 22, 2004 by the Shareholders.)

         The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.   The  number  of  shares   constituting  that  series  and  the  distinctive
designation of that series:

B. The divided rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date of dates, and the relative rights of priority, if any, or payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights:

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase or shares of that series, and, if so, the terms and amount of much sinking fund;

G. The rights of the shares of that series in the event of voluntary in involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, or payment of shares of that series; and

H.   Any other relative rights, preferences and limitations of that series.



                                      ARTICLE FIVE

                               COMMENCEMENT OF BUSINESS

         The Corporation is authorized to commence business as soon as its certificate of incorporation has been filed.


                                       ARTICLE SIX

                            PRINCIPAL OFFICE AND REGISTERED AGENT

         The post office address of the initial registered office of the Corporation and the name if its initial registered agent and its business address is

                  The Prentice Hall Corporation System, Inc.
                  1013 Centre Road
                  Wilmington, Delaware 19805 (County of New Castle)

         The initial registered agent is a resident of the State of Delaware.


                                                  ARTICLE SEVEN

                                                   INCORPORATOR

         Lee W. Cassidy, 1504 R. Street, N.W., Washington, D.C. 20009.


                                                  ARTICLE EIGHT

                                                PRE-EMPTIVE RIGHTS

         No Shareholder or other persons shall have any pre-emptive rights whatsoever.


                                                  ARTICLE NINE

                                                    BY-LAWS

         The initial by-laws shall be adopted by the Shareholder or the Board of Directors. The power to alter, amend, or repeal the by-laws or adopt new by-laws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.


                                                  ARTICLE TEN

                                                NUMBER OF VOTES

         Each share of Common Stock has one vote on each matter on which the share is entitled to vote.


                                                ARTICLE ELEVEN

                                                MAJORITY VOTES

         A majority vote of a quorum of Shareholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Shareholders, unless otherwise required or permitted by law or the by-laws of the Corporation.

                                                ARTICLE TWELVE

                                             NON-CUMULATIVE VOTING

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

                                               ARTICLE THIRTEEN

                          INTERESTED DIRECTORS, OFFICERS AND SECURITYHOLDERS

A.   VALIDITY.  If paragraph (B) is satisfied,  no contract or other transaction
between   the   Corporation   and  any  of  its   directors,   officers  or
securityholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or securityholder at the meeting of the Board of Directors of committee authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

B.       DISCLOSURE, APPROVAL, FAIRNESS.  Paragraph (A) shall apply only if:

(1) The material facts of the relationship or interest of each such director, officer or securityholder are known or disclosed:

     (a) to the Board of Directors or the committee and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but no in calculating the majority necessary to carry the vote; or

     (b) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

(2) the contract or transaction is fair to the Corporation as if the time it is authorized or ratified by the Board of Directors, the committee or the Shareholders.

ARTICLE FOURTEEN

INDEMNIFICATION AND INSURANCE

A. PERSONS. The Corporation shall indemnify, to the extent provided in Paragraphs (B), (D), or (F) and to the extent permitted from time to time by law:
Page 4

     (1) any person who is or was director, officer, agent or employee of the Corporation, and


     (2) any person who serves or served at the Corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, join venture, trust or other enterprise.

B. EXTENT - DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (C), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

C. STANDARD--DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation, a person named in Paragraph (A) shall be indemnified only if:

(1)  he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjusted liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in a view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

D. EXTENT - NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation against a person named in Paragraph
(A) by reason of his holding a position in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (E), for amounts
actually and reasonably incurred by him in connection with   the defense or
settlement of the suit as

(1)      expenses (including attorney's fees)
(2)      amounts paid in settlement
(3)      judgments, and
(4)      fines.

E. STANDARD - NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in Paragraph (A) shall be indemnified only if:

(1)  he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal actions or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of polo contenders or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Paragraph (B) (2).

Page 5

F. DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Paragraph (C) or (E) has been satisfied may be made by a court of law or equity or the determination may be made by:

(1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

(2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

(3)  the Shareholder of the Corporation.

G. PROPRATION. Anyone making a determination under Paragraph (F) may determine that a person has met the standard as to some mattes but not as to others, and may reasonably prorate amounts to be indemnified.

H.   ADVANCE PAYMENT. The Corporation may pay in advance any expenses (including
attorney's  fees)  which  may  become  subject  to  indemnification   under
paragraphs (A) - (G).

(1)  The Board of Directors authorizes the specific payment and

(2) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that the is entitled to indemnification by the Corporation under Paragraphs (A) - (G).

I. NONEXCLUSIVE. The indemnification provided by Paragraphs (A) - (G) shall not be exclusive of any other rights to which a person maybe entitled by law or by by-law, agreement, vote of Shareholders or disinterested directors, or otherwise.

J.   CONTINUATION.   The   indemnification   and  advance  payment  provided  by
Paragraphs (A) - (H) shall continue as to a person who has ceased to hold a position named in Paragraph (A) and shall inure to his heirs, executors and administrators.

K. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph (A) against any liability incurred by him in any such position or arising out of this statue as such, whether or not the Corporation would have power to indemnify him against such liability under Paragraph (A) - (H).

L.   REPORTS.   Indemnification   payments,   advance  payments,  and  insurance
purchases and payments made under Paragraph (A) - (K) shall be reported in writing to the Shareholders of the Corporation with the next of annual meeting, or within six months, whichever is sooner.

M. AMENDMENT OF ARTICLE. Any changes in the General Corporation Law of Delaware increasing, decreasing, amending, changing or otherwise effecting the indemnification of directors, officers, agents, or employees of the Corporation shall be incorporated by reference

Page 6

     In this Article as of the date of such changes without further action by the Corporation, its Board of Directors, of Shareholders, it being the intentions of this Article that directors, officers, agents and employees of the Corporation shall be indemnified to the maximum degree allowed by the General Corporation Law of the State of Delaware at all times.


ARTICLE FIFTEEN

LIMITATION ON DIRECTOR LIABILITY

A. SCOPE OF LIMITATION. No person by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Shareholders for any breach of fiduciary duty except as to the extent provided in Paragraph (B).

B. EXTENT OF LIMITATION. The limitation provided for in this Article shall not eliminate of limit the liability of a director to the Corporation or its Shareholders (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
(iii) for any unlawful payment of dividends or unlawful stock purchases or redemptions transaction for which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the incorporator hereunto has executed this certificate of incorporation on this 17th day of March, 1997

                                   /s/  Lee W. Cassidy, Incorporator


ARTICLE FOUR, paragraph one was amended December 13, 2000 by the shareholders to read:

         The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 50,000,000 shares of Preferred Stock having a par value of $.0001 per share.

                                                                 ENDORSED FILED
                                        In the office of the Secretary of State
                                                     Of the State of California
                                                                   OCT 22, 1997
                                                                 /s/ Bill Jones
                                                 Bill Jones. Secretary of State


                                      RESTATED ARTICLES OF INCORPORATION
                                                      OF
                                           PRIME MANAGEMENT, INC.

         Irving Pfeffer and David Lefkowitz certify that:

     1. They are the President and Secretary, respectively, of Prime Management, Inc., a California corporation.

     2. The articles of incorporation of this corporation are hereby amended and restated to read as follows:

ONE:     The name of this corporation is Prime Management, Inc.

TWO:     The purpose of this  corporation  if to engage in any      lawful  act
or activity for which a  corporation  may  be  organized  under the General
Corporation Law of California   other than the banking business,  the   trust
company  business    or  the  practice  of a profession   permitted  to  be
incorporated  by  the  California Corporations Code.

THREE:     This Corporation is authorized to issue only one class   of shares
of stock which shall be designated  as common  stock.  The   total number of
shares it is  authorized  to issue is  10,000,000   shares at one  hundredth
of one cent par value.

FOUR:     The  Corporation  elects  to be  governed  by  all  of the  provisions
of the General  Corporation  Law of 1977 not otherwise   applicable to it under
Chapter 23 thereof.

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with 902 CCC. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the restatement was 100, which exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  October 16, 1997

                                                       /s/  IRVING PFEFFER
                                                            President

                                                      /s/ DAVID LEFKOWITZ
                                                           Secretary
Page 8



                                                State of Delaware

                                         Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGERS:

     "PRIME MANAGEMENT, INC.", A CALIFORNIA CORPORATION, WITH AND INTO "CORCORAN TECHNOLOGIES CORPORATION" UNDER THE NAME OF "PRIME COMPANIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE SATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT
9 O'CLOCK A.M.




                                     /s/  Edward J. Freel, Secretary of State


Certificate of Merger
Of
Prime Management, Inc.
With and into
Corcoran Technologies Corporation

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

     CORCORAN TECHNOLOGIES CORPORATION, a Delaware corporation, hereby certifies as follows:

     FIRST: The names and jurisdictions of the constituent corporations are Corcoran Technologies Corporation, a Delaware corporation, and Prime Management, Inc., a California corporation.

     SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the
constituent   corporations  in  accordance  with  Section  252  of  the  General
Corporation Law of the State of Delaware and Chapter 11 of the General Corporation Law of the State of California.

     THIRD: The Merger Agreement, dated December 23, 1997, and the amendments to the Certificate of Incorporation of the surviving corporation have been approved by action by unanimous consent of the Board of Directors on December 23, 1997 and by written consent without a meeting of a majority of the shareholders dated December 23, 1997.

     FOURTH: The surviving corporation is "Corcoran Technologies Corporation" (the "Surviving Corporation").

     FIFTH: The Certificate of Incorporation of Corcoran Technologies Corporation in effect as of the date and time of filing of this Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation and pursuant to the Delaware General Corporation Law shall be amended by the changes set forth in the Merger Agreement to include the change of its corporate name as follows:

          Articles First of the Certificate of Incorporation of CORCORAN TECHNOLOGIES CORPORATION shall be deleted and replaced with the following:

                 The Name of the Corporation is Prime Companies, Inc.

     SIXTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 155 Montgomery Street, Suite 406, San Francisco, California 94104, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The authorized capital stock of Prime Management, Inc., a California corporation, which is not the surviving corporation, is 10,000,000 shares of common stock, $.001 par value per share, of which 921,041 shares have been issued and are outstanding, and no preferred stock.

     EIGHTH: This Certificate of Merger shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.



                                    Signature Page to Certificate to Merger
                                 Between Corcoran Technologies Corporation and
                                           Prime Management, Inc.



         IN WITNESS WHEREOF, Corcoran Technologies Corporation has caused this Certificate of Merger to be executed in its corporate name by its President and attested to by its Secretary on the 23rd day of December, 1997.


                                             CORCORAN TECHNOLOGIES CORPORATION

                                                  By:  /s/ James M. Cassidy
                                                  Name:  James M. Cassidy
                                                      Title:  President

ATTEST:


By:  /s/  James M.  Cassidy
Name:  James M. Cassidy
Title:  Secretary


EXHIBIT 3.2

                                               AMENDED BY-LAWS

                                                      Of

                                            PRIME COMPANIES, INC.

                                          A Delaware corporation

                                                ARTICLE I

                                          SHAREHOLDERS' MEETING


Section 1.                 Place of  Meetings.

     All meetings of the shareholders shall be held at the office of the corporation, in the State of California, as may be designated for that purpose from time to time by the Board of Directors.

Section 2.                 Annual Meetings.

     The annual meeting of the shareholders shall be held, each year at the time and on the day following:

                           Time of Meeting: 10:00 a.m.
                           Date of Meeting  First Monday in March

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3.                 Special Meetings:

     Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, a vice-president, the secretary, an assistant secretary, or by the Board of Directors, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation. Upon request in writing by registered mail to the president, a vice-president, the secretary or an assistant secretary, directed to such officers at the principal office of the corporation, in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix not less than ten nor more than sixty days after the receipt of such request. If such notice shall not be given within seven days after the date of mailing or date of delivery of such request, the person or persons calling the meeting may fix the time of meeting and give notice thereof in the manner provided by these By-laws.


Section 4.                 Notice of Meetings.

     Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the secretary or the assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder.

     Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, but not less than seven days before such meetings.

     Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.

     If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

     When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5.                 Consent to Shareholders' Meetings

     The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.                 Shareholders Acting Without a Meeting.

     Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

Section 7.                 Quorum.

     The holders of thirty three percent (33%) of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided By law, by the Articles of Incorporation, or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. (Amended December 10, 2002 by the Shareholders.)

Section 8.                 Voting Rights.  Non-Cumulative Voting.

     Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting

     Every shareholder entitled to vote at any election for directors of the Company shall be entitled to one vote per share and shall give each one candidate a number of votes equal to no more than the number of votes to which his/her shares are entitled. Shareholders may not cumulate their votes.

     The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

     The Board of Directors may fix a time in the future not exceeding thirty days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case shareholders of record on the date to fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.


Section 9.                 Proxies.

     Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Section 2225 of the Corporations Code of California and filed with the secretary of the corporation.

Section 10.                Organization.

     The Chairman, or in the absence of the Chairman, the President shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the president and all of the vice-presidents, shareholders shall appoint a chairman for such meeting. The secretary of the company shall act as secretary of all meetings of the shareholders, but in the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 11.                Inspectors of Election.

     In advance of any meeting of shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three.



                                                  ARTICLE II

                                             DIRECTORS MANAGEMENT


Section 1.                 Powers.

     Subject to the limitation of the Articles of Incorporation, of the By-laws, and the laws of the State of Delaware as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors

Section 2.                 Number and Qualification

     The authorized  number of directors of the corporation shall be as follows:
Seven.
          (Amended December 13, 2000 by the shareholders)

     This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2., ARTICLE II, of these By-laws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power.


Section 3.                 Election and Tenure of Office

     The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4.                 Vacancies.

     Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

     The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-laws is voted authorizing an increase in the number of directors.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

     If the Board of Directors accept the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become affective.

     No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.                 Removal of Directors.

     The entire Board of Directors or any individual director may be removed from office as provided by Section 141 of the Corporations Code of the State of Delaware.

Section 6.                 Place of Meetings.

     Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7.                 Organization Meetings.

     The  organization  meetings  of  the  Board  of  Directors  shall  be  held
immediately   following  the   adjournment   of  the  annual   meetings  of  the
shareholders.

Section 8.                 Other Regular Meetings.

     Regular meetings of the Board of Directors shall be held at the corporate offices, so such other place as may be designated by the Board of Directors, as follows:
                Time of Regular Meetings:        11:00 a.m.
                Date of Regular Meeting:           First Monday of March, June,
September and December. If said day shall fall upon a holiday, such meetings shall be held of the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 9.                 Special Meetings-Notices.

     Special meetings of the Board of Directors of an purpose or purposes shall be called at any time by the president or if he is absent or unable or refuses to act, by any vice-president or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records, or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which he principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 10.                Waiver of Notice

     When all of the directors are present at any director's meeting, however called or noticed. And sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transaction thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.    Directors Acting Without a Meeting by Unanimous Written Consent.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the board. Such consent shall be filed with the regular minutes of the board.

Section 12.                Notice of Adjournment

     Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 13.                Quorum

     A majority of the number of directors as fixed by the Articles of Incorporation or By-laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 14.                Compensation of Directors

     Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing here-in contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

Section 15.                Executive Committee

     An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

                                                  ARTICLE III

                                                   OFFICERS


Section 1.                 Officers.

     The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.


Section 2.                 Election.

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.                 Subordinate Officers, Etc.

     The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.


Section 4                  Removal and Resignation

     Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


Section 5.                 Vacancies

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 6.                 Chairman of the Board

     The Chairman of the Board, if there shall be such an officer shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

Section 7.                 President

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Operating Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section  8.                Vice-President


     In the absence or disability of the president, the vice-presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

Section 9.                 Secretary.

     The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as The Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each, the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of directors or by the By-laws

Section 10.                Treasurer.

     The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Director or the By-laws.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 1.             Limitation of Liability.

     Officers and directors shall not be liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action taken or any failure to take any action, as a director, except liability for:

     a) the amount of a financial benefit received by such individual to which he/she is not entitled;

     b)   an  intention   infliction   of  harm  on  the   Corporation   or  its
shareholders;

     c) any violation of the California Corporations Code not permitted to be waived or indemnified;

     d)   an intentional violation of criminal law.

    Section 2.             Indemnification.

     Unless otherwise provided in the Articles of Incorporation, the Corporation may indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the Corporation, against liability incurred in the proceeding. Provided, however, the indemnification is in accordance with the laws of the State of Delaware. No indemnification will be provided if it is determined that the Officer or Director:

     1)   acted  in  bad  faith  with   respect  to  the   corporation   or  its
shareholders;

     2)   the individual did not act in the Corporation's best interest;

     3)   the individual is adjudged  liable to the  Corporation for any reason;
or

     4) in the case of a derivative action in which it is found the individual is liable for deriving a personal benefit.


    Section 3.             Insurance.

     The Corporation may purchase and maintain liability insurance on behalf of persons who are Officers and/or Directors of the Corporation to cover liability asserted against or incurred by any such person acting in that capacity or arising from the individual's status as an Officer or Director of the Corporation. Insurance may be procured from any insurance company designated by the Board of Directors.




ARTICLE IV

CORPORATE RECORDS AND REPORTS - INSPECTION

    Section 1.             Records.

     The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time

    Section 2.              Inspection of Books and Records.

     All books and records provided for in Section 220 of the Corporations Code of Delaware shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Section 220.

    Section 3.              Certification and Inspection of By-laws.

     The original or a copy of these By-laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in Section 220 of the Corporations Code of Delaware.

    Section 4.             Checks, Drafts, Etc.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

    Section 5.             Contracts Etc. - How Executed.

     The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power of authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

    Section 6.             Annual Report.

     The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this corporation not later than 120 days after the close of the fiscal or calendar year.

ARTICLE VI

CERTIFICATES AND TRANSFERS OF SHARES

    Section 1.             Certificates for Shares.

     Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number, date of issuance, the number of shares for which it is issued, the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

     Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

    Section 2.             Transfer on the Books.

     Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    Section 3.             Lost or Destroyed Certificates.

     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, is at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

    Section 4.  Transfer Agents and Registrars.

     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company - either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

    Section 5.             Closing Stock Transfer Books.

     The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders or the day appointed for the payment of a dividend.

    Section 6.             Legend Condition.

     In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

ARTICLE VII

CORPORATE SEAL

     The corporate seal, if any, shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word Delaware.

ARTICLE VIII

AMENDMENTS TO BY-LAWS

    Section 1.             By Shareholders.

     New By-laws may be adopted or these By-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

    Section 2.             Powers of Directors.

     Subject to the right of the shareholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article VII, the Board of Directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

    Section 3.    Record of Amendments.

     Wherever an amendment or new By-law is adopted, it shall be copied in the book of By-laws with the original By-laws, in the appropriate place. If any By-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

/s/
Secretary
September 19, 2000
Article II, Section 2 Amended December 13, 2000
Article  I, Section 7 Amended December 10, 2002

EXHIBIT 4.1

                   Specimen - Common Stock Certificate Of the Registrant

EXHIBIT 4.3

[GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON260             File Number:              Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA330                          A                            0
--------------------------------------------------------------------------------

Market Name:  Olean, NY-Bradford, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2010

================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================
================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON254             File Number:             Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA117                          A                             0
--------------------------------------------------------------------------------

Market Name: Du Bois-Clearfield, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================

================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON256             File Number:               Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA215                          A                             0
--------------------------------------------------------------------------------

Market Name: Jamestown, NY-Warre, PA-Dunkirk, NY

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================
================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON255             File Number:               Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA203                          A                            0
--------------------------------------------------------------------------------

Market Name:  Indiana, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================
================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign:  WPON257             File Number:              Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA287                          A                              0
--------------------------------------------------------------------------------

Market Name:

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================
================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON261              File Number:             Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA416                          A                              0
--------------------------------------------------------------------------------

Market Name: Sharon, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================

================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

 [GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON259         File Number:                   Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA328                         A                              0
--------------------------------------------------------------------------------

Market Name: Oil City-Franklin, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================

================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

[GRAPHIC OMITTED]
(Federal Communications Commission - USA)

                        Federal Communications Commission
                       Wireless Telecommunications Bureau
                           Radio Station Authorization
================================================================================
Call Sign: WPON258             File Number:               Print Date: 06/15/2000
--------------------------------------------------------------------------------
Name of Licensee:

Attention: Stephen Goodman
LMDS Communications Inc.
409 Center Street
Yuba City, CA  95991

================================================================================
================================================================================
Market Number:             Channel Block:            Sub-Market Designator:

BTA317                           A                            0
--------------------------------------------------------------------------------

Market Name: New Castle, PA

================================================================================
================================================================================
The license hereof is authorized, for the period indicted, to operate a radio transmitting station in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in Title 47 of the code of Federal Regulations.
================================================================================
================================================================================
Effective  1st Build-out  2nd Build-out 3rd Build-out  4th Build-out  Expiration
  Date        Date           Date          Date           Date           Date

03/22/2000  03/22/2010                                                03/22/2000
================================================================================
================================================================================
Conditions:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner then authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act o 1934, as amended, 47 U.S.C. 151 et seq. this license is subject in terms to the right of use or control conferred by Section 706 of the Communications
Act      of       1934,       as       amended,       47       U.S.C.       606.
================================================================================
================================================================================
Special Conditions:
BTA215A, BTA287A, BTA328A, BTA330A "The authority granted herein is subject to any applicable international frequency coordination agreements between the United States and Canada."
================================================================================

================================================================================
A graphical representation of the geographic area authorized to this call sign may be generated by selecting "License Search" at the following web address: http://wtbwww05.fcc.gov
================================================================================

EXHIBIT 4.7


                Specimen - Preferred Stock Certificate Of the Registrant

EXHIBIT 5.1


PFEFFER & WILLIAMS
A PROFESSIONAL CORPORATION

155 MONTGOMERY STREET, SIXTH FLOOR
SAN FRANCISCO, CALIFORNIA 94104
______________________________
(415) 296-7272 FAX (415) 296-8780
e-mail: Pfefferlaw@sbcglobal.net

June 11, 2004

Prime Companies Inc.
409 Center Street
Yuba City, CA  95991

Re:  Opinion on Legality of Registration

To Prime Companies, Inc:

     Based upon a review of the corporate documents, it is the opinion of counsel that the shares of common stock subject to this registration will, when sold, be legally issued, fully paid and non-assessable.

     Irving Pfeffer owns or controls four million three hundred fifty-four thousand nine hundred sixty-six (4,354,966) shares of the Common Stock of the Company in an amount of 11% of the shares presently outstanding. None of these shares are part of this registration.



                                        PFEFFER & WILLIAMS, PC


                                        /S/ Irving Pfeffer
                                        ___________________________
                                        By:  Irving Pfeffer, Esq.

                                     EXHIBIT 10.22

                                  EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into this 7th day of September of 2000 effective January 1, 2000 (the "Effective Date"), by and between Prime Companies, Inc., a Delaware corporation (the "Company"), and Norbert J. Lima, a resident of California ("Executive").
WITNESSETH:
WHEREAS, the Company is a corporation engaged in business in the State of Delaware and throughout the United States; and
     WHEREAS, the Company desires to employ Executive in the capacity of Chief Executive Officer upon the terms and conditions hereinafter set forth; and
     WHEREAS, Executive is willing to enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions set forth below.
       1. Term of Employment. The term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date and terminating on December 31, 2002, unless such employment is terminated or extended prior to the expiration of said period as hereinafter provided. Effective as of the expiration of such initial three-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than six (6) months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. In the event of non-renewal, and the terminating party shall give notice of this decision not later than five and a half months before the anniversary date. Notwithstanding the foregoing, Executive's employment hereunder may be earlier terminated as provided in
Section 8 hereof.
2.     Duties of Executive.
       (a) Positions and Reporting. The Company hereby employs the Executive for the Employment Period as its President and Chief Operating Officer on the terms and conditions set forth in this Agreement. During the Employment Period, Executive shall report directly to the Chairman on an ongoing basis and directly to the Board of Directors of the Company (the "Board") with full access to the Board except during executive sessions.
       (b) Complete Commitment. Executive agrees that during the term of this Agreement, he will devote his professional and business-related time, skills, and best efforts to the businesses of the Company in the capacity of Chief Executive Officer or in such other capacities as the Company may request of Executive hereafter in writing.
       (c) Authority and Duties. Executive shall exercise such authority, perform such executive duties and functions, and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive pursuant to this Agreement, and consistent with the By-Laws of the Company as may be modified from time to time by the Board. The Executive shall attend all Board meetings, and the Executive agrees to serve as a director if invited by the Board. During the Employment Period, the Executive shall devote full business time, skill, and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may make and manage personal business investments of his choice and, after first seeking and obtaining Board approval, have a second job or serve in any capacity with any civic, educational, or charitable organization, or any trade association.
               If there are major changes in the duties or responsibilities of Executive from those listed above that are not mutually agreed upon, Executive may give notice of non-acceptance specifying the details of his counter-proposal and request to negotiate a mutually acceptable compromise. If the Parties are unable within thirty (30) days of the date of Executive's notice of non-acceptance, Executive may give notice of his intention to terminate his employment which shall become effective sixty (60) days thereafter absent a mutual agreement otherwise and absent the Company's withdrawal of the request for changed duties, thereby re-establishing the status quo ante. Executive agrees to continue to fulfill his employment obligations throughout the entire period of employment and to train conscientiously a replacement if so requested, notwithstanding any pending notice of termination.
       (d) Other Positions. The Company acknowledges and agrees that, during the term of this Agreement, Executive will devote some of his professional and business-related time, skills, and best efforts to Prime Companies, Inc. and subsidiaries of Employer including Mid-Cal Express, Inc. and Mid-Cal Logistics, Inc., and that Employee will not receive compensation from such subsidiaries for his services.
3. Compensation. The Company shall pay Executive an annual base salary of One Hundred Thousand ($100,000.00) per annum (or fraction for portions of a year) to be paid semi-monthly on or about the first and 15th of each month. Such base salary will be adjusted from time to time in accordance with then current standard salary administration guidelines of the Company. Executive's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of the Company.
4. Fringe Benefits. The terms of this Agreement shall not foreclose Executive from participating with other employees of the Company in such fringe benefit or incentive compensation plans as may be authorized and adopted from time to time by the Company; provided, however, that Executive must meet any and all eligibility provisions required under said fringe benefit or incentive compensation plans. Executive may be granted such other fringe benefits or perquisites as Executive and the Company may from time to time agree upon. In addition, Human Resources may devise a job specific incentive plan and present it to Board and, if approved, to Executive.
5. Vacations. Executive shall be entitled to the number of paid vacation days in each calendar year as shall be determined by the Board from time to time. In no event, however, shall Executive be entitled to less than two weeks paid vacation during each calendar year.
6. Reimbursement of Expenses. The Company recognizes that Executive will incur legitimate business expenses in the course of rendering services to the Company hereunder. Accordingly, the Company shall reimburse Executive, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Executive in the course of rendering services to the Company under this Agreement.
7. Working Facilities. Executive shall be furnished an office, and such other facilities and services suitable to his position and adequate for the performance of his duties, which shall be consistent with the policies of the Company.
8. Termination. The employment relationship between Executive and the Company created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any one of the following events:
      (a) Executive's Death or Permanent Disability. For the purpose of this Agreement, the "permanent disability" of Executive shall mean Executive's inability, because of his injury, illness, or other incapacity (physical or mental), to perform the essential functions of the position contemplated herein, with or without reasonable accommodation to Executive with respect to such injury, illness, or other incapacity, for a continuous period of sixty (60) days or for ninety (90) days out of a continuous period of 360 days. Such permanent disability shall be deemed to have occurred on the sixtieth (60th) consecutive day or on the ninetieth (90th) day within the specified period, whichever is applicable.
      (b) Termination for Cause. The following events, which for purposes of this Agreement shall constitute "cause" for termination with the majority vote of the Board:
          (1) The willful breach by Executive of any provision of Sections 11, 12, or 13 hereof or any act of fraud, misappropriation, or embezzlement by Executive with respect to any aspect of the Company's business or under circumstances that reflect adversely on the Company in the public eye, in each case in the Board's sole and exclusive determination, shall be cause for immediate termination with immediate curtailment of all compensation, benefits within statutory limitations, and stock option rights.
          (2) The willful breach by Executive of Section 2 hereof (including but not limited to a refusal to follow lawful directives of the Board) after notice to Executive of the details thereof and a period of 10 days thereafter within which to cure such breach and the failure of Executive to cure such breach to the Board's satisfaction within such 10 day period;
          (3) The use of illegal drugs by Executive during the term of this Agreement that, in the sole and exclusive determination of Board, interferes with Executive's performance of his duties hereunder or under circumstances that reflect adversely on the Company in the public eye;
          (4) The filing of a petition in bankruptcy court for bankruptcy, reorganization, or rearrangement or an adjudication that Executive is bankrupt;
          (5) The commencement of involuntary proceedings against Executive for bankruptcy or appointment of a receiver because of insolvency;
          (6) If the Company determines that employee has engaged in any dishonest conduct in the course of his management duties including by way of example and not by limitation the knowing receipt of kickbacks from suppliers, misappropriation of corporate assets or opportunities, etc.
          (7) If the circumstances of Employee's personal life, whether or not in the course of management duties, reflects adversely on the Company such that it would be in the Company's best interests, in its sole discretion, to terminate its business relations with Employee.
          (8) The dissolution of the Company's corporate status;
          (9)Executive is convicted of or pleads guilty or nolo contendere to a felony or misdemeanor involving financial misconduct, moral turpitude, controlled substances, or personal injuries caused by driving under the influence;
         (10) Failure of performance by Executive that is repeated or continued after 30 day written notice to Executive of such failure and that is determined by the Board to be injurious to the business or interests of the Company and which failure is not cured by Executive within such 30 day period in the Board's sole determination.
       Any notice of discharge shall describe with reasonable specificity the cause or causes for the termination of Executive's employment, as well as the effective date of the termination (which effective date may be the date of such notice). If the Company terminates Executive's employment for any of the reasons set forth above, the Company shall have no further obligations hereunder from and after the effective date of termination (other than as set forth below).
      (c) Termination by Executive with Notice. Executive may terminate this Agreement without liability to the Company arising from the resignation of Executive upon a three (3) month written notice to the Company. the Company retains the right after proper notice of Executive's voluntary termination to require Executive to cease employment immediately. During such notice period, Executive shall provide such consulting services to the Company as the Company may reasonably request and shall assist the Company in training his successor and generally managing an orderly transition.
      (d) Termination by the Company with Notice. The Company may terminate this Agreement at any time, with or without cause, upon three (3) month written notice to Executive; provided, however, upon such notice Executive shall not be required to perform any services for the Company other than during the period of one (1) month immediately following the receipt of such notice of termination in which Executive shall assist the Company in training his successor and generally preparing for an orderly transition.
9.     Compensation Upon Termination.
      (a) General. Upon the termination of Executive's employment under this Agreement before the expiration of the stated term hereof for any reason, Executive shall be entitled to (i) the salary earned by him before the effective date of termination, as provided in Section 3(a) hereof, prorated on the basis of the number of full days of service rendered by Executive during the year to the effective date of termination, (ii) any accrued, but unpaid, vacation benefits, and (iii) any authorized but unreimbursed business expenses. However on termination, Executive automatically forfeits any unvested fringe benefits, dividends, bonuses, and stock options, and any vesting schedule shall be adjusted on a pro rata basis parallel to Section 9(a)(i) above.
      (b) Death or Disability. In the event of termination of employment hereunder on account of Executive's death or disability, Executive, Executive's heirs, estate, or personal representatives under law, as applicable, shall be entitled to the payment of Executive's Base Salary as in effect immediately prior to death or disability for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to a life or disability insurance policy, if any, purchased by the Company for Executive. Executive, beneficiary, or estate shall not be required to remit to the Company any payments received pursuant to any such insurance policy purchased by the Company. Executive is encouraged to purchase life and/or disability insurance to cover financial needs resulting from death or disability.
      (c) Termination For Cause. If the employment relationship hereunder is terminated by the Company for cause (as defined in Section 8(b) hereof), Executive shall not be entitled to any severance compensation, except as provided in Section 9(a) above, subject to offset and deductions for reasonably demonstrable damages.
      (d) Termination by Executive with Notice. If the employment relationship is terminated by Executive pursuant to Section 8(c) above, the Company shall remain obligated to pay Executive his salary during the three (3) month notice period or the remaining term of this Agreement, whichever is less.
      (e) Termination by the Company with Notice. If the employment relationship is terminated by the Company pursuant to the provisions of Section 8(d) hereof, the Company shall remain obligated to pay Executive his salary during a nine (9) month severance period, again subject to offset and deductions for reasonably demonstrable damages.
      (f) Survival. The provisions of Sections 9, 11, 12, 13, 14, and 20 hereof shall survive the termination of the employment relationship, irrespective of the manner of termination absent a specific writing providing otherwise which is signed by Executive and Board. The Parties agree that Executive's breach, violation, or threat of breach or violation of such sections will result in immediate and irreparable injury and harm to the Company, and that the Company shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance, or other equitable relief to prevent the breach or violation of the obligations hereunder.
      (g) Excise Tax Limit. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of Executive is a "parachute payment" (within the meaning of Section 280G of the Internal Revenue Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company (within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the
Code) (the "Excise Tax"), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by
Section 4999 of the Code.
10. Other Agreements. This Agreement shall be primary with regard to other agreements between the Parties which are inconsistent in any way and shall be deemed to alter the terms of any executive compensation agreements, deferred compensation agreements, bonus agreements, general employment benefits plans, stock option plans, and any other plans or agreements entered into between Executive and the Company pursuant to which Executive has been granted specific rights, benefits, or options.
11. Non-competition. Executive agrees that, during his employment with the Company and for a period of two (2) years from the date of termination of his employment with the Company, he will not, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, Executive, consultant, agent, independent contractor, or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within any State of the United States or Province of Canada where the Company has staff, equipment, or facilities. For purposes of the foregoing, the term "Competitive Business" shall mean any business directly involved in those business activities performed by the Company during Executive's employment period. Notwithstanding the foregoing, Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company.
12. Confidential Data. Executive agrees that he will not at any time during the Employment Period or at any time thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company including, without limiting the generality of the foregoing, the techniques, methods, or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the Company's business, its manner of operation, its plans or other material data including without limitation the confidential information listed in Exhibit A. The provisions of this Section shall not apply to (i) information disclosed in the performance of Executive's duties to the Company based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by Executive from a third party who, based upon inquiry by Executive, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.
13. Non-solicitation of Customers/Employees. Executive covenants that, during his employment with the Company and for a period of two (2) years from the date of termination of his employment with the Company, he will not (i) directly or indirectly induce or attempt to induce any customer or Executive of the Company to terminate his or her business relations with the Company or (ii)
 without prior written consent of the Company, offer business relations either on behalf of himself or on behalf of any other individual or entity to any customer or employee of the Company or to any former customer or employee of the Company.
14. Property of The Company. Executive acknowledges that from time to time in the course of providing services pursuant to this Agreement, he shall have the opportunity to inspect, create, or use certain property, both tangible and intangible, of the Company and Executive hereby agrees that such property shall remain the exclusive property of the Company, and Executive shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Executive's confidential information listed on Exhibit A. In addition, Executive is retained in a capacity such that his responsibilities may include the making of technical and managerial contributions of value to the Company. Executive hereby assigns to the Company all rights, title, and interest in such contributions and inventions made or conceived by Executive alone or jointly with others during the Employment Period which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark, or trade name protection for any such work product. Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark, or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the Company's business or business activities, shall remain the property of the Executive. Executive agrees to return to the Company all Company property, confidential/proprietary information, and all copies of the same within five (5) days of employment termination.
15. Equitable Relief. Executive acknowledges that the services to be rendered by him are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by him of any of the provisions contained in this Agreement will cause the Company irreparable injury and damage. By reason thereof, Executive agrees that the Company shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by him. Executive hereby acknowledges and agrees that prohibitions set forth in Sections 11, 12, 13, and 14 are in addition to, and not in lieu of, any rights or remedies that the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent such violations, and the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.
16. "Change of Control." The terms of this Agreement shall remain in effect in the event that (i) the Company becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of the Company are sold to another corporation or entity; or (ii) any person, corporation, partnership, or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships, or other entities who are not "affiliates" but who are acting in concert, becomes the owner of record or beneficially of securities of the Company that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities entitled to elect Directors.
     MISCELLANEOUS PROVISIONS
17. Non-Assignment; Successors. Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation, or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns, or designees of Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.
18. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be reformed to effect the fullest possible extent of the provision that is legal, valid, and enforceable. In the event that even this is not possible, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
19. Construction with Articles and Bylaws. Except as explicitly modified by this Agreement, the provisions of the Articles and Bylaws shall remain in full force and effect. Notwithstanding the foregoing, the provisions of this Agreement shall be subject to the provisions of the Articles and shall supersede the Bylaws only to the extent inconsistent herewith, and the Articles and Bylaws shall be construed in a manner that gives effect to the purposes of this Agreement and the intent of the parties hereto.
20. Mandatory Mediation/Arbitration. Given the economies of time and money as well as enhanced prospects of swiftly restoring amicable business relations, in the event of a breach, default, and/or dispute between the Parties in connection with, arising out of, or related to this Agreement and any aspect of relations between the Parties including without limitation whether an issue is arbitrable, each Party agrees exclusively to the following terms and conditions for dispute resolution and claims for relief including injunctive or other equitable relief. The Parties agree to take the following actions in the following order:
      (a) Mediation. The Parties shall agree upon a neutral mediator who is mutually acceptable and may be selected from those mediators offered by the Judicial Arbitration Mediation Services-Endispute ("JAMS") in Sacramento or San Francisco, but there are advantages to finding a conveniently available mediator close at hand who can readily address and help resolve problematic matters at the earliest possible stages. If a mediator is not appointed and approved ten
(10) days after the date on which one or the other Party first seeks to retain a mediator, the mediator shall be appointed by JAMS. The mediator shall have ten
(10) business days to resolve the matter; and
      (b) Arbitration. If mediation proves unsuccessful and the matter has not been resolved after ten (10) business days, any Party (the "Complaining Party") may seek arbitration, to which each Party hereby agrees to submit to personal jurisdiction, as follows:
        (1) Notice of Request. The Complaining Party shall notify in writing each party involved in the matter that it is seeking arbitration in accordance with this Section. There shall be a period of thirty (30) days after the date of such notice during which the Parties involved in the matter shall hold with the mediator at least (2) mediation meetings. If, after such thirty (30) day period as expired, such two (2) additional mediation meetings have taken place and the matter is not resolved, the Complaining Party may proceed with a formal arbitration.
        (2) Mutual Designation of the Arbitrator. The Complaining Party shall notify the other Party that it elects to have the dispute heard and determined by a former judge of the California Superior or Appellate Courts retained by JAMS under JAMS rules and procedures, and request that a hearing be held to resolve the controversy within thirty (30) days after the filing of the application or as soon thereafter as possible. The arbitration hearing shall be held in a place agreed upon between the Parties and if no such agreement is possible within ten (10) days of discussion, the JAMS aribtrator shall designate the arbitration site. The arbitrator shall be required to grant a remedy specifically requested by a party to the arbitration, and he/she shall have no authority to fashion a remedy that has not been so specifically requested.
        (3) Expediting Resolution. Each Party agrees actively to expedite the resolution of the dispute with all reasonable efforts to secure a hearing within thirty (30) days after the filing of the Arbitration Petition, or as soon thereafter as possible. In more complicated cases upon the Arbitrator's consent, each Party may serve a single request for admissions, interrogatories, and request for production of documents in compliance with the California Rules of Civil Procedure, and the arbitrator shall have sole and complete discretion to determine any discovery disputes.
        (4) Equitable Relief. In the event of an application for a temporary restraining order or other equitable relief, each party agrees to any and all measures necessary to secure a hearing within ten (10) business days of the Notice which may proceed even without the responding Party's presence, subject to proof satisfactory to the JAMS arbitrator that notice was effected.
        (5) Arbitrator's Decision and Confidentiality. The arbitrator shall deliver a written opinion setting forth factual findings and the decision rationale which may be reduced to a judgment and filed in any court having jurisdiction. At the expense of the moving party, the arbitrator shall reconsider the decision once upon a written motion submitted and served within ten (10) business days of the decision. The Confidentiality provisions of this Agreement shall apply to the arbitration proceeding, all evidence taken, and the opinion.
        (6) The Losing Party. The arbitrator's award or opinion shall identify by name the party or parties who shall not have prevailed in the arbitration (the "Losing Party"). In rendering the decision with respect to any state law claims, the arbitrator shall apply the laws of the State of California without regard to the application of principles of conflicts of law. The arbitrator shall assess all expenses of arbitration and mediation, including but not specifically limited to all forms of mediator's fees, arbitration fees, costs, and attorneys' fees in accordance with Paragraph 20(a) of this Agreement.
        (7) Attorneys' Fees and Costs. The costs and expenses incurred in connection with any attempt at mediation described above, including JAMS' and the mediator fees, shall be shared equally among all the Parties involved in such mediation, with each party responsible for its own attorneys' fees, if the mediation successfully resolves the matter, or if the matter is otherwise resolved without arbitration. However, if the matter is arbitrated, the Losing Party in the arbitration shall pay all the mediation costs including but not specifically limited to the mediator's fees and disbursements and attorneys' fees of the parties who are not the Losing Party as well as all costs and expenses of arbitration including but not specifically limited to JAMS' fees, attorneys' fees of parties who are not the Losing Party and costs, plus attorneys' fees incurred to enforce any award or opinion entered in any court having jurisdiction thereof. If more than one party constitutes the Losing Party, as determined by the arbitrator, all such parties shall be jointly and severally liable for all costs and expenses of mediation and/or arbitration.
        (8) Full Assessment as Incentive for Resolution by Mediation. For purposes of this Section, the phrase "costs and expenses" shall include, in addition to those items enumerated above, discovery costs, air and ground transportation, lodging, meals, and related items advanced or incurred by necessary parties to the arbitration and by witnesses, investigators, accountants, and attorneys participating in the who reside outside Northern California. For purposes of this Section, the term "attorney's fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorney's fees" as that term may be defined by statutory or decisional authority. Judgment on such award may be entered in any court having jurisdiction over the subject matter of the controversy and shall thereafter be deemed an enforceable judgment.
      (c) Enforceability. This Agreement will be enforceable, the arbitration order/award will be final, and judgment thereon may be entered in any court of competent jurisdiction. Any complaint, adversarial claim, or action related to this Agreement prosecuted in any jurisdiction or forum other than as provided herein shall be null and void.
      (d) Survivability. This provision shall survive the termination of this Agreement. This agreement to arbitrate shall be specifically enforceable, each Party waiving rights to jury trial and appeal in the interests of maximizing economy, privacy, and swift resolution while minimizing expense, hostilities, and delay.
21. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:
          (a) If to Employer: Prime Companies, Inc.
                               409 Center Street
                              Yuba City, CA 95991
                              (530) 755-3580
                          Facsimile: (530) 671-3215
                       e-mail: adminpri@primecompanies.com

          (b)     If to Executive:     Norbert J. Lima
                              409 Center Street
                              Yuba City, CA 95991
                              (530) 674-2590
                    Facsimile: (530) 671-3215
                    e-mail: nlima@primecompanies.com

          (c)     and in all cases to:     Mr. Irving Pfeffer, Esq.
                              155 Montgomery Street, Suite 609
                              San Francisco, CA  94104
                              (415) 296-7272
                    Facsimile: (415) 296-8780
                    e-mail: pfefferlaw@sbcglobal.net

or to such other respective addresses as the Parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.
      Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex, or personal delivery, on the date of actual transmission or, as the case may be, personal delivery, in each case followed by posting with the U. S. Postal Service by certified mail. The Parties further consent and agree that notice given pursuant to this section shall be effective in securing personal jurisdiction for dispute resolution with JAMS.
22. Further Actions. Whether or not specifically required under the terms of this Agreement, each Party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.
23. Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or Company.
24. Governing Law. This agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of California.
25. Assignment. This Agreement is personal to Executive and may not be assigned in any way by Executive without the prior written consent of the Company. This Agreement shall not be assignable or delegable by the Company, other than to an affiliate of the Company, except if there is a Change of Control as defined in Section 16, the Company may assign its rights and obligations hereunder to the person, corporation, partnership or other entity that has gained such control.
26. Interpretation. Neither this Agreement nor any amendment hereto nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or Employee, whether under any rule of construction or otherwise. On the contrary, this Agreement and any amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the construction or the interpretation of this Agreement or any amendments hereto.
27. Entire Agreement & Modification: This Agreement merges and supersedes all prior agreements, negotiations, warranties, and representations by or between the Parties on the subjects addressed herein, whether oral, written, or both, and constitutes the entire understanding with respect to this subject matter. Any inconsistencies or ambiguities shall not be interpreted for or against either Party. This Agreement may be modified only with a writing signed by both Parties and approved by the Board, may be signed in counterparts, and may be deemed an original including signature pages even in facsimile copy. No promise, warranty, representation, or amendment shall be binding unless in writing and signed by the Party to be charged.
28. Good Faith. The Parties intend and agree that their respective rights, duties, powers, liabilities, obligations, and discretionary acts shall be performed, carried out, discharged, and exercised reasonably in good faith and in fair dealing with the other Party, shareholders, directors, officers, employees, customers, and suppliers of the Company.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.
             PRIME COMPANIES, INC.

By: ____/s/ Nobert Lima                   By: /s/ Stephen Goodman
Name: Norbert J. Lima                     Name: Stephen Goodman
Title: Chief Executive Officer            Title: Chief Financial Officer




EXECUTIVE:                              APPROVED BY THE BOARD:
By: /s/ Norbert Lima                       By:/s/ Stephen Goodman
Name:  Norbert J. Lima                     Name:  Stephen Goodman, Secretary

EXHIBIT A - CONFIDENTIAL - PROPRIETARY INFORMATION
     Generally, the Company's confidential and propriety information includes all property, tangible and intangible, regardless of how stored in writing, magnetically encoded, photographic, laser imprinted, or computerized, etc. Upon termination of employment, Executive shall be entitled only to remove his personal belongings. More specifically but without limitation, Confidential/Proprietary Information includes the following:
   1. All Company trade secrets and all business plans including strategic plans, product plans, marketing plans, financial plans, operating plans, resource plans, all research and development plans including all records, data, illustrations, computer files, and any other documentation produced by or related to such efforts;
   2. All Company business records including customer, supplier, and personnel lists and information, all internally prepared documents, all sales, accounting, and business activity records and files;
   3. All documents, software, records, files, internal policies, procedures, methods, and approaches which have been developed or adopted by to Prime Companies, Inc. and are not public.
   4. Any information relating to the marketing, pricing, contracts, discounting, employment, job responsibility, performance, salaries, and personnel compensation of any other employee with the Company.
   5. Any information, knowledge, or data that Executive receives in confidence or acquires from the Company or its staff or customers or that Executive may develop during the course of his employment and which relates to or is a trade secret of the company or its customers as contained in formulas, patterns, toolings, devices, processes, methods, machines, compositions, discoveries, inventions, designs, compilations of information, records, specifications, customer/employee/supplier lists, or otherwise.

EXHIBIT 10.23

                                  EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into this 7th day of September of 2000 effective January 1, 2000 (the "Effective Date"), by and between Prime Companies, Inc., a Delaware corporation (the "Company"), and Stephen Goodman, a resident of California ("Executive").
                             WITNESSETH:
WHEREAS, the Company is a corporation engaged in business in the State of Delaware and throughout the United States; and
     WHEREAS, the Company desires to employ Executive in the capacity of Chief Executive Officer upon the terms and conditions hereinafter set forth; and
     WHEREAS, Executive is willing to enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions set forth below.
       1. Term of Employment. The term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date and terminating on December 31, 2002, unless such employment is terminated or extended prior to the expiration of said period as hereinafter provided. Effective as of the expiration of such initial three-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than six (6) months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. In the event of non-renewal, and the terminating party shall give notice of this decision not later than five and a half months before the anniversary date. Notwithstanding the foregoing, Executive's employment hereunder may be earlier terminated as provided in
Section 8 hereof.
2.     Duties of Employee.
      (a) Chief Financial Officer. Employee agrees that during the term of this Agreement, he will devote his professional and business-related time, skills, and best efforts to the businesses of Employer in the capacity of Chief Financial Officer or in such other capacities as Employer may request of Employee hereafter in writing. The initial outline of duties includes the following:
        (1) To provide financial reporting to the President as requested by the President and to Employer's Board of Directors (the "Board") as requested by the Chairman;
        (2) To keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, shares, options, dividends, etc. The books of account shall at all reasonable times be open to inspection by any director.
        (3) The chief financial officer shall (i) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board; (ii) disburse corporate funds as authorized by the board; and (iii) whenever requested by the board or the chief executive officer, render a statement of the corporation's financial condition and an account of all transactions he has conducted as chief financial officer.
        (4) The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation's treasurer.
        (5) The chief financial officer shall pay the expenses of incorporation, organization, and expansion, and to reimburse any persons who advance reimbursable business expense funds on behalf of the corporation as approved by the President.
        (6) In addition, Employee shall devote all necessary time and his best efforts in the performance of any other duties as may be assigned to him from time to time by the President and/or the Board including, but not limited to, serving on the Board if elected.

If there are major changes in the duties or responsibilities of Employee from those listed above that are not mutually agreed upon, Employee may give notice of non-acceptance specifying the details of his counter-proposal and request to negotiate a mutually acceptable compromise. If the Parties are unable within thirty (30) days of the date of Employee's notice of non-acceptance, Employee may give notice of his intention to terminate his employment which shall become effective sixty (60) days thereafter absent a mutual agreement otherwise and absent Employer's withdrawal of the request for changed duties, thereby re-establishing the status quo ante. Employee agrees to continue to fulfill his employment obligations throughout the entire period of employment and to train conscientiously a replacement if so requested, notwithstanding any pending notice of termination.
      (b) Other Positions. Employer acknowledges and agrees that, during the term of this Agreement, Employee will devote some of his professional and business-related time, skills, and best efforts to Prime Companies, Inc. and subsidiaries of Employer including Mid-Cal Express, Inc. and Mid-Cal Logistics, Inc., and that Employee will not receive compensation from such subsidiaries for his services. Notwithstanding the foregoing, the Executive may make and manage personal business investments of his choice and, after first seeking and obtaining Board approval, have a second job or serve in any capacity with any civic, educational, or charitable organization, or any trade association.
3. Compensation. The Company shall pay Employee an annual base salary of One Hundred Thousand ($100,000.00) per annum (or fraction for portions of a year) to be paid semi-monthly on or about the first and 15th of each month. Such base salary will be adjusted from time to time in accordance with then current standard salary administration guidelines of Employer. Executive's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of Employer.
4. Fringe Benefits. The terms of this Agreement shall not foreclose Employee from participating with other employees of Employer in such fringe benefit or incentive compensation plans as may be authorized and adopted from time to time by Employer; provided, however, that Employee must meet any and all eligibility provisions required under said fringe benefit or incentive compensation plans. Employee may be granted such other fringe benefits or perquisites as Employee and Employer may from time to time agree upon. In addition, Human Resources may devise a job specific incentive plan and present it to Board and, if approved, to Employee.
5. Vacations. Employee shall be entitled to the number of paid vacation days in each calendar year as shall be determined by the Board from time to time. In no event, however, shall Employee be entitled to less than two weeks paid vacation during each calendar year.
6. Reimbursement of Expenses. Employer recognizes that Employee will incur legitimate business expenses in the course of rendering services to Employer hereunder. Accordingly, Employer shall reimburse Employee, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Employee in the course of rendering services to Employer under this Agreement.
7. Working Facilities. Employee shall be furnished an office, and such other facilities and services suitable to his position and adequate for the performance of his duties, which shall be consistent with the policies of Employer.
8. Termination. The employment relationship between Employee and the Company created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any one of the following events:
      (a) Employee's Death or Permanent Disability. For the purpose of this Agreement, the "permanent disability" of Employee shall mean Employee's inability, because of his injury, illness, or other incapacity (physical or mental), to perform the essential functions of the position contemplated herein, with or without reasonable accommodation to Employee with respect to such injury, illness, or other incapacity, for a continuous period of sixty (60) days or for ninety (90) days out of a continuous period of 360 days. Such permanent disability shall be deemed to have occurred on the sixtieth (60th) consecutive day or on the ninetieth (90th) day within the specified period, whichever is applicable.
      (b) Termination for Cause. The following events, which for purposes of this Agreement shall constitute "cause" for termination with the majority vote of the Board:
          (1) The willful breach by Employee of any provision of Sections 11, 12, or 13 hereof or any act of fraud, misappropriation, or embezzlement by Employee with respect to any aspect of Employer's business or under circumstances that reflect adversely on Employer in the public eye, in each case in the Board's sole and exclusive determination, shall be cause for immediate termination with immediate curtailment of all compensation, benefits within statutory limitations, and stock option rights.
          (2) The willful breach by Employee of Section 2 hereof (including but not limited to a refusal to follow lawful directives of the Board) after notice to Employee of the details thereof and a period of 10 days thereafter within which to cure such breach and the failure of Employee to cure such breach to the Board's satisfaction within such 10 day period;
          (3) The use of illegal drugs by Employee during the term of this Agreement that, in the sole and exclusive determination of Board, interferes with Employee's performance of his duties hereunder or under circumstances that reflect adversely on Employer in the public eye;
          (4) The filing of a petition in bankruptcy court for bankruptcy, reorganization, or rearrangement or an adjudication that Employee is bankrupt;
          (5) The commencement of involuntary proceedings against Employee for bankruptcy or appointment of a receiver because of insolvency;
          (6) If Employer determines that employee has engaged in any dishonest conduct in the course of his management duties including by way of example and not by limitation the knowing receipt of kickbacks from suppliers, misappropriation of corporate assets or opportunities, etc.
          (7) If the circumstances of Employee's personal life, whether or not in the course of management duties, reflects adversely on Employer such that it would be in Employer's best interests, in its sole discretion, to terminate its business relations with Employee.
          (8) The dissolution of Employer's corporate status;
          (9)Employee is convicted of or pleads guilty or nolo contendere to a felony or misdemeanor involving financial misconduct, moral turpitude, controlled substances, or personal injuries caused by driving under the influence;
         (10) Failure of performance by Employee that is repeated or continued after 30 day written notice to Employee of such failure and that is determined by the Board to be injurious to the business or interests of Employer and which failure is not cured by Employee within such 30 day period in the Board's sole determination.
       Any notice of discharge shall describe with reasonable specificity the cause or causes for the termination of Employee's employment, as well as the effective date of the termination (which effective date may be the date of such notice). If Employer terminates Employee's employment for any of the reasons set forth above, Employer shall have no further obligations hereunder from and after the effective date of termination (other than as set forth below).
      (c) Termination by Employee with Notice. Employee may terminate this Agreement without liability to Employer arising from the resignation of Employee upon a three (3) month written notice to Employer. Employer retains the right after proper notice of Employee's voluntary termination to require Employee to cease employment immediately. During such notice period, Employee shall provide such consulting services to Employer as Employer may reasonably request and shall assist Employer in training his successor and generally managing an orderly transition.
      (d) Termination by Employer with Notice. Employer may terminate this Agreement at any time, with or without cause, upon three (3) month written notice to Employee; provided, however, upon such notice Employee shall not be required to perform any services for Employer other than during the period of one (1) month immediately following the receipt of such notice of termination in which Employee shall assist Employer in training his successor and generally preparing for an orderly transition.
9.     Compensation Upon Termination.
      (a) General. Upon the termination of Employee's employment under this Agreement before the expiration of the stated term hereof for any reason, Employee shall be entitled to (i) the salary earned by him before the effective date of termination, as provided in Section 3(a) hereof, prorated on the basis of the number of full days of service rendered by Employee during the year to the effective date of termination, (ii) any accrued, but unpaid, vacation benefits, and (iii) any authorized but unreimbursed business expenses. However on termination, Employee automatically forfeits any unvested fringe benefits, dividends, bonuses, and stock options, and any vesting schedule shall be adjusted on a pro rata basis parallel to Section 9(a)(i) above.
      (b) Death or Disability. In the event of termination of employment hereunder on account of Employee's death or disability, Employee, Employee's heirs, estate, or personal representatives under law, as applicable, shall be entitled to the payment of Employee's Base Salary as in effect immediately prior to death or disability for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to a life or disability insurance policy, if any, purchased by the Company for Employee. Employee, beneficiary, or estate shall not be required to remit to Employer any payments received pursuant to any such insurance policy purchased by Employer. Employee is encouraged to purchase life and/or disability insurance to cover financial needs resulting from death or disability.
      (c) Termination For Cause. If the employment relationship hereunder is terminated by Employer for cause (as defined in Section 8(b) hereof), Employee shall not be entitled to any severance compensation, except as provided in Section 9(a) above, subject to offset and deductions for reasonably demonstrable damages.
      (d) Termination by Employee with Notice. If the employment relationship is terminated by Employee pursuant to Section 8(c) above, Employer shall remain obligated to pay Employee his salary during the three (3) month notice period or the remaining term of this Agreement, whichever is less.
      (e) Termination by Employer with Notice. If the employment relationship is terminated by Employer pursuant to the provisions of Section 8(d) hereof, Employer shall remain obligated to pay Employee his salary during a nine (9) month severance period, again subject to offset and deductions for reasonably demonstrable damages.
      (f) Survival. The provisions of Sections 9, 11, 12, 13, 14, and 20 hereof shall survive the termination of the employment relationship, irrespective of the manner of termination absent a specific writing providing otherwise which is signed by Employee and Board. The Parties agree that Employee's breach, violation, or threat of breach or violation of such sections will result in immediate and irreparable injury and harm to Employer, and that Employer shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance, or other equitable relief to prevent the breach or violation of the obligations hereunder.
      (g) Excise Tax Limit. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by Employer or any other person or entity to or for the benefit of Employee is a "parachute payment" (within the meaning of Section 280G of the Internal Revenue Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") in connection with, or arising out of, his employment with Employer or a change in ownership or effective control of Employer (within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code) (the "Excise Tax"), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by Section 4999 of the Code.
10. Other Agreements. This Agreement shall be primary with regard to other agreements between the Parties which are inconsistent in any way and shall be deemed to alter the terms of any executive compensation agreements, deferred compensation agreements, bonus agreements, general employment benefits plans, stock option plans, and any other plans or agreements entered into between Employee and Employer pursuant to which Employee has been granted specific rights, benefits, or options.
11. Non-competition. Employee agrees that, during his employment with the Company and for a period of two (2) years from the date of termination of his employment with Employer, he will not, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, Employee, consultant, agent, independent contractor, or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within any State of the United States or Province of Canada where the Company has staff, equipment, or facilities. For purposes of the foregoing, the term "Competitive Business" shall mean any business directly involved in those business activities performed by Employer during Employee's employment period. Notwithstanding the foregoing, Employee shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company.
12. Confidential Data. Employee agrees that he will not at any time during the Employment Period or at any time thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Employer including, without limiting the generality of the foregoing, the techniques, methods, or systems of its operation or management, any information regarding its financial matters, or any other material information concerning Employer's business, its manner of operation, its plans or other material data including without limitation the confidential information listed in Exhibit A. The provisions of this Section shall not apply to (i) information disclosed in the performance of Employee's duties to the Company based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by Employer to third parties in the ordinary course of business; (iv) information lawfully received by Employee from a third party who, based upon inquiry by Employee, is not bound by a confidential relationship to Employer; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.
13. Non-solicitation of Customers/Employees. Employee covenants that, during his employment with Employer and for a period of two (2) years from the date of termination of his employment with Employer, he will not (i) directly or indirectly induce or attempt to induce any customer or Employee of Employer to terminate his or her business relations with Employer or (ii)
 without prior written consent of Employer, offer business relations either on behalf of himself or on behalf of any other individual or entity to any customer or employee of Employer or to any former customer or employee of Employer.
14. Property of Employer. Employee acknowledges that from time to time in the course of providing services pursuant to this Agreement, he shall have the opportunity to inspect, create, or use certain property, both tangible and intangible, of Employer and Employee hereby agrees that such property shall remain the exclusive property of Employer, and Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Employee's confidential information listed on Exhibit A. In addition, Employee is retained in a capacity such that his responsibilities may include the making of technical and managerial contributions of value to Employer. Employee hereby assigns to Employer all rights, title, and interest in such contributions and inventions made or conceived by Employee alone or jointly with others during the Employment Period which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark, or trade name protection for any such work product. Employee shall promptly and fully disclose all such contributions and inventions to Employer and assist Employer in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark, or trade name protection, as the case may be. Inventions conceived by the Employee which are not related to Employer's business or business activities, shall remain the property of the Employee. Employee agrees to return to Employer all Company property, confidential/proprietary information, and all copies of the same within five (5) days of employment termination.
15. Equitable Relief. Employee acknowledges that the services to be rendered by him are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by him of any of the provisions contained in this Agreement will cause Employer irreparable injury and damage. By reason thereof, Employee agrees that Employer shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by him. Employee hereby acknowledges and agrees that prohibitions set forth in Sections 11, 12, 13, and 14 are in addition to, and not in lieu of, any rights or remedies that Employer may have available pursuant to the laws of any jurisdiction or at common law to prevent such violations, and the enforcement by Employer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.
16. "Change of Control." The terms of this Agreement shall remain in effect in the event that (i) Employer becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of Employer are sold to another corporation or entity; or (ii) any person, corporation, partnership, or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships, or other entities who are not "affiliates" but who are acting in concert, becomes the owner of record or beneficially of securities of Employer that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of Employer's then outstanding securities entitled to elect Directors.
     MISCELLANEOUS PROVISIONS
17. Non-Assignment; Successors. Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that:(iii) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer upon any sale of all or substantially all of Employer's assets, or upon any merger, consolidation, or reorganization of Employer with or into any other corporation, all as though such successors and assigns of Employer and their respective successors and assigns were Employer; and (iv) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns, or designees of Employee to the extent of any payments due to them hereunder.
As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of Employer referred to in the preceding sentence.
18. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be reformed to effect the fullest possible extent of the provision that is legal, valid, and enforceable. In the event that even this is not possible, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
19. Construction with Articles and Bylaws. Except as explicitly modified by this Agreement, the provisions of the Articles and Bylaws shall remain in full force and effect. Notwithstanding the foregoing, the provisions of this Agreement shall be subject to the provisions of the Articles and shall supersede the Bylaws only to the extent inconsistent herewith, and the Articles and Bylaws shall be construed in a manner that gives effect to the purposes of this Agreement and the intent of the parties hereto.
20. Mandatory Mediation/Arbitration. Given the economies of time and money as well as enhanced prospects of swiftly restoring amicable business relations, in the event of a breach, default, and/or dispute between the Parties in connection with, arising out of, or related to this Agreement and any aspect of relations between the Parties including without limitation whether an issue is arbitrable, each Party agrees exclusively to the following terms and conditions for dispute resolution and claims for relief including injunctive or other equitable relief. The Parties agree to take the following actions in the following order:
      (a) Mediation. The Parties shall agree upon a neutral mediator who is mutually acceptable and may be selected from those mediators offered by the Judicial Arbitration Mediation Services-Endispute ("JAMS") in Sacramento or San Francisco, but there are advantages to finding a conveniently available mediator close at hand who can readily address and help resolve problematic matters at the earliest possible stages. If a mediator is not appointed and approved ten
(10) days after the date on which one or the other Party first seeks to retain a mediator, the mediator shall be appointed by JAMS. The mediator shall have ten
(10) business days to resolve the matter; and
      (b) Arbitration. If mediation proves unsuccessful and the matter has not been resolved after ten (10) business days, any Party (the "Complaining Party") may seek arbitration, to which each Party hereby agrees to submit to personal jurisdiction, as follows:
        (1) Notice of Request. The Complaining Party shall notify in writing each party involved in the matter that it is seeking arbitration in accordance with this Section. There shall be a period of thirty (30) days after the date of such notice during which the Parties involved in the matter shall hold with the mediator at least (2) mediation meetings. If, after such thirty (30) day period as expired, such two (2) additional mediation meetings have taken place and the matter is not resolved, the Complaining Party may proceed with a formal arbitration.
        (2) Mutual Designation of the Arbitrator. The Complaining Party shall notify the other Party that it elects to have the dispute heard and determined by a former judge of the California Superior or Appellate Courts retained by JAMS under JAMS rules and procedures, and request that a hearing be held to resolve the controversy within thirty (30) days after the filing of the application or as soon thereafter as possible. The arbitration hearing shall be held in a place agreed upon between the Parties and if no such agreement is possible within ten (10) days of discussion, the JAMS aribtrator shall designate the arbitration site. The arbitrator shall be required to grant a remedy specifically requested by a party to the arbitration, and he/she shall have no authority to fashion a remedy that has not been so specifically requested.
        (3) Expediting Resolution. Each Party agrees actively to expedite the resolution of the dispute with all reasonable efforts to secure a hearing within thirty (30) days after the filing of the Arbitration Petition, or as soon thereafter as possible. In more complicated cases upon the Arbitrator's consent, each Party may serve a single request for admissions, interrogatories, and request for production of documents in compliance with the California Rules of Civil Procedure, and the arbitrator shall have sole and complete discretion to determine any discovery disputes.
        (4) Equitable Relief. In the event of an application for a temporary restraining order or other equitable relief, each party agrees to any and all measures necessary to secure a hearing within ten (10) business days of the Notice which may proceed even without the responding Party's presence, subject to proof satisfactory to the JAMS arbitrator that notice was effected.
        (5) Arbitrator's Decision and Confidentiality. The arbitrator shall deliver a written opinion setting forth factual findings and the decision rationale which may be reduced to a judgment and filed in any court having jurisdiction. At the expense of the moving party, the arbitrator shall reconsider the decision once upon a written motion submitted and served within ten (10) business days of the decision. The Confidentiality provisions of this Agreement shall apply to the arbitration proceeding, all evidence taken, and the opinion.
        (6) The Losing Party. The arbitrator's award or opinion shall identify by name the party or parties who shall not have prevailed in the arbitration (the "Losing Party"). In rendering the decision with respect to any state law claims, the arbitrator shall apply the laws of the State of California without regard to the application of principles of conflicts of law. The arbitrator shall assess all expenses of arbitration and mediation, including but not specifically limited to all forms of mediator's fees, arbitration fees, costs, and attorneys' fees in accordance with Paragraph 20(a) of this Agreement.
        (7) Attorneys' Fees and Costs. The costs and expenses incurred in connection with any attempt at mediation described above, including JAMS' and the mediator fees, shall be shared equally among all the Parties involved in such mediation, with each party responsible for its own attorneys' fees, if the mediation successfully resolves the matter, or if the matter is otherwise resolved without arbitration. However, if the matter is arbitrated, the Losing Party in the arbitration shall pay all the mediation costs including but not specifically limited to the mediator's fees and disbursements and attorneys' fees of the parties who are not the Losing Party as well as all costs and expenses of arbitration including but not specifically limited to JAMS' fees, attorneys' fees of parties who are not the Losing Party and costs, plus attorneys' fees incurred to enforce any award or opinion entered in any court having jurisdiction thereof. If more than one party constitutes the Losing Party, as determined by the arbitrator, all such parties shall be jointly and severally liable for all costs and expenses of mediation and/or arbitration.
        (8) Full Assessment as Incentive for Resolution by Mediation. For purposes of this Section, the phrase "costs and expenses" shall include, in addition to those items enumerated above, discovery costs, air and ground transportation, lodging, meals, and related items advanced or incurred by necessary parties to the arbitration and by witnesses, investigators, accountants, and attorneys participating in the who reside outside Northern California. For purposes of this Section, the term "attorney's fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorney's fees" as that term may be defined by statutory or decisional authority. Judgment on such award may be entered in any court having jurisdiction over the subject matter of the controversy and shall thereafter be deemed an enforceable judgment.
      (c) Enforceability. This Agreement will be enforceable, the arbitration order/award will be final, and judgment thereon may be entered in any court of competent jurisdiction. Any complaint, adversarial claim, or action related to this Agreement prosecuted in any jurisdiction or forum other than as provided herein shall be null and void.
      (d) Survivability. This provision shall survive the termination of this Agreement. This agreement to arbitrate shall be specifically enforceable, each Party waiving rights to jury trial and appeal in the interests of maximizing economy, privacy, and swift resolution while minimizing expense, hostilities, and delay.
21. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:
          (a) If to Employer: Prime Companies, Inc.
                               409 Center Street
                              Yuba City, CA 95991
                              (530) 755-3580
                          Facsimile: (530) 671-3215
                       e-mail: adminpri@primecompanies.com

          (b)     If to Employee:     Stephen Goodman
                              412 Kirby Court
                              Walnut Creek, CA 94598
                              (925) 518-5900
                    Facsimile: (925) 472-0143
                    e-mail: sg9@sbcglobal.net

          (c)     and in all cases to:     Mr. Irving Pfeffer, Esq.
                              155 Montgomery Street, Suite 609
                              San Francisco, CA  94104
                              (415) 296-7272
                    Facsimile: (415) 296-8780
                    e-mail: pfefferlaw@sbcglobal.net

or to such other respective addresses as the Parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.
      Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex, or personal delivery, on the date of actual transmission or, as the case may be, personal delivery, in each case followed by posting with the U. S. Postal Service by certified mail. The Parties further consent and agree that notice given pursuant to this section shall be effective in securing personal jurisdiction for dispute resolution with JAMS.
22. Further Actions. Whether or not specifically required under the terms of this Agreement, each Party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.
23. Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Employee or Company.
24. Governing Law. This agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of California.
25. Assignment. This Agreement is personal to Employee and may not be assigned in any way by Employee without the prior written consent of the Company. This Agreement shall not be assignable or delegable by Employer, other than to an affiliate of Employer, except if there is a Change of Control as defined in Section 16, Employer may assign its rights and obligations hereunder to the person, corporation, partnership or other entity that has gained such control.
26. Interpretation. Neither this Agreement nor any amendment hereto nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or Employee, whether under any rule of construction or otherwise. On the contrary, this Agreement and any amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the construction or the interpretation of this Agreement or any amendments hereto.
27. Entire Agreement & Modification: This Agreement merges and supersedes all prior agreements, negotiations, warranties, and representations by or between the Parties on the subjects addressed herein, whether oral, written, or both, and constitutes the entire understanding with respect to this subject matter. Any inconsistencies or ambiguities shall not be interpreted for or against either Party. This Agreement may be modified only with a writing signed by both Parties and approved by the Board, may be signed in counterparts, and may be deemed an original including signature pages even in facsimile copy. No promise, warranty, representation, or amendment shall be binding unless in writing and signed by the Party to be charged.
28. Good Faith. The Parties intend and agree that their respective rights, duties, powers, liabilities, obligations, and discretionary acts shall be performed, carried out, discharged, and exercised reasonably in good faith and in fair dealing with the other Party, shareholders, directors, officers, employees, customers, and suppliers of the Company.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.
             PRIME COMPANIES, INC.

By:    /s/ Norbert Lima                   By: /s/ Stephen Goodman
Name:  Norbert J. Lima                    Name: Stephen Goodman
Title: Chief Executive Officer            Title: Chief Financial Officer




EMPLOYEE:                                   APPROVED BY THE BOARD:
By: /s/ Stephen Goodman                     By:/s/ Norbert J. Lima
Name:   Stephen Goodman                     Name: Norbert J. Lima, Chairman

EXHIBIT A - CONFIDENTIAL - PROPRIETARY INFORMATION
     Generally, Employer's confidential and propriety information includes all property, tangible and intangible, regardless of how stored in writing, magnetically encoded, photographic, laser imprinted, or computerized, etc. Upon termination of employment, Employee shall be entitled only to remove his personal belongings. More specifically but without limitation, Confidential/Proprietary Information includes the following:
   1. All Employer trade secrets and all business plans including strategic plans, product plans, marketing plans, financial plans, operating plans, resource plans, all research and development plans including all records, data, illustrations, computer files, and any other documentation produced by or related to such efforts;
   2. All Employer business records including customer, supplier, and personnel lists and information, all internally prepared documents, all sales, accounting, and business activity records and files;
   3. All documents, software, records, files, internal policies, procedures, methods, and approaches which have been developed or adopted by to Prime Companies, Inc. and are not public.
   4. Any information relating to the marketing, pricing, contracts, discounting, employment, job responsibility, performance, salaries, and personnel compensation of any other employee with Employer.
   5. Any information, knowledge, or data that Employee receives in confidence or acquires from employer or its staff or customers or that Employee may develop during the course of his employment and which relates to or is a trade secret of the company or its customers as contained in formulas, patterns, toolings, devices, processes, methods, machines, compositions, discoveries, inventions, designs, compilations of information, records, specifications, customer/employee/supplier lists, or otherwise.

EXHIBIT 10.24

                                  LEASE AGREEMENT

This agreement, made and entered into this 1" day of June, 2000, by and between Norbert J. Lima and Dina T. Lima, hereinafter referred to as Lessor, and Prime Companies, Inc., having principal offices at 409 Center St., Yuba City, CA 95991, hereinafter referred to as Less.

WITNESSETH, that the said Lessor does by these presents lease and demise unto said Lessee the following described property being situated in the City of Yuba City in the County of Suffer, and the State of California:

DESCRIPTION OF THE PREMISES: Lessor leases to Lessee and Lessee leases from Lessor a certain portion, equating to approximately 2240 square feet, of the building located at 409 Center Street, in the City of Yuba City, County of Sutter, State of California.

Terms: Lessor leases to the tenants the described real property for the term of three (3) years from the 1st day of June, 2000 to the 31st day of May, 2003.

Rental: Lessee agrees to pay rent for the premises as follows:
       (A) Rent payments in the amount of One Thousand Six Hundred Eighty Dollars ($1680.00) will be due the first of each month for the duration of the lease.

Conditions and Covenants:

1. That Lessee will pay said rents in manner and form hereinbefore specified and will quietly deliver said premises on the day of the expiration of this lease, and in as good condition as the same were in when received, except for reasonable wear and tear.

2. That said promises shall be used for general office space in connection with telecommunications.

3. Utility Charges: Lessee agrees to pay a prorate amount for Power and Gas. Lessee agrees to pay for 100 per cent of telephone service. Lessor agrees to provide water and garbage service. Less agrees to pay a prorate share of the real property taxes assessed to land and buildings situated at 409 Center Street, Yuba City, CA. Prorate amounts will be based on 2240 square feet occupied by Prime Companies, Inc.

4. Destruction: If, during the term, the premises are totally or partially destroyed from any cause, rendering the premises totally or partially inaccessible or unusable, Lessor shall restore the premises to substantially the same condition they were in immediately before destruction If the restoration can be made under the existing laws and can be completed within ninety (90) working days after the date of destruction. Such destruction shall not terminate this Lease.

If the restoration cannot be made in the time stated in the Destruction paragraph, then within fifteen (15) days after the parties determine that the restoration cannot be made within the time stated in the Destruction paragraph, Lessee can terminate this Lease immediately by giving notice to the Lessor. If Lessee falls to terminate this Lease, and if at its election, can either terminate this Lease or restore the premises within a reasonable fine, then this Lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

Uncovered Destruction: If, during the term, the premises are totally or partially destroyed from risks not covered by insurance described in this Lease, rendering the premises totally or partially inaccessible or unusable, Lessor shall have the option to either restore the premises to their original condition or terminate the Lease.

Abatement of Rent: In case of destruction there shall be an abatement or reduction of rent between the date of destruction and the date of completion or restoration based on the extent to which the destruction interferes with the Lessee's use of the premises.

5. Lessor agrees to permit the Lessee to peaceably and quietly have, had and enjoy the use of the premises for the purpose and for the term aforesaid.

6.     The maintenance and repair of the leased premises shall be as follows:
(A) Lessor shall maintain and keep in good repair the roof, outside walls, foundation, sidewalks and drainage of the leased premises.
(B) Repairs to interior walls and ceilings, heating, plumbing, electrical wiring and its operation, when: same becomes necessary through fair wear and tear of through circumstances beyond the control of Lessee shall be an obligation of the Lessor.

7. In the event Lessor shall break a clause in this Lease, omits to undertake what is stated he will undertake, or acts in a manner in which the Lease states he shag not act, Lessee's sole remedy for the failure of Lessor to maintain the building shall be to institute suit. Lessee shall not have the right to withhold from future rent any sum that Lessee has expended on behalf of the Lessor.

Lessee, at its cost shall maintain, in good condition, all portions of the premises. including, without limitation, all Lessees' personal property, signs, store fronts, plate glass, and show windows.

8. Lessee agrees to indemnify and hold harmless Lessor for any risk of loss, injury or damage of any kind or nature that results from the negligence or knowledge of Lessee.

9. Notwithstanding anything to the contrary contained elsewhere in the Agreement, it is expressly understood and agreed between the parties hereto the Lessee is granted an option to cancel this Lease upon thirty (30) days written notice to Lessor at any time prior to the stated maturity of the Lease. In the event Lessee exercises said option prior to maturity of said Lease, then Lessee shall pay to Lessor as liquidated damages a sum equivalent to two months rent and a termination fee of Two Thousand dollars ($2000).

Upon Payment of aforesaid sums, Lessor shall hold harmless and relieve Lessee from any further liability or obligation under this agreement.

10. If this lease reverts to a month to month agreement upon expiration of the lease term, then a ninety (90) day notice by either party would be required to terminate this agreement. Upon expiration of the ninety (90) day period, the Lessee agrees to vacate the premises. All other terms and conditions of the original Lease would remain in effect during this month to month agreement.

11. Alterations: Lessee shell not make any alterations to premises without the Lessor's consent, including signs. Any alterations made shall remain on and be surrendered with the premises on expiration or termination of the term.

If Lessee makes any alterations to the premises as provided in the Alterations paragraph, the alterations shall not be commenced until two days after Lessor has received notice so that Lessor can post and record an appropriate note of non-responsibility.

12. Signs: Lessee at its own cost shall have the right to place, construct and maintain an exterior sign, advertising its business on the premises. Prior to installation of any signs, Lessee must first obtain approval from Lessor.

Any sign the Lessee places, constructs and/or maintains shall comply with all laws, and Lessee shall obtain any approval required by law. Lessor makes no representation with respect to Lessee's ability to obtain such approval.

13. Attorney's Fees: If either party commences any action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit, including fees and costs incurred in the event of an appeal.

14. Public Liability and Pro Damage Insurance: Lessee, at its own rest, shall maintain public liability and properly damage insurance with liability limit of not less $500,000.00 per occurrence, and property damage limits of not less than $500,000.00 per occurrence, insuring against all liability of Lessee and its authorized representatives arising out of and in connection with Lessee's use or occupancy of the premises. All public liability insurance and property' damage insurance shall insure performance by Lessee of the indemnity provisions of the paragraph contained in this Lease entitled "indemnity." Both parties shall be named as coinsureds, and the policies shall contain cross-liability endorsements.

Indemnity: Lessee agrees that it will indemnify and save Lessor harmless from any and all liability, damage, expense, cause of action, suits, claims, or judgements arising from injury to persons or property on the leased premises, which arise out of the act, failure to act, or negligence of the Lessee, its agents, or employees, whether said claim, lawsuit, or judgement is founded or unfounded. The Lessee's obligation under this paragraph to indemnify and hold the Lessor harmless shall not be limited to the sum that equals the amount of any insurance proceeds, if any, received by the parties being indemnified.

IN WITNESS WHEREOF, the said panties have hereunto set their hands the day and year above written.

LESSOR: NORBERT J. AND DINA T. LIMA     LESSEE: PRIME COMPANIES, INC.
        BY: /s/ Norbert J. Lima         BY: /s/ Norbert J. Lima
                ---------------         -----------------------
                Norbert J. Lima                 Norbert J. Lima

Date:           5/31/00                           Date: 5/31/00

EXHIBIT 21.2
------------

List of Subsidiaries
--------------------

WNTC Holdings Inc
LMDS Communications Inc.
Prepaid Tel.com Inc.
NACC-Tel Corp.
Bright-Bridge Communications Networks, Inc.

EXHIBIT 23.1
------------


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 1, 2004 relating to the consolidated financial statements of Prime Companies, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


/s/Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Independent Registered Public Accounting Firm



Santa Monica, California
June 21, 2004

Exhibit 8K dated May 3, 2004
----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       -----------------------------------

                                  FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  May 3, 2004


                             PRIME COMPANIES, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                          52-2031531
         ------------------------------------------------------------
            (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization)        Identification No.)



        409 Center Street, Yuba City, CA                        95991
       ----------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)


                                (530) 755-3580
                               -----------------
             (Registrant's telephone number, including area code)


Item 5. Other Events


     On May 3, 2004 the Registrant issued a press release which announced that on March 24, 2004, Prime Companies, Inc. entered into an Investment Exchange Agreement with Cross Capital Fund, LLC, a New York Limited Liability Company.

     Further, the press release stated that Cross has made a $3 million investment in Prime Companies, Inc.

     Cross Capital Fund, LLC is a unique hedge and investment fund intended specifically for investments in small and micro-cap publicly traded companies. The Fund's unique and proprietary investment structure is patent-pending. Cross Capital makes investments from $500,000 to $5,000,000. The Fund is structured to assist public companies in executing their business strategies including securing a listing on either NASDAQ Small Cap or The American Stock Exchange. The Fund is designed to provide its investor companies with (1) immediate balance sheet enhancement, (2) capital gains potential (3) asset diversification and (4) monthly cash distributions. Unlike a traditional hedge fund in which investments are made in cash, investor companies make investments in the Cross Capital Fund by issuing newly issued preferred shares. The preferred shares are dollar denominated and convertible at a 5% discount to the date of investment so there is nominal dilution to shareholders.

     The membership interest in the Fund that Investors receive, in exchange for their investment, represent an ownership in the Fund. This membership interest, which represents a pro-rata percentage of the market value of all the securities held by the Fund, will represent an asset, which can be carried on the Investors' (public companies') balance sheets. The Fund is audited by the New York City audit firm of Marcum & Kliegman LLP.

     A copy of this press release has been attached as an exhibit to this report and is incorporated by reference herein.

Exhibit  No.   Description.

99.4           Press Release Issued by Registrant on May 3, 2004.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

                                   PRIME COMPANIES, INC.
                                   ----------------------------
                                   (Registrant)


                                   /s/ Stephen Goodman
                                   -----------------------------
                                   Stephen Goodman
                                   Chief Financial Officer

Date:       May 3, 2004

EXHIBIT   INDEX

Exhibit   No.   Description.

99.4 Press Release dated May 3, 2004 issued by Cross Capital Fund, LLC. and Prime Companies, Inc.

FOR IMMEDIATE RELEASE:

Cross Capital Fund, LLC Invests $3 Million in Prime Companies, Inc.


GARDEN CITY, N.Y., May 3, 2004 (M2Presswire) -- Cross Capital Fund, LLC announced today that it has made a $3 million investment in Prime Companies, Inc. Prime Companies, Inc. (OTC BB: PRMC) is primarily engaged in providing Telecommunication Services.

About  Prime Companies, Inc.:

PRIME COMPANIES, INC operates three subsidiaries LMDS Communications, Inc., Prepaid Tel.com, and NACC-TEL. They provide their customers with quality telecommunications services. The Company was initially formed in 1979 as Prime Management Inc. In April and May 1999, the Company participated in an FCC re-auction for LMDS (Local Multipoint Distribution Service) spectrum and was successful in acquiring eight Basic Trading Area (BTA) markets, having taken advantage of the Government's 45% bidding credit for "very small businesses." At present, fixed broadband wireless services are the Company's primary focus and core business. In rural areas where the Company operates, the Company's goal is to be the high-speed broadband service provider of choice for all businesses and consumers. The traditional interconnect product lines from NACC-TEL are cross-sold within the Company's wireless service territories. Additionally the Company anticipates that Wireless DSL, sold by its NACC-TEL subsidiary, will follow the substantial trend of growth of the DSL market.

In June 2000 the Company received its certification from the State of California to operate as a Competitive Local Exchange Carrier (CLEC). In 2000 and 2001 it received similar certifications from the states of Pennsylvania and New York. The Company's rapid growth within its predescribed territories has been accelerated by an increased pent-up demand by both businesses and consumers for Internet access and customers' insatiable desire for increased Internet speed. Prime Companies, Inc. is at an advantage within the Company's targeted territories due to its establishing geographic markets where it can provide service efficiently and cost effectively.

The Company is embarking upon an "Acquisition and Roll Up" strategy in order to take advantage of the fractious business landscape currently existing with "WISPs" (wireless internet service providers) and small rural Cable TV companies. Management maintains that as a public entity, it is ideally positioned to initiate a "roll up" of "WISPs," which it is anticipated will dramatically increase the Company's revenues and net income. A secondary benefit of acquiring rural cable companies is the ability to cross sell complementary products and services into those distribution channels, and allow for the Company to provide bundled service packages capitalizing on the convergence of voice, data, and video offerings.

About the Fund:

Cross Capital Fund, LLC is a unique hedge and investment fund intended specifically for investments in small and micro-cap publicly traded companies. The Fund's unique and proprietary investment structure is patent-pending. Cross Capital makes investments from $500,000 to $5,000,000. The Fund is structured to assist public companies in executing their business strategies including securing a listing on either NASDAQ Small Cap or The American Stock Exchange. The Fund is designed to provide its investor companies with (1) immediate balance sheet enhancement, (2) capital gains potential (3) asset diversification and (4) monthly cash distributions. Unlike a traditional hedge fund in which investments are made in cash, investor companies make investments in the Cross Capital Fund by issuing newly issued preferred shares. The preferred shares are dollar denominated and convertible at a 5% discount to the date of investment so there is nominal dilution to shareholders.

The membership interest in the Fund that Investors receive, in exchange for their investment, represent an ownership in the Fund. This membership interest, which represents a pro-rata percentage of the market value of all the securities held by the Fund, will represent an asset, which can be carried on the Investors' (public companies') balance sheets. The Fund is audited by the New York City audit firm of Marcum & Kliegman LLP.




Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. All forward-looking statements are intended to be covered by the safe harbor created by Section 21E of the Securities Exchange Act of 1934.




Contact:

          Cross Capital Fund, LLC
          Barry Hawk
          (516) 620-0647
          www.crosscapitalfund.com
          info@crosscapitalfund.com

Exhibit 8K - March 12, 2003
---------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       -----------------------------------

                                  FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  March 12, 2003


                             PRIME COMPANIES, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                          52-2031531
         ------------------------------------------------------------
            (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization)        Identification No.)



        409 Center Street, Yuba City, CA                        95991
       ----------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)


                                (530) 755-3580
                               -----------------
             (Registrant's telephone number, including area code)


Item 5. Other Events

     On January 31, 2003, Prime Companies, Inc. entered into a Collateral Loan Agreement and Promissory Note with Mercatus & Partners Ltd., a United Kingdom corporation with offices Italy and Maryland, USA.

     The Agreement provides for the funding of long-term debt financing in the amount of $9,000,000. The funding is anticipated to be received in up to three tranches and is expected to completed by March 30, 2003.

     In compliance with the Agreement, these funds shall be used to furnish or improve broadband services in rural areas in the United States, and for working capital.

     The loan matures in five years and the rate is fixed at 5.5%. The Security for the loan is newly issued Series B Convertible Preferred Stock. The Agreement provides for the Stock to be returned to the Company upon repayment of the loan, and permits conversion only in the event of a default.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

                                   PRIME COMPANIES, INC.
                                   ----------------------------
                                   (Registrant)


                                   /s/ Stephen Goodman
                                   -----------------------------
                                   Stephen Goodman
                                   Chief Financial Officer

Date:       March 12, 2003

Exhibit 8K - June 4, 2002
-------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       -----------------------------------

                                  FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  June 4, 2002


                             PRIME COMPANIES, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                          52-2031531
         ------------------------------------------------------------
            (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization)        Identification No.)



        409 Center Street, Yuba City, CA                        95991
       ----------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)


                                (530) 755-3580
                               -----------------
             (Registrant's telephone number, including area code)


Item 5. Other Events

     On June 4, 2002, Prime Companies, Inc., through its subsidiary LMDS Communications Inc., received the initial funding on its long-term debt financing in the amount of $5,012,000. This financing is pursuant to the terms of the Broadband Loan Agreement (the "Agreement") dated as of April 1, 2002 between LMDS Communications Inc. and the United States of America, acting through the Administrator of the Rural Utilities Service.

     In compliance with the Agreement, these funds shall be used to furnish or improve broadband services in rural areas in the States of Pennsylvania and New York.




                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

                                   PRIME COMPANIES, INC.
                                   ----------------------------
                                   (Registrant)


                                   /s/ Stephen Goodman
                                   -----------------------------
                                   Stephen Goodman
                                   Chief Financial Officer

Date:       June 4, 2002